Exhibit 10.12

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of

August 25, 2021

among

APA FINANCE, LLC,

as the Borrower,

APA FINANCE HOLDINGS, LLC

as the Equity Holder,

BISF AGENT LLC,

as Administrative Agent,

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent, Paying Agent and Document Custodian

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

i

SCHEDULES

1.01A	Commitments
1.01B	Collateral Documents
1.01D	Restatement Closing Date L/Cs
1.01E	Restatement Closing Date Projects
1.01F	Restatement Closing Date Tax Equity Financing
1.01G	Bloomberg NEF PV Module Tier 1 List
1.01H	Contribution Agreements
5.05	Certain Liabilities
5.06	Litigation
5.08	Intellectual Property
5.09	Environmental Matters
5.10	Taxes
5.12	Subsidiaries
6.23	Post-Closing Deliveries
7.01(b)	Existing Liens
7.02(e)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(b)	Restatement Closing Date Dispositions
7.07	Transactions with Affiliates
7.08	Certain Contractual Obligations
11.02(a)	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B-1	Class A Note
B-2	Class B Note
C	Compliance Certificate
D	Solvency Certificate
E	Assignment and Assumption
F	Security Agreement
G	Perfection Certificate
H	Limited Guarantee Agreement
I-1	Affiliated Lender Assignment and Assumption
I-2	Affiliated Lender Notice
J-1	US Tax Compliance Certificate (Foreign Non-Partnership Lenders)
J-2	US Tax Compliance Certificate (Foreign Non-Partnership Participants)
J-3	US Tax Compliance Certificate (Foreign Partnership Lenders)
J-4	US Tax Compliance Certificate (Foreign Partnership Participants)
K	Payment Date Report
L	[Reserved]
M	Notice of New Project
N	Form of Request for Release of Custody Documents

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (as the same may be amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of August 25, 2021, among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower, Equity Holder, BISF Agent, LLC, in its capacity as administrative agent, Collateral Agent, Paying Agent, Document Custodian and the Lenders are party to that certain Credit Agreement, dated as of November 22, 2019 (as amended, restated, supplemented and/or modified prior to the date hereof, including pursuant to (i) that certain Amendment No. 1, dated as of October 2, 2020 (ii) that certain Tertiary Draw and Commitment Agreement, Waiver and Amendment dated as of December 20, 2020 and (iii) that certain Amendment, Limited Waiver and Consent, dated as of May 10, 2021, the “Existing Credit Agreement”, and together with any other agreements, instruments, and documents heretofore, evidencing, securing, guaranteeing or otherwise relating to the Obligations (as defined therein) thereunder, collectively, the “Existing Loan Documents”).

The Borrower has requested that, upon satisfaction or waiver of the conditions set forth in Sections 4.01 and 4.02, as applicable, the Lenders extend credit to the Borrower in the form of (i) the Initial Term Loans in an initial aggregate principal amount equal to the aggregate Initial Commitment of all of the Lenders (which shall be effectuated pursuant to the Cashless Roll described in Section 1.10) and (ii) after the Restatement Closing Date (subject to the conditions set forth in Section 4.02), the Delayed Draw Term Loans in an initial aggregate principal amount equal to $11,679,000.00, and in any case not to exceed the aggregate unused portion of the Delayed Draw Term Loan Commitments of all of the Lenders following the consummation of the Transactions. Any Lender holding Loans under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement that will not be a Lender hereunder is referred to herein as an “Exiting Lender”. If a continuing Lender receives an allocation under this Agreement that is less than the principal balance of its original Loans under the Existing Credit Agreement, then such Lender shall be considered an Exiting Lender with respect to the difference between its original Loan principal balance and its new Loan principal balance under this Agreement.

The proceeds of the Term Loans will be used by the Borrower, directly or indirectly, to fund (i) cash on the balance sheet, (ii) the Borrower’s portion of the development, construction and operating costs associated with or related to certain Projects (as hereinafter defined), including, without limitation, any initial working capital and (iii) the Transactions and the Transaction Expenses. The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

The Lenders, Administrative Agent, Collateral Agent, Paying Agent, Document Custodian and Borrower desire to amend and restate the Existing Credit Agreement on the terms and conditions of this Agreement. Furthermore, to the extent requested by the Administrative Agent, all liens and security interests granted under the Existing Loan Documents shall be assigned to the Administrative Agent and shall continue to be in full force and effect in favor of Administrative Agent, for its benefit and the ratable benefit of the Secured Parties. By executing this Agreement, none of the Administrative Agent or any of the Secured Parties waives in any way the requirement for Borrower to provide financial statements pursuant to Section 6.01 of the Existing Credit Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement (including in the preliminary statements hereto), the following terms shall have the meanings set forth below:

“Acceptable CS Customers” means, as of any date of determination, with respect to an Eligible CS Project, the counterparties to the subscription agreements for such Project as of such date, which counterparties shall (a) have a FICO score of not less than 680, as verified by Experian (or another credit reporting bureau acceptable to the Administrative Agent) with the average of the pool for such Eligible CS Project of no less than 700; provided that Acceptable CS Customers with a FICO of 680-700 must be no more than 10% of the pool for such Eligible CS Project; and (b) be originated and serviced in compliance with all applicable laws and regulations.

“Acceptable L/C Issuer” means, at any time, (a) any bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A- or higher by KBRA (or if not rated by KBRA, a comparable rating from an internationally recognized credit rating agency) at such time or (b) any bank or financial institution which (having previously satisfied such requirement) ceases to satisfy the foregoing ratings requirement for a period of not more than forty-five (45) days.

“Account Control Agreement” means the Account Control Agreement among the Borrower, as debtor, the Collateral Agent, as secured party, and the Custodian, dated as of the Closing Date.

“Administrative Agent” means BISF Agent LLC, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Fee” means the fee payable to the Administrative Agent in arrears on each Interest Payment Date pursuant to the Administrative Agent Fee Letter.

“Administrative Agent Fee Letter” means the letter agreement dated as of the Restatement Closing Date between BISF Agent LLC, as Administrative Agent, and the Borrower with respect to certain fees to be paid from time to time to the Administrative Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 11.02(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Expenses” means, without duplication, fees, expenses (including indemnities) and other amounts due and payable with respect to any Interest Payment Date or Quarterly Payment Date or with respect to any other date specified hereunder (including, with respect to any such date, any such amounts that were due and not paid on any prior date) and payable in the following order by the Borrower to:

(a) first, to the Collateral Agent in respect of the Collateral Agent Fee and any fees owed to the Paying Agent, the Document Custodian and the Custodian (if any), and for the reimbursement of reasonable and documented out-of-pocket expenses and disbursements incurred by (and any indemnities owing to) the Collateral Agent, the Paying Agent, the Document Custodian and the Custodian under any Loan Documents in accordance with the provisions of this Agreement;

(b) second, to pay the Administrative Agent in respect of the Administrative Agent Fee and for the reimbursement of reasonable and documented out-of-pocket expenses (including legal fees and expenses of counsel) and disbursements incurred by (and any indemnities owing to) the Administrative Agent;

(c) third, for fees and reasonable and documented out-of-pocket expenses of KBRA in connection with any rating of the Loans;

(d) fourth, on a pro rata basis, the following amounts (excluding indemnities unless otherwise noted) to the following parties:

(1) the Collateral Manager (other than the Management Fee), amounts payable under the Collateral Management Agreement, including legal fees and expenses of counsel to the Collateral Manager;

(2) the Independent Director pursuant to the Organizational Documents, amounts payable in respect of services provided to the Borrower;

(3) the agents and counsel of the Borrower for fees, including retainers, and expenses (including the expenses associated with complying with FATCA and any other tax compliance regulations); and

(4) without duplication, any Person in respect of (x) any other reasonable fees or expenses of the Borrower (including in respect of any indemnity obligations, if applicable) not prohibited under this Agreement and (y) any reports and documents delivered pursuant to or in connection with this Agreement; and

(e) fifth, on a pro rata basis, indemnities payable to any Person permitted under this Agreement or the documents delivered pursuant to or in connection with this Agreement or the other Loan Documents not otherwise paid (including without limitation indemnities payable by the Borrower to any Independent Director in accordance with its Organizational Documents);

provided that Administrative Expenses shall not include (1) any salaries of any employees of the Group Members (for the avoidance of doubt, the Group Members do not and shall not have any employees or pay any salaries) or the Collateral Manager, (2) any Increased Costs, (3) amounts due in respect of actions taken on or before the Restatement Closing Date in connection with the closing of the Transactions and (4) any Management Fee.

“Administrative Officer” means, (a) when used with respect to the Collateral Agent (in each of its capacities), any vice president, assistant vice president, treasurer, assistant treasurer, trust officer, associate or any other officer of the Collateral Agent who shall have direct responsibility for the administration of this Agreement or to whom any corporate trust matter is referred within the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject and (b) when used with respect to the Administrative Agent, any officer within the office of the Administrative Agent at the address listed on the signature pages hereto, including any senior managing director, managing director, officer of the Administrative Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any matter is referred at such location because of his or her knowledge of and familiarity with the particular subject.

“Administrative Questionnaire” means an Administrative Questionnaire in such form as may be supplied from time to time by the Administrative Agent.

“Affiliate” means, with respect to any Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer or employee (1) of such Person, (2) of any subsidiary or parent company of such Person or (3) of any Person described in clause (a) above. For the purposes of this definition, (1) “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities or other interests having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (2) with respect to any Lender, the term “Affiliates” shall include any investment advisor to such Lender, any account, fund, client or portfolio established and controlled by the investment advisor of such Lender or for which such investment advisor or an Affiliate of such investment advisor acts as the investment adviser or exercises discretionary control.

“Affiliated Lender” means, at any time, (a) any Lender that is an Investor (including portfolio companies of the Investors notwithstanding the exclusion in the definition of “Investors”) (other than the Borrower or any of its Subsidiaries and other than any Debt Fund Affiliate), (b) any Lender that is a Non-Debt Fund Affiliate of an Investor, (c) any Lender that is a direct or indirect holding company of the Borrower or (d) any investment advisor to any Affiliated Lender, any account, fund, client or portfolio established and controlled by the investment advisor of such Affiliated Lender or for which such investment advisor or an Affiliate of such investment advisor acts as the investment adviser or exercises discretionary control, at such time; provided that, notwithstanding the foregoing, Blackstone Structured Products Affiliates and funds or accounts managed or advised by them shall not constitute Affiliated Lenders.

“Affiliated Lender Assignment and Assumption” has the meaning set forth in Section 11.07(l)(i).

“Affiliated Lender Cap” has the meaning set forth in Section 11.07(l)(iii).

“Agent Fee Letters” means, collectively, the Administrative Agent Fee Letter and the Collateral Agent Fee Letter.

“Agent-Related Persons” means the Agents, together with their respective Affiliates and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent (including in its capacities of Custodian, Paying Agent and Document Custodian) and the Supplemental Agents (if any).

“Aggregate Collections” means, for any Test Period, the aggregate amount of Collections deposited in the Collection Account during such Test Period; provided that solely for purposes of calculating “Aggregate Collections” for any Test Period that includes any one or more of the Fiscal Quarters ended December 31, 2020, March 31, 2021 and June 30, 2021, Collections shall be deemed to be have been deposited into the Collection Account during such Fiscal Quarter in an amount equal to $12,611,877, $7,146,620 and $14,283,724, respectively.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“AML Laws” has the meaning set forth in Section 10.01.

“Amortization Amount” means, with respect to the Loans of each Class on any Interest Payment Date, an amount equal to the product of (a) the aggregate initial principal balance of the Initial Term Loans (plus the aggregate principal balance of the Delayed Draw Term Loans, once funded) of such Class on such date (for the avoidance of doubt, determined prior to payments made on such Class of Loans on such date) multiplied by (b) a percentage equal to (1) at any time on or prior to the date that is eight years following the Restatement Closing Date, 0.625%, and (2) at any time after the date that is eight years following the Restatement Closing Date but prior to the date that is 10 years following the Restatement Closing Date, 1.0%, in each case together with any accrued but unpaid Amortization Amounts from prior Interest Payment Dates; provided, that, at any time on or after the date that is 10 years following the Restatement Closing Date, the “Amortization Amount” shall be in an aggregate principal amount equal to 100% of remaining cash on deposit in the Payment Account.

“Anti-Corruption Laws” means, to the extent applicable, (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Group Member is located or doing business.

“Anti-Money Laundering Laws” means applicable law, rule or regulation in any jurisdiction in which any Group Member is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Anticipated Repayment Date” means September 30, 2031, or if such day is not a Business Day, the immediately following Business Day.

“Applicable Period” has the meaning set forth in Section 11.21.

“Applicable Spread” means (a) with respect to the Class A Loans, on any date, 1.90% and (b) with respect to the Class B Loans, on any date, 2.75%.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Asset Management Agreement” means, with respect to a Project, the document identified in the Notice of New Project as the Asset Management Agreement for such Project, and which Asset Management Agreement shall either be in a form consistent with Holdings’ past business practices or otherwise acceptable to the Required Lenders.

“Assignees” has the meaning set forth in Section 11.07(b)(i).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Available Draw Amount” means, as of any date of determination with respect to any letter of credit, the amount available to be drawn thereunder on such date; provided that, if an LC Default shall have occurred with respect thereto, then the “Available Draw Amount” with respect to such letter of credit for purposes of this Agreement shall be equal to zero.

“Average Credit Profile” means, with respect to all of the Projects selling power pursuant to one or more Power Purchase Agreements at any date, the average credit profile of all of the customers of all such Projects at such date (based on the respective ratings or credit scores of such customers, weighted by the present value of the future expected payments in respect of each such customer’s account (determined using a discount rate of 6.00%)), and calculated in a manner consistent with the calculation of the Average Credit Profile on the Closing Date as agreed between the Borrower and the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the U.S. Bankruptcy Code, being Title 11 of the U.S. Code.

“Blackstone Structured Products” means Blackstone Structured Products Advisors LP.

“Blackstone Structured Products Affiliates” means Affiliates of Blackstone Structured Products within the structured products group of the credit focused division of The Blackstone Group Inc.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrowed Amount” means, with respect to any Borrowing, the aggregate principal amount of Loans made or to be made in respect of such Borrowing.

“Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning set forth in Section 6.02.

“Borrower Order” means a written order or request dated and signed in the name of the Borrower by a Responsible Officer of the Borrower (or a Responsible Officer of the Collateral Manager on its behalf), which order or request may be provided by email or other electronic communication (except to the extent that the Collateral Agent requests otherwise).

“Borrowing” means each borrowing of Loans described in Section 2.01 on any single day.

“Borrowing Date” means, with respect to any Borrowing, the date thereof.

“Borrowing Percentage” means, (a) with respect to any Borrowing of Class A Loans, the related Class A Borrowing Percentage, and (b) with respect to any Borrowing of Class B Loans, the related Class B Borrowing Percentage.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or in the state in which the Corporate Trust Office is located.

“Buyout Eligible JV” means, at any time, any Tax Equity JV in respect of which (a) any holder of any Stock of such Tax Equity JV (i) has a contractual right (whether arising under the applicable Tax Equity Documents or otherwise) to sell all or a portion of its Stock in such Tax Equity JV to any Group Member and (ii) such contractual right is exercisable by such holder at such time or will be exercisable by such holder at any time within the following 12 months or (b) any Group Member (i) has a contractual right (which right may, for the avoidance of doubt, be contingent on any election made or declined to be made by another Person) to purchase any Stock of such Tax Equity JV from any other Person and (ii) such contractual right is exercisable by such Group Member at such time or will be exercisable by such Group Member at any time within the following 12 months (whether arising under the applicable Tax Equity Documents or otherwise).

“Buyout L/C” means (a) the letters of credit set forth on Part I of Schedule 1.01D and/or (b) any other irrevocable, transferable, standby letter(s) of credit issued by an Acceptable L/C Issuer in favor of the Collateral Agent (for the benefit of the Secured Parties) as beneficiary, which (i) provides the Collateral Agent with the right to draw such Buyout L/C (x) whenever amounts would otherwise be required to be withdrawn from the Buyout Reserve Account, (y) in full if less than 15 days remain until the stated expiry of such Buyout L/C and (z) in full if any LC Default has occurred and is continuing in respect of such Buyout L/C, (ii) will have an expiration date of no later than the first anniversary of its date of issuance, (iii) will indicate by its terms that the proceeds in respect of drawings under such Buyout L/C will be paid directly into the Buyout Reserve Account and (iv) is, at the time of issuance thereof, otherwise in form and substance reasonably acceptable to the Administrative Agent; provided that in no event shall (1) the aggregate face amount of Buyout L/Cs and DSR L/Cs outstanding (collectively) at any time exceed (2) the amount equal to 10% of the Total Outstandings at such time.

“Buyout Price” means, at any time, in respect of any Buyout Eligible JV, the greater of (a) the aggregate amount of purchase consideration the applicable Group Member would be obligated to pay to acquire all Stock subject to any such right of sale and (b) the aggregate amount of purchase consideration the applicable Group Member would be required to pay to acquire all Stock subject to any such purchase right (in each of the preceding (a) and (b), as determined by the Collateral Manager in its commercially reasonable discretion and consistent with the past practices of Holdings and its Affiliates).

“Buyout Reserve Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(h) hereof.

“Buyout Reserve Amount” means, at any time, an amount equal to the sum of the Buyout Prices for each Buyout Eligible JV at such time.

“Calculated Fixed Rate” means, with respect to any Borrowing, the fixed rate of interest that a floating rate payer would receive in a fixed-for-floating interest rate swap with a term of 10 years entered into on the date of such Borrowing (determined on the fixed rate payer’s side of the market by the Administrative Agent in its reasonable discretion).

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of any Group Member either existing on the Closing Date or created prior to any re-characterization described below (i) that were not included on the consolidated balance sheet of the Borrower as financing or capital lease obligations and (ii) that are subsequently re-characterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement not be treated as financing or capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as financings or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Agreement or compliance with any covenant, GAAP will be deemed to treat leases in a manner consistent with its current treatment under GAAP as of the Restatement Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Casualty Event” means any event that gives rise to the receipt by any Person of (a) any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property or (b) any Diminution Proceeds.

“Casualty Proceeds” means, with respect to any Casualty Event, (a) any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property, in each case which are actually received in cash by a Group Member and (b) any Diminution Proceeds which are actually received in cash by a Group Member.

“Change in Law” means the occurrence, after the Restatement Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Initial Commitments and Delayed Draw Term Loan Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Initial Term Loans or Delayed Draw Term Loans. Loans and Borrowings hereunder shall also be allocated into Loans or Borrowings (as applicable) of two classes (“Class A” and “Class B”, respectively), each of which shall also be considered a “Class” of Loans or Borrowings.

The terms “Borrowing”, “Loan”, “Term Loan”, “Commitment”, “Class A” and “Class B” (and similar terms) may be applied adjectivally in combinations to loans and borrowings hereunder that satisfy the collective requirements of such terms at the relevant time (e.g., references to a “Class A Borrowing” will be to a Borrowing of Loans that are allocated hereunder to Class A; references to a “Class B Commitment” will be to a Commitment to make Loans that are allocated hereunder to Class B; etc.).

“Class A Borrowing Percentage” means 58.8235294117647%.

“Class B Borrowing Percentage” means a percentage equal to 100% minus the Class A Borrowing Percentage.

“Class A Only Lender” has the meaning set forth in Section 2.01(c).

“Class B Only Lender” has the meaning set forth in Section 2.01(c).

“Clean Energy System” means a solar energy generating installation that uses solar fuel source, in each case, whether commercial, municipal, residential or utility-scale in nature.

“Closing Date” means collectively, (i) the initial “Closing Date” under the Existing Credit Agreement of November 22, 2019, (ii) the “Effective Date” under the Amendment No. 1 of October 2, 2020, (ii) the “Tertiary Draw Commitment Effective Date” under the Tertiary Draw Commitment Agreement, Waiver and Amendment of December 22, 2020, (iv) the “Effective Date” under the Limited Waiver and Consent of May 10, 2021, and (v) the Restatement Closing Date solely with respect to the Project True Green and Project GES Collateral, as the context may require.

“Closing Expense Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(b) hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral”, “Pledged Assets” or “Account Collateral” as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document.

“Collateral Accounts” means the Debt Service Reserve Account, the Closing Expense Account, the Collection Account, the Reinvestment Account, the Expense Reserve Account, the Equity Account, the Quarterly Payment Date Account, the Buyout Reserve Account, the Payment Account, the Custodial Account and any other deposit account or securities account required to be subject to a Control Agreement hereunder or under the Security Agreement.

“Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral Agent Fee” means the fee payable to the Collateral Agent (and the Paying Agent, Custodian and Document Custodian) in arrears on each Payment Date in an amount specified in the Collateral Agent Fee Letter.

“Collateral Agent Fee Letter” means the letter agreement dated on or prior to the date hereof between the Borrower and the Collateral Agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)

the Administrative Agent and the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date or the Restatement Closing Date, as applicable, pursuant to Section 4.01(a)(iii) or from time to time pursuant to Section 6.11, Section 6.13 or Section 6.23, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b)

the Obligations shall have been guaranteed by (i) each Subsidiary of the Borrower (other than Non-Recourse Parties) pursuant to the Guaranty and (ii) the Limited Guarantors pursuant to the Limited Guarantee Agreement;

(c)

the Obligations and the Guaranty shall have been secured pursuant to the Security Agreement by a first-priority security interest, subject to Liens permitted by Section 7.01, in (i) all the Equity Interests of each Loan Party, in each case held by a Loan Party, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction) and (ii) all the Equity Interests in the Borrower, and in each case the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d)

all Pledged Debt owing to any Loan Party (i) that is evidenced by a promissory note with a principal amount in excess of $250,000 or (ii) that, together with all other Pledged Debt evidenced by a promissory note owing to any Loan Party, exceeds an aggregate principal amount of $500,000, shall have been delivered to the Collateral Agent pursuant to the Security Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank, in each case within 30 days after the later of (x) the receipt of such promissory note and (y) the aggregate amount of such Pledged Debt evidenced by a promissory note exceeding $500,000;

(e)

the Obligations and the Guaranty shall have been secured by a perfected security interest in substantially all now owned or at any time hereafter acquired tangible and intangible assets of each Loan Party (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, intellectual property, other general intangibles and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction);

(f)

except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office, required by the Collateral Documents, applicable Law or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent or the Collateral Agent for filing, registration or recording; and

(g)

after the Closing Date, each Group Member (including each Tax Equity HoldCo but excluding the Tax Equity Parties) that is not a Non-Recourse Party (including, for the avoidance of doubt, any Tax Equity Entity following a Permitted Buyout in respect thereof) shall become a Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with Sections 6.11 or 6.13 and a party to the Collateral Documents in accordance with Section 6.11.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in or taking other actions with respect to the following (collectively, the “Excluded Assets”):

(i) (x) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000 and (y) motor vehicles and other assets subject to certificates of title having an aggregate market value of less than $1,000,000,

(ii) any particular asset, if the pledge thereof or the security interest therein is restricted or prohibited by Law (including any requirement to obtain the consent of any governmental authority or third party (other than a Loan Party) unless such consent has been obtained),

(iii) Equity Interests in any Person other than the Borrower, any direct or indirect Domestic Subsidiary of the Borrower or any Tax Equity JV (other than to the extent the Equity Interests of such Domestic Subsidiary constitute Excluded Equity Interests),

(iv) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition or restriction,

(v) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse U.S. federal income tax consequences to the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, as reasonably determined by the Collateral Manager with the consent of the Administrative Agent,

(vi) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished by the filing of a Uniform Commercial Code financing statement,

(vii) any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law,

(viii) (w) Equity Interests in a Project Company owned by a Tax Equity JV, (x) Equity Interests in a Project Company that are held directly by a Tax Equity Investor, (y) Projects owned directly or indirectly by a Tax Equity JV, and (z) Projects owned directly by a Project Company in which a Tax Equity Investor is a member,

(ix) any lease, license, contract, agreement, asset or other general intangible or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement, in each case permitted under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract, agreement, asset or other general intangible, Capitalized Lease Obligations or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition,

(x) any particular asset located in or governed by any non-U.S. jurisdiction or agreement (other than stock certificates otherwise required to be pledged, certain material debt otherwise required to be pledged and assets that can be perfected by the filing of a Uniform Commercial Code financing statement), or

(xi) any particular assets if the Administrative Agent and the Borrower reasonably agree in writing that the burden, cost or consequences (including any adverse tax consequences) of creating or perfecting such pledges or security interests therein is excessive in relation to the practical benefits to be obtained therefrom by the Lenders under the Loan Documents.

(B) (i) The foregoing definition of “Collateral and Guarantee Requirement” shall not require control agreements, other control arrangements or perfection by “control” with respect to cash, deposit accounts, securities accounts or commodity accounts, including any securities entitlements or related assets on deposit therein or any other Collateral (other than in respect of the Collateral Accounts or the Pledged Equity), (ii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S., including any IP Rights registered in any non-U.S. jurisdiction, or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (iii) no actions other than the filing of a financing statement under the Uniform Commercial Code shall be required to perfect security interests in any Collateral consisting of notes or other evidence of Indebtedness, except to the extent set forth in clause (d) to the first paragraph of this definition, (iv) no actions other than the filing of Uniform Commercial Code financing statements and the entry into control agreements with respect to the Collateral Accounts shall be required to perfect security interest in any Collateral consisting of proceeds of other Collateral unless otherwise requested by the Administrative Agent, (v) no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement unless otherwise requested by the Administrative Agent, (vi) no landlord waivers, bailee letters, estoppels, warehouseman waivers or other collateral access or similar letters or agreements shall be required and (vii) except to the extent that perfection and priority may be achieved by the filing of a financing statement under the Uniform Commercial Code, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in clause (ii) of this clause (B);

(C) the Administrative Agent in its discretion may grant extensions of time for the creation or perfection of security interests in or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Borrower, that the creation or perfection of security interests or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; provided that the Collateral Agent shall have received the items set forth on Schedule 1.01B on or prior to the date(s) set forth therein; and

(D) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.

“Collateral Documents” means, collectively, the Omnibus Agreement, Security Agreement, each Control Agreement, any Intellectual Property Security Agreement (if in effect), each of the collateral assignments, security agreements, pledge agreements, any other intellectual property security agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, Section 6.11, Section 6.13 or Section 6.23, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Collateral Management Agreement” means the Collateral Management Agreement dated as of the Closing Date between the Borrower and the Collateral Manager, as amended from time to time in accordance with the terms hereof and thereof.

“Collateral Manager” means Altus Power America Management, LLC, a Delaware limited liability company, in its capacity as collateral manager under the Collateral Management Agreement, or any successor or assign in such capacity in accordance with this Agreement, the Collateral Management Agreement and the other Loan Documents.

“Collateral Manager Termination Event” means (a) the resignation, removal or termination of the Collateral Manager under the Collateral Management Agreement at any time for any reason; or (b) any event shall occur that shall permit the Collateral Manager to be replaced pursuant to the Collateral Management Agreement; or (c) or Collateral Management Agreement expires, is terminated or otherwise for any reason ceases to be in full force and effect.

“Collection Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.02 hereof.

“Collections” means, with respect to (a) any Guarantor, all payments or other amounts received by such Guarantor with respect to the Project or Projects owned by such Guarantor (if any) and all other amounts received by such Guarantor (including, without limitation, dividends or distributions of any type from any Person and any proceeds of the Disposition of assets other than Disposition Proceeds), net of any Permitted Expenses actually paid by such Guarantor (provided that any Reinvestment Proceeds received by such Guarantor shall not constitute Collections) and (b) any Tax Equity Party, all cash available for distribution to the Borrower to the extent permitted under the applicable Tax Equity Documents.

“Commercial Operation Date” means, with respect to a Project, the date when “substantial completion” (or term of similar import) under the EPC Agreement of such Project has been achieved and all performance testing necessary for such Project to meet the requirements for receiving revenue under the Power Purchase Agreements, tariffs or other similar long-term arrangements has been completed.

“Commitment Fee” has the meaning set forth in Section 2.07.

“Commitment Increase” has the meaning set forth in Section 2.13(a).

“Commitment Increase Request” has the meaning set forth in Section 2.13(b)(i).

“Commitments” means, as to each Lender, its Initial Commitment and/or Delayed Draw Term Loan Commitment, as the context shall require.

“Committed Loan Notice” means a notice of a Borrowing pursuant to Section 2.02(a) substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compensation Period” has the meaning set forth in Section 2.10(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Concentration Limits” means, at any time, a test that shall be satisfied if (i) no individual Obligor shall account for more than 10% of the Total Revenues, (ii) no three Obligors shall collectively account for more than 25% of the Total Revenues, (iii) Rated Investment Grade Customers, Unrated Creditworthy Customers and Obligors with respect to IG/IGE Subscribed Eligible CS Projects shall collectively account for at least 70% of the Total Revenues and (iv) all Obligors in respect of Merchant Projects shall collectively account for less than 10% of Total Revenues.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Agreement” means each Contribution Agreement set forth on Schedule 1.01H.

“Control” has the meaning set forth in the definition of “Affiliate”. “Controlling” has a correlative meaning.

“Control Agreements” means (a) the Account Control Agreement and (b) any other control agreements entered into by a Loan Party, the Collateral Agent and the Custodian or the Depositary Bank (as applicable), which (1) provides that the Custodian or Depositary Bank (as applicable) shall comply with any entitlement order or other instruction originated by a Loan Party, and, upon delivery of written notice that an Event of Default has occurred, the Collateral Agent (but not, after such notice (unless rescinded), the Borrower) and (2) is otherwise sufficient to establish the Collateral Agent’s control per Section 9-104 or 9-106 (as applicable) of the UCC.

“Corporate Trust Office” means:

(a) in the case of the Collateral Agent, the corporate trust office of the Collateral Agent, currently located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110; Attention: Global Corporate Trust – APA Finance, LLC; email lynora.caufield@usbank.com;

(b) in the case of the Paying Agent, the corporate trust office of the Paying Agent, currently located at 214 North Tryon Street, 27th Floor, Charlotte, North Carolina 28202; Attention: Global Corporate Trust – APA Finance, LLC; email agency.services@usbank.com;

(c) in the case of the Document Custodian, the corporate trust office of the Document Custodian, currently located at 1719 Otis Way, Florence, SC 29501, Attention: Global Trust Services – APA Finance, LLC; email steven.garrett@usbank.com;

or in each case (1) such other address as the Collateral Agent, Paying Agent or Document Custodian, as applicable, may designate from time to time by notice to the Borrower, the Administrative Agent and the Lenders and (2) the principal corporate trust office of any successor Collateral Agent, successor Paying Agent or successor Document Custodian, as applicable.

“Custodial Account” means a custodial account at the Custodian, established in the name of “APA Finance, LLC, subject to the lien of the Collateral Agent” pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.04(b) hereof.

“Custodian” means U.S. Bank.

“Debt Fund Affiliate” means (a) so long as Blackstone Structured Products is an Affiliate of the Borrower or any Investor, any fund or client managed by an adviser that is a Blackstone Structured Products Affiliate and (b) any other Affiliate of the Investors and the Borrower that is a Bona Fide Debt Fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course. For the avoidance of doubt, as of the Restatement Closing Date (and for so long thereafter as Blackstone Structured Products is an Affiliate of the Borrower or the Investors), funds or accounts managed or advised by Blackstone Structured Products Affiliates shall constitute Debt Fund Affiliates.

“Debt Service” means, for any period, the sum of all scheduled cash interest and Amortization Amounts payable during such period in respect of the Facilities pursuant to Section 9.08(a); provided that Debt Service for the Fiscal Quarters ended December 31, 2020, March 31, 2021 and June 30, 2021 shall be deemed to be $4,266,116.84, $5,595,788 and $5,597,690, respectively. For the avoidance of doubt, Debt Service shall not include (i) mandatory prepayments pursuant to the Loan Documents and (ii) any amounts required to be transferred to the Debt Service Reserve Account.

“Debt Service Coverage Ratio” means, for any Test Period, the ratio of (a) Aggregate Collections for such Test Period to (b) Debt Service for such Test Period.

“Debt Service Reserve Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(c) hereof.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition specified in Section 8.01 that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would (unless cured or waived) become an Event of Default.

“Default Rate” means, with respect to any Class of Loans, an interest rate equal to the Interest Rate with respect to such Class plus two percent (2.0%) per annum to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Delayed Draw Term Loan” has the meaning set forth in Section 2.01(b).

“Delayed Draw Term Loan Commitments” means, as to each Lender, its obligation to make a Delayed Draw Term Loan to the Borrower pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01A under the caption “Delayed Draw Term Loan Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided that each Lender’s Delayed Draw Term Loan Commitment shall be reduced on a dollar-for-dollar basis by the aggregate principal amount of Delayed Draw Term Loans funded by such Lender to the Borrower on one or more Delayed Draw Term Loan Funding Dates. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Restatement Closing Date is $11,679,000.00.

“Delayed Draw Term Loan Commitment Expiration Date” means the earlier of (i) the date on which the full Delayed Draw Term Loan Commitment has been drawn, (ii) the date that is three months following the date of this Agreement and (iii) the Maturity Date.

“Delayed Draw Term Loan Funding Dates” means the funding date specified by the Borrower in the applicable Committed Loan Notice in connection with any requested Borrowing of Delayed Draw Term Loans.

“Depositary Bank” means U.S. Bank, in its capacity as depositary bank, or another bank selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Designated Equity Contribution” has the meaning set forth in Section 8.05(a).

“Diminution Proceeds” means any cash received by any Group Member in compensation (however designated) for a reduction (whether due to a Casualty Event or otherwise) in the revenue generating potential of any assets of the Borrower or any Project Company.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person.

“Disposition Proceeds” means, with respect to any Material Disposition, all cash proceeds actually received by the Group Members in respect thereof.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, event of loss, or asset sale or event of default so long as any rights of the holders thereof upon the occurrence of a change of control, event of loss, asset sale or event of default shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control, event of loss, asset sale or event of default so long as any rights of the holders thereof upon the occurrence of a change of control, event of loss, asset sale or event of default shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of future, current or former employees, directors, officers, managers or consultants of the Borrower (or any direct or indirect parent thereof) or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or the Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means (a) those Persons identified by the Borrower (or one of its Affiliates) or the Investors to the Administrative Agent in writing on or prior to the Restatement Closing Date (and such Persons’ Affiliates clearly identifiable as such solely on the basis of their names), (b) competitors (and such competitors’ sponsors and Affiliates identified in writing or clearly identifiable as such solely on the basis of their names) of the Project Companies engaged, directly or indirectly, as one of their principal businesses in owning, leasing (as lessor) and/or operating one or more Clean Energy Systems and separately identified by the Borrower or the Investors to the Administrative Agent in writing from time to time and (c) any Affiliate of any competitor described in clause (b) that is identified by the Borrower or the Investors to the Administrative Agent in writing from time to time or reasonably identifiable solely by name as an Affiliate of such Person, other than an Affiliate of such Person that is a Bona Fide Debt Fund; provided that no updates to the Disqualified Lender list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Any supplement to the list of Disqualified Lenders pursuant to clause (b) or (c) above shall be made by the Borrower to the Administrative Agent in writing (including by email) and such supplement shall take effect the same Business Day such notice is received by the Administrative Agent. The list of Disqualified Lenders shall be made available to any Lender upon request to the Administrative Agent, subject to customary confidentiality requirements.

“Division” has the meaning set forth in Section 1.09.

“Document Custodian” means U.S. Bank National Association, in its capacity as document custodian or any successor thereto.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Draft Payment Date Report” has the meaning set forth in Section 9.07.

“Drawn Amount” means, at any date of determination, with respect to any Class of Loans, an amount equal to (a) the aggregate face amount of Loans of such Class borrowed under this Agreement on or prior to such date minus (b) the aggregate principal amount of Loans of such Class prepaid pursuant to Section 2.03(a)(i) prior to such date.

“DSR L/C” means (a) the letters of credit set forth on Part I of Schedule 1.01D and/or (b) any other irrevocable, transferable, standby letter(s) of credit issued by an Acceptable L/C Issuer in favor of the Collateral Agent (for the benefit of the Secured Parties) as beneficiary, which (i) provides the Collateral Agent with the right to draw such DSR L/C (x) whenever amounts would otherwise be required to be withdrawn from the Debt Service Reserve Account, (y) in full if less than 15 days remain until the stated expiry of such DSR L/C and (z) in full if any LC Default has occurred and is continuing in respect of such DSR L/C, (ii) will have an expiration date of no later than the first anniversary of its date of issuance, (iii) will indicate by its terms that the proceeds in respect of drawings under such DSR L/C will be paid directly into the Debt Service Reserve Account and (iv) is, at the time of issuance thereof, otherwise in form and substance reasonably acceptable to the Administrative Agent; provided that in no event shall (1) the aggregate face amount of Buyout L/Cs and DSR L/Cs outstanding (collectively) at any time exceed (2) the amount equal to 10% of the Total Outstandings at such time.

“DSRA Amount” means (a) on the Restatement Closing Date $8,750,000 and (b) as of any date of determination thereafter, the next six (6) months of interest scheduled to be payable hereunder after such date of determination in respect of the Initial Term Loans and Delayed Draw Term Loans, as applicable, pursuant to Section 2.06(a).

“Due Period” means each period commencing on the day immediately following the last day of the immediately preceding Due Period and ending on (and excluding) the first day of the following Fiscal Quarter (or, in the case of the Due Period in which the Maturity Date would occur, ending on the day preceding the Maturity Date); for the avoidance of doubt the Due Period most recently ended was from April 1, 2021 until June 30, 2021.

“Early Amortization Event” means the occurrence of any of the following: (i) the Debt Service Coverage Ratio shall be less than 1.25:1.00 as of the last day of any Test Period (commencing with the Test Period ending September 30, 2021), (ii) a Default pursuant to Section 6.16, (iii) an Event of Default, (iv) on any determination date, if as a result of the replacement of the Lease Services Provider and/or the Maintenance Services Provider of any Project Company, the aggregate Project Company Expenses for all of the Project Companies are more than 20% greater than what the Project Company Expenses would have been for such date had the Lease Services Provider and/or the Maintenance Services Provider for any Project Company not been replaced, (v) the occurrence of the Anticipated Repayment Date or (vi) on the last day of any Fiscal Quarter, the LTV Ratio exceeds the Maximum LTV Ratio.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Criteria” means, as to any Project:

(a) such Project is commercially operational and the Commercial Operation Date with respect thereto has occurred;

(b) such Project is located in (1) the United States or its territories or (2) any other jurisdiction approved by the Administrative Agent and, in the case of this clause (2), as to which the Rating Condition is satisfied;

(c) such Project equipment is provided by suppliers included on the Bloomberg NEF PV Module Tier 1 List (at the time of installation) or other equipment providers selected consistent with the past business practices of Holdings;

(d) the Material Project Documents of such Project are based on forms consistent in all material respects with the past business practices of Holdings and are acceptable to the Administrative Agent in its reasonable discretion;

(e) no counterparty to any such Material Project Document is bankrupt at the time of entry into such Material Project Document;

(f) such Project has not suffered any Casualty Event; and

(g) either:

(i) such Project is an Eligible CS Project;

(ii) all projected revenue for such Project will consist of contracted revenue with a Power Purchase Agreement and, as applicable, revenue from the sale of SRECs and other renewable energy credits with:

(u) Acceptable CS Customers;

(v) for a Power Purchase Agreement, a counterparty (1) rated BBB or better by Standard & Poor’s or Fitch or Baa2 or better by Moody’s and (2) that maintains or improves the Average Credit Profile of the existing customer pool compared to such Average Credit Profile on the Restatement Closing Date;

(w) an Unrated Creditworthy Customer acceptable to the Administrative Agent and as to which the Rating Condition is satisfied;

(x) a Rated Non-Investment Grade Customer acceptable to the Administrative Agent and as to which the Rating Condition is satisfied;

(y) an Unrated Non-Investment Grade Customer acceptable to the Administrative Agent and as to which the Rating Condition is satisfied; or

(z) an unrated counterparty that has no financial information acceptable to the Administrative Agent and as to which the Rating Condition is satisfied; or

(iii) with the consent of the Required Lenders, such Project is a Merchant Project.

“Eligible Account Bank” means, with respect to any specified account, a federal or state-chartered depository institution:

(a) with a short-term rating of at least “A-1” by S&P (or a long-term rating of at least “A+” by S&P if such institution has no short-term rating) and that has a combined capital and surplus of at least $200,000,000; or

(b) as to which the Rating Condition is satisfied and the Borrower and the Required Lenders have consented to such financial institution constituting an “Eligible Account Bank” hereunder.

“Eligible Assignee” has the meaning set forth in Section 11.07(a).

“Eligible CS Project” means a Project that (a) participates in a “community solar” program and (b) has (i) Acceptable CS Customers or (ii) Rated Investment Grade Customers or Unrated Creditworthy Customers.

“Eligible Hedge Counterparty” means, with respect to any Permitted Hedge Agreement, any Person that:

(a) in the case of SREC Hedge Agreements, (i) has a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by KBRA (or if not rated by KBRA, a comparable rating from an internationally recognized credit rating agency), or (ii) with the consent of the Administrative Agent and subject to satisfaction of the Rating Condition, is an Affiliate of a Person described in the preceding clause (i) (for the avoidance of doubt, it being understood that with the consent of the Administrative Agent and subject to satisfaction of the Rating Condition, such Affiliates may be identified on a standing list of Eligible Hedge Counterparties); and

(b) in the case of other Permitted Hedge Agreements, meets the criteria determined as provided in the definition of “Permitted Hedge Agreement” with respect thereto.

“Eligible Investment” means any investment that, at the time it, or evidence of it, is acquired by the Borrower (directly or through an intermediary or bailee), is either cash or one or more of the following obligations or securities (in each case denominated in Dollars):

(a) direct debt obligations of, and debt obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America that satisfies the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment;

(b) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including U.S. Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings; and

(c) money market funds which funds have, at all times, credit ratings “AAAm” by S&P;

subject, in each case, to such obligations or securities having a maturity date not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof; provided that Eligible Investments shall not include (1) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Collateral Manager, (2) any security whose rating assigned by S&P includes the subscript “f”, “p”, “q”, “pi”, “r”, “sf” or “t”, (3) any security that is subject to an Offer, (4) any security secured by real property or (5) any obligation or security the after tax yield of which is less than or equal to zero. Eligible Investments may include those investments with respect to which U.S. Bank or an Affiliate of U.S. Bank is an obligor or provides services.

“Eligible Investment Required Ratings” means a long-term senior unsecured debt rating of at least “A” and a short-term credit rating of at least “A-1” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “A+” by S&P).

“Eligible Project” means any Project that satisfies the Eligibility Criteria.

“Eligible Project Company” means (a) any Person which (1) owns one or more Eligible Projects and owns no Projects which are not Eligible Projects, (2) satisfies the Special Purpose Requirements and (3) has no Indebtedness other than Permitted Indebtedness (after giving effect to any related Permitted Acquisition) and (b) any other Person that (i) is the owner, lessor and/or operator of one or more Clean Energy Systems and (ii) is consented to by the Required Lenders.

“Enforcement Priority of Payments” is defined in Section 8.04.

“Environment” means the indoor or outdoor environment, including indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources or the protection of human health and safety as it relates to exposure to Hazardous Materials, including any applicable Laws relating to the generation, use, handling, transportation, storage, treatment, disposal, Release, or threatened Release of, or exposure to, any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, or penalties), of the Loan Parties or any Project Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials in violation of Environmental Laws, (c) exposure to any Hazardous Materials, or (d) the Release or threatened Release of any Hazardous Materials into the Environment that requires remedial action under Environmental Law.

“Environmental Permit” means any Permit required under any Environmental Law.

“EPC Agreement” means, with respect to a Project, the document identified as the EPC Agreement for such Project, and which EPC Agreement shall be in a form consistent in all material respects with Holdings’ past business practices and acceptable to the Administrative Agent in its reasonable discretion.

“Equity Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(f) hereof.

“Equity Contribution” means, collectively, the equity contributions of cash made by the Investors in the Loan Parties on and after the Closing Date.

“Equity Holder” has the meaning set forth in the introductory paragraph to this Agreement.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equivalent Fixed Rate” means:

(i) with respect to any Borrowing of Initial Term Loans and the Delayed Draw Term Loans contemplated at the time of this Agreement, the greater of (a) 1.0% and (b) the fixed rate of interest that a floating rate payer would receive in a fixed-for-floating interest rate swap with a term of 10 years entered into on the date of such Borrowing (determined on the fixed rate payer’s side of the market by the Administrative Agent in its reasonable discretion) (the “Initial Equivalent Fixed Rate”); provided, that any Borrowing of Loans that is not an Initial Term Loan or one of the Delayed Draw Term Loans shall have a minimum rate of interest of at least 1.0%;

(ii) with respect to any other Borrowing of Loans:

(1) for the first $10,000,000 principal amount of such Loans, the Calculated Fixed Rate with respect to such Borrowing; and

(2) for all such Loans (other than those covered under clause (1) above), the greater of (a) the Calculated Fixed Rate with respect to such Borrowing and (b) the Initial Equivalent Fixed Rate;

provided that, if any Borrowing on a single day for Loans other than the Initial Term Loans and the Delayed Draw Term Loans would have a portion of the principal amount of such Borrowing be covered by the Equivalent Fixed Rate determined under clause (1) above and the remainder of the principal amount of such Borrowing be covered by the Equivalent Fixed Rate determined under clause (2) above, then the Equivalent Fixed Rate for such Borrowing shall be the average of such Equivalent Fixed Rates, weighted by the respective portions of the principal amount thereof determined under clauses (1) and (2) above (all as determined in good faith by the Administrative Agent).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any trade or business (whether or not incorporated) that, together with a Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code or (b) any entity (whether or not incorporated) that is under common control within the meaning of Section 4001(a)(14) of ERISA with a Loan Party.

“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan; (d) the filing by the PBGC of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (g) assuming no Lender funds any portion of the Loan with Plan Assets, the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.

“Excluded Equity Interests” means (a) any Equity Interests in any Tax Equity Party or Lessee, (b) any Equity Interests with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of pledging such Equity Interests in favor of the Secured Parties under the Collateral Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (c) any Equity Interests to the extent the pledge thereof would (x) be prohibited by any applicable Law (whether on the Closing Date or thereafter) or Contractual Obligations (other than customary non-assignment provisions which are ineffective under the UCC or other applicable Law) existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof), (y) require governmental (including regulatory) or other third party (other than the Borrower) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained; it being understood that the foregoing shall not be deemed to obligate any Loan Party or any Subsidiary to obtain any such consent) or (z) give any other party (other than the Borrower) to any Contractual Obligations governing such Equity Interests the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under the UCC or other applicable Law), (d) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests would result in material adverse tax consequences to the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, in each case, as reasonably determined by the Collateral Manager with the consent of the Administrative Agent and (e) any Equity Interests in any captive insurance subsidiaries.

“Excluded Subsidiary” means (a) any direct or indirect Subsidiary of the Borrower that does not have total assets with an aggregate value in excess of $100,000; provided that all Subsidiaries excluded pursuant to this clause (a) shall not have total assets in an aggregate value in excess of $500,000 collectively, (b) any Tax Equity Party, (c) any Subsidiary that is prohibited by applicable Law (whether on the Closing Date or thereafter) or Contractual Obligations existing on the Closing Date from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) or other third-party (other than a Loan Party) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (d) any other Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (e) any direct or indirect Foreign Subsidiary of the Borrower and (f) any Subsidiary with respect to which the provision of a guarantee by it would result in material adverse tax consequences to the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, in each case, as reasonably determined by the Collateral Manager with the consent of the Administrative Agent; provided that for the avoidance of doubt, at the option of the Borrower, any Excluded Subsidiary that is a Domestic Subsidiary may issue a Guaranty and become a Guarantor as described in clause (ii) of the definition of “Guarantors”.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Agent or any Lender or required to be withheld or deducted from a payment to any Agent or Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.01(f) or Section 3.04) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to a Lender’s or the Administrative Agent’s failure to comply with Section 3.01(e) or Section 3.01(g), and (d) any withholding Taxes imposed under FATCA.

“Existing Account” is defined in Section 4.01(a)(xii).

“Existing Investments” means the Investments existing or contemplated on the Restatement Closing Date and set forth on Schedule 7.02(e).

“Expense Reserve Account” means the account at the Custodian established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(d) hereof.

“Expense Reserve Amount” means $100,000.

“Extraordinary Receipts” means any cash received by the Borrower or any Project Company not in the ordinary course of business (and not consisting of proceeds relating to a Disposition otherwise subject to Section 2.03(b)(ii) or Casualty Event otherwise subject to Section 2.03(b)(iv) or of proceeds described in Section 2.03(b)(iii) or Section 2.03(b)(vii) of this Agreement) consisting of (a) proceeds of judgments, proceeds of settlements, or other consideration of any kind received in connection with any cause of action or claim, (b) indemnity payments (other than to the extent such indemnity payments are immediately payable to a Person that is not an Affiliate of the Borrower or any Project Company), (c) any purchase price adjustment (other than working capital and other similar adjustments made pursuant to any acquisition document and/or indemnification payments made pursuant to any acquisition document) or (d) any proceeds of tax equity investments in Project Companies (other than tax equity investments anticipated as of the Restatement Closing Date and included on Schedule 1.01F) or Indebtedness for borrowed money incurred by Project Companies; provided that an Extraordinary Receipt shall not include (1) any business interruption insurance proceeds, cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto or (2) any Diminution Proceeds.

“Facility” means each of the Initial Term Loans or Delayed Draw Term Loans, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code), as of the Restatement Closing Date (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or other official administrative guidance promulgated thereunder, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published for any day that is a Business Day, the average of the quotations for the day for such transactions as determined by the Administrative Agent.

“Financial Performance Covenant” means the covenant of the Borrower set forth in Section 7.09.

“Fiscal Quarter” means each fiscal quarter of the Borrower.

“Fitch” means Fitch Ratings, Ltd., or any successor to the ratings agency business thereof.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

“Forward Project Collections” means, at any time with respect to any Project Company, an amount equal to (as reasonably projected in good faith by the Collateral Manager for the applicable period) the expected future Collections of such Project Company.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Buyout Reserve” means, as of any date of determination, the sum of (x) the balance of cash on deposit in the Buyout Reserve Account on such date and (y) all Available Draw Amounts in respect of all Buyout L/Cs at such date.

“Funded DSR” means, as of any date of determination, the sum of (x) the balance of cash on deposit in the Debt Service Reserve Account on such date and (y) all Available Draw Amounts in respect of all DSR L/Cs at such date.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in accounting principles or change as a result of the adoption or modification of accounting policies (including, but not limited to, the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies or any change in the methodology of calculating reserves for returns, rebates and other chargebacks) occurring after the Restatement Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (iii) the accounting for operating leases and financing or capital leases under GAAP as in effect on the Restatement Closing Date (including, without limitation, FASB Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capitalized Leases and obligations in respect thereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity, exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group Member” means each of the Borrower, each other Loan Party, each other Subsidiary of a Loan Party and each Tax Equity Party, in each case existing on or after Restatement Closing Date; and the “Group Members” means all Group Members, collectively.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Restatement Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or is then in effect or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Trigger Event” shall be deemed to occur if at any time all or any part of the “Guaranteed Obligations” (as defined in the Limited Guarantee) shall not be punctually paid when due by the applicable Loan Party.

“Guarantors” means, collectively, (i) the Domestic Subsidiaries of the Borrower (other than any Excluded Subsidiary) and (ii) those Domestic Subsidiaries of the Borrower that issue a Guaranty of the Obligations after the Restatement Closing Date pursuant to Section 6.11 or any other Person (including any Excluded Subsidiary) organized under the laws of the United States, any state thereof or the District of Columbia that, at the option of the Borrower, issues a Guaranty of the Obligations after the Restatement Closing Date, in each case, until the Guaranty thereof is released in accordance with this Agreement.

“Guaranty” means, the guaranty of the Obligations by the Guarantors pursuant to the Security Agreement.

“Hazardous Materials” means all materials, contaminants, chemicals, substances or wastes, in any form, including petroleum or petroleum distillates, explosives, radioactive materials, friable asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or toxic mold, in each case that are regulated by any Governmental Authority under Environmental Laws because of their hazardous or toxic properties, qualities or characteristics.

“Hedge Counterparty” means any Eligible Hedge Counterparty that is party to a Permitted Hedge Agreement with any Loan Party.

“Holdings” means Altus Power, Inc., a Delaware corporation (formerly known as Altus Power America, Inc.).

“IG/IGE Subscribed Eligible CS Project” means an Eligible CS Project with at least 49% of the nameplate capacity subscribed by Rated Investment Grade Customers or Unrated Creditworthy Customers.

“Immaterial Subsidiary” has the meaning set forth in Section 8.03.

“Increased Costs” means any amounts due pursuant to Section 3.02.

“Increasing Lender” has the meaning set forth in Section 2.13(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(A) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(B) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(C) net obligations of such Person under any Swap Contract;

(D) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(E) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(F) all Attributable Indebtedness;

(G) all obligations of such Person in respect of Disqualified Equity Interests; and

(H) to the extent not otherwise included above, all Guarantees made by such Person in respect of any Indebtedness of any other Person.

For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and (ii) exclude obligations under or in respect of Non-Capitalized Lease Obligations (to the extent they are treated as operating leases in the most recent financial statements in existence on the Closing Date), straight-line leases, operating leases or sale lease-back transactions (except any resulting Capitalized Lease Obligations). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Liabilities” has the meaning set forth in Section 11.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 11.05.

“Independent Director” means a natural person who (A) for the five-year period prior to his or her appointment as Independent Director, has not been, and during the continuation of his or her service as Independent Director is not: (a) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Director of the Borrower or Affiliates of the Borrower); (b) a customer or supplier of the Borrower or any of its Affiliates (other than a supplier of his or her service as an Independent Director of the Borrower or such Affiliate); or (c) any member of the immediate family of a person described in clause (a) or (b); and (B) has (1) prior experience as an Independent Director for a corporation, limited liability company or limited partnership whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation, limited liability company, or limited partnership could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Ineligible Non-Recourse Party” means, at any time of determination, any Group Member that is not a Loan Party or a Non-Recourse Party, in each case until such time as such Person becomes a Loan Party or a Non-Recourse Party.

“Information” has the meaning set forth in Section 11.08.

“Initial Commitment” means, as to each Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01A under the caption “Initial Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Restatement Closing Date, the aggregate principal amount of the Initial Commitments is $491,321,000, of which $236,885,130.31 was incurred by the Borrower pursuant to the Existing Credit Agreement and such amount shall be deemed incurred by the Borrower hereunder pursuant to the Cashless Roll.

“Initial Term Borrowing” means the Borrowing of Initial Term Loans on the Restatement Closing Date.

“Initial Term Loans” means the term loans made by the Lenders on the Restatement Closing Date to the Borrower pursuant to Section 2.01.

“Intellectual Property Security Agreement” means, an Intellectual Property Security Agreement among the Borrower, certain Subsidiaries of the Borrower and the Collateral Agent in such form that is reasonably acceptable to the Administrative Agent and the Collateral Agent.

“Intercompany Investment” means any Investment by the Borrower in any Group Member solely for application towards one or more Eligible Projects owned by such Group Member.

“Interest Payment Date” means (a) the eighth Business Day following the end of each Due Period and (b) the Maturity Date.

“Interest Payment Date Priority of Payments” is defined in Section 9.08(a)(i).

“Interest Rate” means, at any time:

(a) with respect to Class A Loans borrowed on any Borrowing Date, the sum of (1) the Equivalent Fixed Rate applicable thereto and (2) the Applicable Spread applicable thereto at such time; and

(b) with respect to the Class B Loans borrowed on any Borrowing Date, the sum of (1) the Equivalent Fixed Rate applicable thereto and (2) the Applicable Spread applicable thereto at such time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“Investors” means, at any time, (a) the Sponsors (provided that each of the Sponsors shall only be considered an “Investor” hereunder if such Sponsor holds, directly or indirectly, Equity Interests in the Borrower or Holdings at such time) and (b) officers, directors, employees and other members of management (or their respective investment Affiliates, estates or family members) of the Borrower or Holdings who are or who become holders, directly or indirectly, of the Equity Interests of the Borrower or Holdings.

“IP Rights” means the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how, database rights, design rights and other intellectual property rights.

“Junior Replacement Collateral Management Fees” means a fee payable in arrears on each Payment Date (commencing with the first such Payment Date following the date on which a Replacement Collateral Manager has become the Collateral Manager) to the Replacement Collateral Manager, in accordance with the Priority of Payments, as compensation for rendering its services under the Collateral Management Agreement, in an amount together with the Senior Replacement Management Fees not to exceed 0.675% per annum (unless the Required Lenders consent to a greater fee and such greater Junior Replacement Collateral Management Fee satisfies the Rating Condition) of the Total Outstandings.

“KBRA” means Kroll Bond Rating Agency, LLC, together with its successors.

“Laws” means, collectively, all international, foreign, federal, state and local laws (including common laws), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Default” means, with respect to an outstanding DSR L/C or Buyout L/C, as the case may be, the occurrence of any of the following events: (a) the issuer of such letter of credit shall fail to be an Acceptable L/C Issuer; (b) the issuer of such letter of credit shall fail to comply with or perform its obligations under such letter of credit in accordance with its terms; (c) the issuer of such letter of credit shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such letter of credit; (d) such letter of credit shall have less than 15 days remaining prior to the date of expiration and has not been drawn in full; (e) such letter of credit shall expire or terminate pursuant to its terms and conditions, or shall fail or cease to be in full force and effect at any time during the term of this Agreement; or (f) any bankruptcy or insolvency event (to be defined) shall occur with respect to the issuer of the letter of credit.

“Lease Services Provider” means:

(a) with respect to any Project owned by a Group Member on the Restatement Closing Date, the lease services provider (if any) identified in the Material Project Documents with respect to such Project as at the Restatement Closing Date; and

(b) with respect to any Project acquired or invested in by a Group Member after the Restatement Closing Date, the lease services provider (if any) identified in the Notice of New Project with respect to such Project.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”, excluding, for the avoidance of doubt, any Disqualified Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lessee” means the lessee under a tax equity investment structured as an inverted lease.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Guarantee” means the Amended and Restated Non-Recourse Carve-Out Guarantee substantially in the form of Exhibit H, dated as of the Restatement Closing Date, among Holdings, Altus Power America Holdings, LLC, and the Collateral Agent.

“Limited Guarantors” means, collectively, Holdings and Altus Power America Holdings, LLC.

“Loan” or “Term Loan” means (i) the loans made by the Lenders to the Borrower pursuant to Section 2.01 on the Restatement Closing Date and (ii) any other loans made by Lenders to the Borrower hereunder after the Restatement Closing Date, including the Delayed Draw Term Loans.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Collateral Management Agreement, (c) the Notes, (d) the Collateral Documents, (e) the Limited Guarantee, (f) the Agent Fee Letters and (g) the Contribution Agreement.

“Loan Parties” means, collectively, the Borrower, the Equity Holder and each Guarantor.

“LTV Calculation Spreadsheet” means that certain excel spreadsheet (as it may be modified or amended from time to time with the written agreement of the Borrower and the Administrative Agent) titled “Altus Model Delayed Draw vRAC III vFinal.xlsx” and delivered by the Borrower to the Administrative Agent on or prior to the Restatement Closing Date setting forth, solely for the purposes of demonstration, the manner in which the Collateral Manager shall calculate the LTV Ratio from time to time; provided that, to the extent the Rating Agency modifies its assumptions or methodologies in a manner that affects the calculation of the LTV Ratio hereunder (including, without limitation, in connection with the evaluation of a Rating Condition, any extension of Loans, or surveillance actions) and the result of such modifications would be to reduce or lower the LTV Ratio, then the Administrative Agent shall be permitted, in its sole discretion, to update the LTV Calculation Spreadsheet to reflect any such modification or modifications (each such update, a “LTV Recalculation”), in each case with prompt notice to, but without the consent of, the Borrower, any other Loan Party or the Collateral Manager. For the avoidance of doubt, the outputs shown in the LTV Calculation Spreadsheet are not, and are not intended to be, projections of any kind, and the LTV Calculation Spreadsheet shall serve only to demonstrate the methods and formulas pursuant to which the Collateral Manager shall calculate the LTV Ratio from time to time.

“LTV Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Total Outstandings divided by (b) the present value at such time, computed on such date using a discount rate equal to 6.0% per annum, of all Forward Project Collections, including from the sale of SRECs and other renewable energy credits, of each Project Company, in each case calculated by the Collateral Manager in a manner consistent with the LTV Calculation Spreadsheet and verified by the Administrative Agent in good faith (for the avoidance of doubt, it being understood that (x) such calculation shall be made assuming that a Permitted Buyout is made in respect of each Tax Equity JV at the time that it becomes a Buyout Eligible JV and (y) such Tax Equity JV and all Tax Equity Parties owned by such Tax Equity JV shall thereafter be assumed to be Guarantors hereunder for the purposes of calculating the “Forward Project Collections” applicable thereto); provided that for any Project Company where Collections received by the related Group Member are delinquent for a period of 180 consecutive days, the Forward Project Collections with respect to such Project Company shall be excluded from clause (b) of the calculation of “LTV Ratio”, until such time as such Collections are current for a period of 90 consecutive days, in each case as reported by the Collateral Manager to the Administrative Agent (and evaluated by the Administrative Agent in good faith), or unless as otherwise agreed by Administrative Agent.

“LTV Recalculation” has the mean assigned to such term in the definition of “LTV Calculation Spreadsheet”.

“Maintenance Services Provider” means:

(a) with respect to any Project owned by a Group Member on the Restatement Closing Date, the maintenance services provider (if any) identified in the Material Project Documents with respect to such Project as at the Restatement Closing Date; and

(b) with respect to any Project acquired or invested in by a Group Member after the Restatement Closing Date, the maintenance services provider (if any) identified in the Notice of New Project with respect to such Project.

“Make-Whole Amount” means, with respect to any voluntary prepayment of any Class of Term Loans pursuant to Section 2.03, an amount equal to the present value at such time, computed on such prepayment date using a discount rate equal to the Treasury Rate plus 0.50%, of the amount of interest which would have accrued on the principal balance of the applicable Term Loan being prepaid from the date of prepayment through the Anticipated Repayment Date; provided that no Make-Whole Amount shall be due in respect of any voluntary prepayment made following the date that is eight years after the Reinvestment Closing Date.

“Management Fees” has the meaning assigned to such term in the Collateral Management Agreement.

“Management Standard” has the meaning assigned to such term in the Collateral Management Agreement.

“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Material Action” means to: (a) file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal, state or other law relating to a bankruptcy naming the Borrower as debtor or other initiation of bankruptcy or insolvency proceedings by or against the Borrower, or otherwise seek, with respect to the Borrower, relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower or all or any portion of its properties; (c) make or consent to any assignment for the benefit of the Borrower’s creditors generally; (d) admit in writing the inability of the Borrower to pay its debts generally as they become due; (e) petition for or consent to substantive consolidation of the Borrower with any other person; (f) amend or alter or otherwise modify or remove all or any part of Section 6.3, 13, 15 or 16 or Exhibit A of the Organizational Documents of the Borrower; or (g) amend, alter or otherwise modify or remove all or any part of the definition of “Independent Director” or the definition of “Bankruptcy Action” (or any similar or analogous term or provision) in the Organizational Documents of the Borrower.

“Material Adverse Effect” means (a) a material adverse effect on (i) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties (taken as a whole) to fully and timely perform their payment obligations under the Loan Documents, or (iii) the material rights and remedies available to the Lenders and Agents, taken as a whole under the Loan Documents.

“Material Disposition” means any Disposition made or to be made by any Group Member (a) that is not in the ordinary course of business of the Group Members or (b) for which the aggregate purchase consideration payable in respect of such Material Disposition is greater than $5,000,000.

“Material Project Documents” means, with respect to each Project, the EPC Agreement, Asset Management Agreement, interconnection agreement, the site lease agreements, O&M agreement, development services agreement, the applicable Tax Equity Documents, any customer management agreements, Power Purchase Agreements, tariffs or other offtake agreements, and SREC Agreements, as applicable to such Project and any replacements of or parent or performance guarantees for such documents in each case entered into in accordance with this Agreement.

“Material Project Participants” means the counterparties to any Material Project Document (as in effect on the Closing Date); provided that any Person shall cease to be a Material Project Participant when all obligations of such Person under all Operative Documents to which it is a party have been indefeasibly performed and/or paid in full or have expired and all warranty periods if applicable have expired.

“Maturity Date” means February 29, 2056.

“Maximum LTV Ratio” means at any time (a) on or prior to December 31, 2023, 80%, (b) after December 31, 2023 and on or prior to December 31, 2024, 77.5% or (c) after December 31, 2024, 75.0%.

“Maximum Rate” has the meaning set forth in Section 11.10.

“Merchant Project” means a Project that sells its energy output into a wholesale power market.

“Money” shall have the meaning specified in Section 1-201(24) of the UCC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Net Proceeds” means:

(a)

With respect to any Casualty Proceeds, Extraordinary Receipts or Disposition Proceeds, one hundred percent (100.0%) of such cash proceeds actually received, in each case net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (iii) in the case of any Disposition Proceeds, Casualty Proceeds or Extraordinary Receipts received by a Tax Equity JV or any Subsidiary thereof, all amounts not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary under the terms of the applicable Tax Equity Documents, (iv) taxes paid or reasonably estimated to be payable as a result thereof (including any Permitted Tax Distributions), and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any Subsidiary including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition occurring on the date of such reduction); and

(b)	one hundred percent (100.0%) of the cash proceeds from the incurrence or issuance of Indebtedness which is not expressly permitted under this Agreement.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to any Group Member or Affiliate thereof shall be disregarded.

“New Project” means each new Project that becomes such in accordance with this Agreement.

“Non-Capitalized Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Capitalized Lease Obligation.

“Non-Consenting Lender” has the meaning set forth in Section 3.04(c).

“Non-Debt Fund Affiliate” means any Affiliate of the Investors other than (a) the Borrower or a Subsidiary of the Borrower, (b) any Debt Fund Affiliates and (c) any natural person.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Recourse Conditions” means:

(i) with respect to any Tax Equity JV, such Tax Equity JV (1) is the direct or indirect owner of all of the Stock in one or more Project Companies, each of which meets the qualifications set forth in clause (ii) below, (2) has no Subsidiaries other than Subsidiaries that each meet the qualifications set forth in clause (ii) below, (3) owns no assets (including Stock in any Person other than those described in the preceding clause (2)) other than those assets necessary for the ownership, leasing, development, construction or operation of Clean Energy Systems, (4) has no Indebtedness other than Permitted Indebtedness and (5) is restricted or prohibited by the terms of its Tax Equity Documents from pledging its assets in favor of the Secured Parties to secure the Obligations; and

(ii) with respect to any Project Company, such Project Company (1) is the owner, lessor and/or operator of one or more Clean Energy Systems, (2) is a wholly-owned Subsidiary of a Tax Equity JV, (3) has no Subsidiaries and owns no assets (including Stock in any Person) other than those assets necessary for the ownership, leasing, development, construction or operation of such Clean Energy Systems, (4) has no Indebtedness other than Permitted Indebtedness and (5) satisfies the Special Purpose Requirements.

“Non-Recourse Party” means, at any time of determination, any Tax Equity JV or Project Company that (in each case) (a) is requested by the Borrower in writing to be designated as a Non-Recourse Party (which writing shall include a certification that such Person satisfies the Non-Recourse Conditions) or is identified on Schedule 5.12 and (b) satisfies the Non-Recourse Conditions at the time of any such designation or identification and at all times thereafter; provided that if at any time any Person that was previously designated or deemed designated as a Non-Recourse Party in accordance with this definition ceases to satisfy the Non-Recourse Conditions, then such Person shall immediately cease to be a Non-Recourse Party for purposes of this Agreement and shall automatically be deemed to be an Ineligible Non-Recourse Party.

“Non-Recourse Project Indebtedness” means Indebtedness of a Project Company owed to third-party creditors with respect to which the creditors have no recourse (including by virtue of a Lien, guarantee or otherwise) to the Borrower or any other Loan Party other than recourse (a) under a Project MIPA entered into by the Borrower or any other Loan Party in connection with the acquisition of such Project Company, (b) by virtue of rights of such Project Company under a Project Obligation collaterally assigned to such creditor, which rights may be exercised pursuant to the terms of such Project Obligation against a Loan Party that is party to such Project Obligation or (c) pursuant to Permitted Project Undertakings or Permitted Equity Commitments.

“Not Otherwise Applied” means, with reference to any amount of net proceeds of any transaction or event, that such amount was not previously (and is not concurrently being) applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by this definition.

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B-1 (in the case of Class A Loans) or Exhibit B-2 (in the case of Class B Loans), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans of the applicable Class made by such Lender.

“Notice of New Project” means the notice delivered pursuant to Section 6.02(l) substantially in the form of Exhibit M to this Agreement certifying that the applicable Project is commercially operational and that the Commercial Operation Date has occurred, identifying the relevant Lease Services Provider or Maintenance Services Provider and attaching all Material Project Documents (including, if applicable, the initial Power Purchase Agreement) for such Project.

“NRSRO” means a rating organization that the Securities and Exchange Commission recognizes as a nationally recognized statistical rating organization.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or its Subsidiaries of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document, in each such case, to the extent that any of the foregoing are required to be paid under the Loan Documents.

“Obligor” means any counterparty to a Power Purchase Agreement or counterparty to the subscription agreements under any community solar program (which, for the avoidance of doubt, shall be limited to a single system interconnection comprising a single site).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offer” means with respect to any security, any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the security or for the purpose of registering such security) or to convert or exchange such security into or for cash, securities or any other type of consideration.

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of the date hereof, by and among the Borrower, the Equity Holder, each Limited Guarantor, each Guarantor party thereto, the Administrative Agent and U.S. Bank National Association (in its separate capacities as Collateral Agent, Paying Agent and Document Custodian).

“Operative Documents” means the Loan Documents and the Material Project Documents.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Agent or any Lender, Taxes imposed as a result of a present or former connection between such Agent or such Lender and the jurisdiction imposing such tax (other than connections arising solely from the such Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.01(f)).

“Outstanding Amount” means, with respect to any Class or Classes of Loans on any date, the aggregate outstanding principal amount of such Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning set forth in Section 11.07(f).

“Participant Register” has the meaning set forth in Section 11.07(f).

“Payee Information” means, for any payment to be made under the Priority of Payments or otherwise hereunder, the identity of each payee and applicable wire transfer instructions, all in sufficient detail and with such supporting information and materials as is needed to enable payment to the intended recipient thereof.

“Paying Agent” means U.S. Bank National Association, in its capacity as paying agent or any successor paying agent.

“Payment Account” means the payment account at the Custodian established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(a) hereof.

“Payment Date” means each Interest Payment Date and each Quarterly Payment Date.

“Payment Date Report” has the meaning set forth in Section 9.07.

“Payment in Full” means the payment in full of the Loans and all other Obligations (other than contingent reimbursement obligations) that are accrued and payable and the termination of the Commitments.

“Payment or Bankruptcy Default” means an Event of Default under Section 8.01(a), (f) or (g).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means a certificate in the form of Exhibit G hereto or any other form reasonably approved by the Administrative Agent and the Collateral Agent, as the same shall be supplemented from time to time.

“Permit” means any permit, approval, consent, filing, notice, waiver, exemption, certification, registration, license, approval or other authorization required or issued under any Law.

“Permitted Acquisition” means any acquisition of (a) an Eligible Project Company, (b) Project True Green, (c) Project GES, (d) Project Beaver Run, (e) Project IPE or (f) any Project that satisfies the Eligibility Criteria; provided that in each case, (1) such acquisition is governed by a Project MIPA, (2) no Default or Event of Default has occurred and is continuing or would result therefrom, (3) prior to effectiveness of such Permitted Acquisition, appropriate documentation (including, without limitation, payoff letters and related documents) is provided to the Administrative Agent (which documentation is reasonably acceptable to the Administrative Agent in its reasonable discretion) evidencing the repayment of all Indebtedness of such acquired Person (other than Permitted Indebtedness), if any, and (4) the Rating Condition is satisfied with respect thereto.

“Permitted Buyout” means the purchase by any Group Member of the Stock of any Buyout Eligible JV in connection with the exercise of a contractual right described in the definition of “Buyout Eligible JV”.

“Permitted Contract” means, with respect to any Project, any Power Purchase Agreement, construction agreement, PILOT/band agreement with a permitting agency, interconnection agreement, SREC Hedge Agreement or any other agreement typical in connection with Project development or acquisition that, in any such case, is entered into by any Group Member in the ordinary course of business consistent with the past practice of the Group Members.

“Permitted Equity Commitments” means obligations of the Borrower or any other Group Member to make any payment in respect of any Stock in any Non-Recourse Party (and any guarantee by Borrower or any other Group Member of such obligations) so long as (a) the terms, conditions and amount of such obligations are consented to by the Required Lenders and (b) each such payment in respect of such Stock constitutes an Investment expressly permitted by Section 7.02 (or, in the case of payments made or to be made by Non-Recourse Parties, not prohibited under this Agreement).

“Permitted Expenses” means, in respect of any Guarantor, expenses payable by such Person (a) under any Permitted Contract or Asset Management Agreement or (b) in the ordinary course of business consistent with the past practice of the Group Members or which are otherwise necessary (as determined by the Collateral Manager in accordance with the Management Standard) in the operation of Clean Energy Systems owned by such Person.

“Permitted Hedge Agreement” means (a) any SREC Hedge Agreement entered into between an Eligible Hedge Counterparty and any Loan Party for the purpose of satisfying the requirements set forth in Section 6.17 and (b) any Swap Contract that is entered into (1) between an Eligible Hedge Counterparty and any Loan Party, (2) solely for the purpose of hedging exposure to foreign currencies and not for any speculative purposes and (3) with the consent of the Administrative Agent (which consent may be conditioned upon, without limitation, the execution and effectiveness of such amendments to this Agreement and the other Loan Documents as the Administrative Agent may require with respect thereto, including, without limitation, (w) to set forth the economic, legal and other terms and conditions upon which such Swap Contracts may be entered into, terminated or otherwise modified, (x) to set forth collateral and other credit support terms with respect thereto, (y) to identify the eligibility criteria for Eligible Hedge Counterparties with respect thereto and (z) to set forth relative payment priorities for ordinary course settlement payments and termination payments with respect to such Swap Contracts); provided that no Permitted Hedge Agreement shall be secured by the Collateral or any portion of the Collateral without the prior written consent of the Required Lenders.

“Permitted Indebtedness” means any Indebtedness expressly permitted under Section 7.03.

“Permitted Intercompany Debt” means any Indebtedness (a) owed by a Loan Party to any other Loan Party (and to no other Person), (b) owed by any Non-Recourse Party to any other Non-Recourse Party (and to no other Person) or (c) existing on the Restatement Closing Date and owed by any Non-Recourse Party to any Loan Party (and to no other Person) and identified on Schedule 7.03(b).

“Permitted Lien” means any Lien expressly permitted under Section 7.01.

“Permitted Project Undertakings” means guarantees by or obligations of any Loan Parties (other than the Equity Holder or the Borrower) in respect of Project Obligations which guarantees or obligations were provided in connection with a Permitted Tax Equity Financing; provided that the maximum amount for which the Loan Parties may be liable pursuant to the terms of any instrument embodying such Project Obligations shall not exceed the amount consented to by the Required Lenders in connection with the consent to the related Permitted Tax Equity Financing.

“Permitted Reinvestment” means any Investment in one or more Projects

“Permitted Tax Distribution” means, with respect to each taxable year ending after the Closing Date for which the Borrower is treated as a partnership or disregarded entity for U.S. federal income tax purposes, the payment of distributions to the Borrower’s direct or indirect equity owners in an aggregate amount equal to the product of (x) the amount of taxable income allocated to the direct or indirect equity owners of the Borrower for such taxable year, reduced by any cumulative taxable losses allocated to such equity owners for any prior taxable year ending after the Closing Date to the extent such cumulative taxable loss would have been deductible by such equity owners against such taxable income if such loss had been incurred in the taxable year in question (assuming that such equity owners have no items of income, gain, loss, deduction or credit other than through the Borrower and its Subsidiaries) and has not previously been taken into account in determining Permitted Tax Distributions and (y) the highest maximum combined marginal U.S. federal, state and local income tax rate (including any tax rate imposed on “net investment income” by Section 1411 of the Code) applicable to an individual or corporation that is resident in New York City (whichever is higher) for such taxable year (taking into account the character of the taxable income in question (long-term capital gain, qualified dividend income, etc., and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitation thereon))); provided that any Permitted Tax Distribution with respect to any such taxable year may be made in installments during the course of the taxable year using reasonable estimates of the anticipated aggregate amount of distributions for such taxable year, with (a) any excess of aggregate installments with respect to any such taxable year over the actual amount of distributions permitted for such taxable year reducing any Permitted Tax Distribution with respect to the immediately subsequent taxable year (and, to the extent such excess is not fully absorbed in the immediately subsequent taxable year, the following year(s)) and (b) any excess of the actual amounts of distributions permitted for such taxable year over the aggregate installments with respect to any such taxable year increasing any Permitted Tax Distribution with respect to the immediately subsequent taxable year (and, to the extent such excess is not fully absorbed in the immediately subsequent taxable year, the following years); provided, further, that any Permitted Tax Distribution shall be made only on Quarterly Payment Dates pursuant to the Priority of Payments.

“Permitted Tax Equity Financing” means (a) any tax equity financing existing as of the Restatement Closing Date and identified as such on Schedule 1.01F and (b) any tax equity financing transaction (1) entered into in the ordinary course of business and consistent with the past practice of Holdings, (2) for which KBRA has confirmed that, after giving effect to the incurrence of such Permitted Tax Equity Financing, each of the Class A and Class B Loans shall have the Required Rating applicable thereto and (3) that is consented to by the Administrative Agent (with such consent not to be unreasonably withheld or delayed).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Plan Assets” means “plan assets” within the meaning of the Department of Labor regulations located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Platform” has the meaning set forth in Section 6.02.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Pledgor” has the meaning set forth in the Security Agreement.

“Power Purchase Agreement” means:

(a) with respect to any Project owned by a Group Member on the Restatement Closing Date, the power purchase agreement (if any) with respect to such Project in effect as at the Restatement Closing Date; and

(b) with respect to a Project acquired or invested in after the Restatement Closing Date by a Group Member, any document identified the Notice of New Project as the “Power Purchase Agreement” for such Project, which Power Purchase Agreement shall either be in a form consistent with Guarantor’s past business practices or otherwise acceptable to the Required Lenders.

“Priority of Payments” means, collectively, the Interest Payment Date Priority of Payments, the Quarterly Payment Date Priority of Payments and the Enforcement Priority of Payments.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (B) in the case of an Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. For the avoidance of doubt it is understood that in no event shall (x) Collections be attributable to any Person for any periods during which such Person was not or is not a Group Member (whether in connection with a Permitted Acquisition or otherwise) and (y) Forward Project Collections be attributable to any Person for any periods during which such Person is not or will not be a Group Member (whether by Disposition or otherwise).

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Loans under the applicable Facility or Facilities at such time.

“Project” means the projects listed on Schedule 1.01E and any New Project that becomes a Project in accordance with this Agreement.

“Project Beaver Run” means the specific portfolio of Projects located in New Jersey and identified as such on Schedule 1.01E.

“Project Company” means any wholly owned direct or indirect Subsidiary of the Borrower (or directly or indirectly wholly owned by the Borrower and a Tax Equity Investor or a Tax Equity JV, as applicable) that owns a Project.

“Project Company Expenses” means operating and maintenance expenses and reserves that, in the reasonable judgment of the Borrower, are necessary or appropriate for the operation of the Projects consistently with prudent operating practices.

“Project GES” means the specific portfolio of Projects located in Connecticut, Iowa and New York and identified as such on Schedule 1.01E.

“Project IPE” means the specific portfolio of Projects located in Hawaii and identified as such on Schedule 1.01E.

“Project MIPA” means a membership interest purchase agreement reasonably acceptable to the Required Lenders governing the Permitted Acquisition of a Project Company by any Group Member or Group Members.

“Project Obligation” means, as to any Group Member, any contractual obligation or other obligation of such Person under: Power Purchase Agreements; agreements for the purchase and sale of energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes; decommissioning agreements; tax indemnities; operation and maintenance agreements; development contracts; construction contracts; management services contracts; share retention agreements; warranties; bylaws; operating agreements; leases; joint development agreements and other organizational documents; and/or other similar ordinary course contracts entered into in connection with owning, operating, developing or constructing Clean Energy Systems.

“Project True Green” means the specific portfolio of Projects located in Massachusetts, New Jersey and Vermont and identified as such on Schedule 1.01E.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Quarterly Cap” means, for the Interest Payment Dates during a calendar quarter, the sum of (i) $25,000 plus (ii) the amount of the Quarterly Cap not used for the payment of Administrative Expenses or deposit into the Expense Reserve Account pursuant to Section 9.08(a)(i)(B) hereof during the immediately preceding three calendar quarters.

“Quarterly Payment Date” means (a) with respect to any Due Period, the date that is eight Business Days following delivery of financial statements in respect of the corresponding Fiscal Quarter in accordance with Section 6.01 (or other financial statements acceptable to the Administrative Agent in its reasonable discretion), which date shall be notified by the Administrative Agent to the Collateral Agent and the Borrower, and (b) the Maturity Date.

“Quarterly Payment Date Account” means the account established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(g) hereof.

“Quarterly Payment Date Priority of Payments” is defined in Section 9.08(a)(ii).

“Rated Investment Grade Customer” means, at any time, a counterparty (i) rated BBB or better by Standard & Poor’s or Fitch or Baa2 or better by Moody’s at such time or (ii) that is an Acceptable CS Customer at such time.

“Rated Non-Investment Grade Customer” means, at any time, a counterparty rated lower than BBB by Standard & Poor’s and Fitch and lower than Baa2 Moody’s at such time.

“Rating Agency” means KBRA (and/or, if, at any time any other NRSRO provides a rating of any Loans, such rating agency).

“Rating Condition” means, with respect to any action taken or to be taken by or on behalf of the Borrower, a condition that is satisfied if either (a) KBRA has been notified in writing by the Borrower of such action or proposed action and none of the Borrower, the Collateral Manager or any of the Secured Parties has received a written communication objecting to such action or proposed action from KBRA within 10 Business Days of receipt of such notification; provided that such 10 Business Day period may be waived by agreement of all of the Lenders in their sole discretion, with notice to KBRA of such waiver or (b) KBRA has confirmed in writing (which may take the form of a press release, electronic message, facsimile, posting to its internet website, other written communication or other means then considered industry standard) that such action will not cause the then-current rating of the Loans by KBRA to be reduced or withdrawn. If at any time the Loans are not then rated by KBRA, the Rating Condition will automatically be deemed to be satisfied at such time with respect to any action or proposed action.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Register” has the meaning set forth in Section 11.07(d).

“Reinvestment Account” means the account at the Custodian established pursuant to Section 1 of the Account Control Agreement and maintained pursuant to Section 9.03(e) hereof.

“Reinvestment Period” means, in respect of any Reinvestment Proceeds received by the Borrower, the period beginning on the date of receipt of such proceeds and ending on (a) if within 12 months of such receipt such proceeds have been contractually committed to be reinvested in any Permitted Reinvestment, the date that is 18 months following the receipt of such proceeds, or otherwise (b) the date that is 12 months following the receipt of such proceeds.

“Reinvestment Proceeds” means, with respect to any Disposition Proceeds, Extraordinary Receipts or Casualty Proceeds received by any Group Member, the Net Proceeds applicable thereto; provided that no proceeds shall be considered Reinvestment Proceeds at any time after the Reinvestment Period applicable thereto.

“Release” means any spilling, leaking, leaching, pumping, pouring, emitting, escaping, emptying, seeping, discharging, injecting, dumping, depositing or disposing of Hazardous Materials into the Environment.

“Replacement Collateral Manager” means a replacement Collateral Manager under the Collateral Management Agreement (other than a replacement manager that is an Affiliate of Holdings).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders having more than fifty percent (50.0%) of the sum of the (a) Total Outstandings and (b) aggregate unused Commitments; provided that the unused Commitments (if any) of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, to the same extent set forth in Section 11.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders; and, provided, further, that, to the same extent set forth in Section 11.07(p) all Term Loans held by Debt Fund Affiliates may not account for more than 49.9% (pro rata among such Debt Fund Affiliates) of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 11.01.

“Required Rating” means, with respect to (a) the Class A Loans, a rating of A- or higher by KBRA, and (b) the Class B Loans, a rating of BBB or higher by KBRA.

“Required Ratings Test” means, as of any date of determination, a test that is satisfied if:

(a) each Class of Loans has the Required Rating applicable thereto; and

(b) if the LTV Ratio on such date is greater than 40%, (i) the percentage equal to (1) the aggregate principal amount of Loans outstanding at such time with a rating of less than A- by KBRA divided by (2) the Total Outstandings at such time does not exceed (ii) the percentage equal to (1) the LTV Ratio on such date minus 40% divided by (2) the LTV Ratio on such date.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief legal officer, treasurer or assistant treasurer or other similar officer or a manager of a Loan Party and, as to any document delivered on the Restatement Closing Date or any document similar to any such document, any secretary, assistant secretary or manager of such Loan Party and any officer or employee of the applicable Loan Party where the signature is included on an incumbency certificate or similar certificate reasonably satisfactory to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Closing Date” means the later of August 25, 2021 or the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Restatement Closing Date Equity Contribution” means the Equity Contribution made to the Borrower on the Restatement Closing Date.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any other Group Member, as applicable, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or such Group Member’s stockholders, partners or members (or the equivalent Persons thereof) and (b) any loans or advances made by the Borrower or any Group Member to any direct or indirect parent thereof. For the avoidance of doubt, any Restricted Payment shall be properly made in accordance with all legal requirements and consistent with applicable organizational documents and properly recorded on the books and records of the Borrower, any applicable Group Member and any other applicable Affiliate thereof.

“Restricted Payment Conditions” means, at any time, conditions that are satisfied if all of the following are satisfied at such time: (a) no Default, Event of Default or Early Amortization Event shall have occurred and be continuing, (b) the Debt Service Coverage Ratio is at least 1.35:1.00 and (c) the Funded DSR is greater than or equal to the DSRA Amount.

“S&P” means Standard & Poor’s Ratings Financial Services, a subsidiary of S&P Global Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanction” or “Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authority of a jurisdiction where any Group Member operates or in which the proceeds of the Loans will be used or from which repayments of the Obligations under this Agreement or related Loan Documents will be derived.

“Sanctioned Entity” means any individual, entity, group, or sector, that is the target of any Sanctions or any territory or country whose government is itself the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 10.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Amended and Restated Guarantee and Security Agreement substantially in the form of Exhibit F, dated as of the Restatement Closing Date, among the Borrower, the Guarantors and the Collateral Agent.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Senior Replacement Collateral Management Fees” means a fee payable in arrears on each Payment Date (commencing with the first such Payment Date following the date on which a Replacement Collateral Manager has become the Collateral Manager) to the Replacement Collateral Manager, in accordance with the Priority of Payments, as compensation for rendering its services under the Collateral Management Agreement, in an amount together with the Junior Replacement Management Fees not to exceed 0.675% per annum (unless the Required Lenders consent to a greater fee and such greater Senior Replacement Collateral Management Fee satisfies the Rating Condition) of the Total Outstandings.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Special Purpose Requirements” means, collectively, the requirements set forth in Section 6.18.

“Specified Equity Contribution” means any cash contribution to the common equity of the Borrower and/or any purchase or investment in an Equity Interest of the Borrower other than Disqualified Equity Interests.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness or Restricted Payment in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”.

“Sponsors” means, individually or collectively, (a) any investment fund, co-investment vehicle and/or other similar vehicles or accounts, in each case managed or advised by Blackstone Alternative Credit Advisors LP or its Affiliates (excluding Blackstone Structured Products Affiliates) and (b) Holdings.

“SREC Agreement” means, any spot contract, term contract, purchase and sale agreement or other arrangement relating to the purchase and sale of SRECs.

“SREC Hedge Agreement” means any purchase, sale, Swap Contract, hedge or similar arrangement, agreement or transaction designed to hedge the risks arising from fluctuations in the price or value of SRECs and not entered into for speculative purposes.

“SRECs” means credits, credit certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse gas reduction or the generation of green power or renewable energy) created by a Governmental Authority of any state or local jurisdiction and/or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with any Project or electricity produced therefrom.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (a) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (b) more than half of the issued share capital is at the time beneficially owned or (c) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supplemental Agent” has the meaning set forth in Section 10.13(a) and “Supplemental Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Tax Equity Distribution Statement” means, with respect to any Tax Equity Holdco (or any successor thereto) and any distribution made by any Tax Equity Party to its investors, a statement detailing the amount of such distributions to be made by such Tax Equity Party to its investors, together with such supporting information as may be required under the related Tax Equity Documents with respect thereto, all in a manner consistent with the past practices of such Tax Equity Holdco.

“Tax Equity Documents” means (a) with respect to any Tax Equity JV or Lessee, its limited liability company agreement and the applicable equity capital contribution agreement, operating agreement, guaranty agreement, management services agreement and project development agreements to which it is a party and any other material documents related to any Permitted Tax Equity Financing to which it is a party and (b) with respect to any Subsidiary of a Tax Equity JV, its limited liability company agreement, its operating agreement and the Tax Equity Documents of its Tax Equity JV parent.

“Tax Equity HoldCo” means a wholly-owned subsidiary of the Borrower formed to own (a) in the case of a tax equity investment structured as a partnership flip, the non-tax equity interest in one or more Tax Equity JVs or Project Companies, and (b) in the case of a tax equity investment structured as an inverted lease, an equity interest in both the lessor and the Lessee.

“Tax Equity Investor” means, with respect to any tax equity investment related to a Project, the Person that makes such tax equity investment.

“Tax Equity JV” means, as of any time of determination, any Person (a) which is a special purpose vehicle formed solely for the purpose of holding equity, directly or indirectly, in one or more Project Companies, (b) in which a Loan Party or a Tax Equity HoldCo directly owns Stock and (c) (i) in the case of a tax equity investment structured as a partnership flip, that is the issuer of a Permitted Tax Equity Financing, or (ii) in the case of a tax equity investment structured as an inverted lease, has a member that is the issuer of a Permitted Tax Equity Financing and that is also the Lessee. For the avoidance of doubt, the term Tax Equity JV does not include a Lessee.

“Tax Equity Party” means, at any time, collectively, (a) each Tax Equity JV, (b) each (direct or indirect) Subsidiary of each Tax Equity JV and (c) if not owned (directly or indirectly) by a Tax Equity JV, each Project Company that is directly or indirectly wholly owned by the Borrower (or a Tax Equity HoldCo) and a Tax Equity Investor. For the avoidance of doubt, no Tax Equity HoldCo shall constitute a Tax Equity Party hereunder.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” has the meaning set forth in the definition of “Loans”.

“Test Period” means each period of four consecutive Fiscal Quarters of the Borrower for which financial statements have been delivered to the Administrative Agent (for the avoidance of doubt, whether on or prior to the Restatement Closing Date or pursuant to Section 6.01).

“Threshold Amount” means $5,000,000.

“Total Assets” means the total assets of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Sections 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), pro forma financial statements.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Total Revenues” means, as of any date, the aggregate revenues of the Group Members for the Test Period most recently ended prior to the date of determination; provided that, with respect to any Project in operation for less than twelve months, the projected revenues (as determined in good faith by the Collateral Manager in accordance with the Management Standard) for such Project for the following twelve months shall be used instead of actual revenues.

“Transaction Expenses” means any fees or expenses incurred or paid by the Investors or Group Members in connection with the Transactions (including expenses in connection with SREC Hedge Agreements and any Upfront Fees), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the Restatement Closing Date Equity Contribution, (b) the funding of the Term Loans and the execution and delivery of Loan Documents, (c) the funding of (1) the Debt Service Reserve Account, including, through the delivery to the Collateral Agent of one or more DSR L/Cs and (2) the Buyout Reserve Account, including, through the delivery to the Collateral Agent of one or more Buyout L/Cs, (d) the Cashless Roll of the existing Obligations of the Loan Parties pursuant to the Existing Credit Agreement, which shall be deemed to be Initial Term Loans incurred under this Agreement as of the Restatement Closing Date and (e) the payment of Transaction Expenses.

“Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable prepayment date to the Anticipated Repayment Date, provided, however, that if the period from the applicable prepayment date to the Anticipated Repayment Date, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth (1/12th) of a year) from the weekly average yields of United States Treasury securities for which such yields are given having maturities as close as possible to the Anticipated Repayment Date, except that if the period from the applicable prepayment date to the Anticipated Repayment Date is less than one (1) year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year shall be used.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Uninvested Proceeds” means, with respect to any Reinvestment Proceeds, any proceeds remaining at the end of the applicable Reinvestment Period.

“United States” or “U.S.” means the United States of America.

“United States Tax Compliance Certificate” means a certificate substantially in the form of Exhibits J-1, J-2, J-3 and J-4 hereto, as applicable.

“Unrated Creditworthy Customer” means, at any time, an unrated counterparty whose financial strength is equivalent to a Rated Investment Grade Customer at such time based on a financial qualification analysis and, if applicable, an assigned “estimate”, “private” or “shadow” rating in each case acceptable to the Administrative Agent.

“Unrated Non-Investment Grade Customer” means, at any time, an unrated counterparty whose financial strength is not equivalent to a Rated Investment Grade Customer based on a financial qualification analysis and, if applicable, an assigned “estimate”, “private” or “shadow” rating in each case acceptable to the Administrative Agent.

“Upfront Fees” has the meaning set forth in Section 2.07(a).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756, as amended or modified from time to time.

“U.S. Bank” means U.S. Bank National Association.

“U.S. Person” means any Person that is a “United States Person” (as defined in Section 7701(a)(30) of the Code).

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means each of the Borrower, its Subsidiaries, the Paying Agent and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h) Unless otherwise specified, all references herein to any agreement or instrument shall be interpreted as references to such agreement or instrument as it may be amended, supplemented, modified or restated from time to time in accordance with its terms and the terms of this Agreement and the other Loan Documents.

Section 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Collections (if any) attributable to the Person subject to such Specified Transaction during such period shall be determined on a Pro Forma Basis.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Negative Covenant Compliance. For purposes of determining whether the Borrower and the Subsidiaries comply with any exception to Article VII (other than the Financial Performance Covenant) where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower and the Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether the Borrower and the Subsidiaries comply with any negative covenant in Article VII (other than the Financial Performance Covenant), to the extent that any obligation or transaction could be attributable to more than one exception to any such negative covenant, the Borrower may elect to categorize all or any portion of such obligation or transaction to any one or more exceptions to such negative covenant that permit such obligation or transaction.

Section 1.09 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), including a statutory division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (any such statutory division or comparable event, a “Division”): (a) if any asset or property of any Person becomes the asset or property of one or more different Persons, then such asset or property shall be deemed to have been Disposed of from the original Person to the subsequent Person(s) on the date such Division becomes effective, (b) if any obligation or liability of any Person becomes the obligation or liability of one or more different Person(s), then the original Person shall be deemed to have been automatically released from such obligation or liability and such obligation or liability shall be deemed to have been assumed by the subsequent Person(s), in each case, on the date such Division becomes effective and (c) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests on the date such Division becomes effective.

Section 1.10 Cashless Roll. On the Restatement Closing Date, (i) the then-outstanding principal amount of all Term Loans held by Lenders with Initial Commitments (together with their affiliates, “Existing Lenders”) (other than any Exiting Lenders) (such principal amount, the “Principal Rolled Amount”) shall be deemed incurred hereunder and such Term Loans shall constitute “Initial Term Loans” and (ii) all of the accrued and unpaid interest on the Principal Rolled Amount (the “Interest Rolled Amount”) shall be deemed to have accrued hereunder and shall constitute “Obligations,” in each case pursuant to a cashless settlement statement reasonably satisfactory to the Borrower, the Administrative Agent and each such Existing Lender (such settlement, collectively, the “Cashless Roll”). Following the Cashless Roll, each of the Existing Lenders, as applicable, shall be a “Lender” and shall assume all obligations of a “Lender” under this Agreement. As of the Restatement Date, (1) the Principal Rolled Amount shall be $236,885,130.31 and (2) the Interest Rolled Amount shall be $1,300,584.51.

ARTICLE II

THE COMMITMENTS AND BORROWINGS

Section 2.01 Commitments; Loans.

(a) Subject to the terms and conditions set forth herein, including Section 1.10, each Lender severally agrees to make Loans to the Borrower on the Restatement Closing Date (the “Initial Term Loans”) denominated in Dollars in an aggregate amount not to exceed the amount of such Lender’s Initial Commitment.

(b) At any time on or following the Restatement Closing Date but prior to the Delayed Draw Term Loan Commitment Expiration Date, the Borrower may request, in accordance with Section 2.02, one or more Loans (the “Delayed Draw Term Loans”) in an aggregate principal amount not to exceed $11,679,000.00. The aggregate principal amount of Delayed Draw Term Loans drawn after the Restatement Closing Date shall not at any time exceed the aggregate Delayed Draw Term Loan Commitments of all Lenders as of such date, and the aggregate principal amount of Delayed Draw Term Loans funded by any Lender shall not at any time exceed the Delayed Draw Term Loan Commitment of such Lender.

(c) Each Borrowing shall be made in two Classes of Loans: (1) Class A Loans, in an aggregate principal amount equal to the product of (i) the Borrowed Amount of such Borrowing multiplied by (ii) the Class A Borrowing Percentage; and (2) Class B Loans, in an aggregate principal amount equal to the product of (i) the Borrowed Amount of such Borrowing multiplied by (ii) the Class B Borrowing Percentage. For the avoidance of doubt (x) the principal amount of Loans of any Class to be made by any Lender in connection with any Borrowing shall be determined in accordance with such Lender’s Pro Rata Share of the Commitments of such Class held by such Lender immediately prior to giving effect to such Borrowing and (y) if, with respect to any Borrowing, any Lender has only a Class A Commitment (such Lender for such purposes, a “Class A Only Lender”) or only a Class B Commitment (such Lender for such purposes, a “Class B Only Lender”), then such Class A Only Lenders shall be required to make only Class A Loans and such Class B Only Lenders shall be required to make only Class B Loans.

(d) On the Restatement Closing Date (subject to the conditions set forth in Section 4.01), the Loans of each Exiting Lender shall be repaid in full (together with any unpaid fees, interest and any other charges accrued thereon pursuant to the Existing Credit Agreement) with the proceeds of the Initial Term Loans in incurred pursuant to this Agreement (or one or more Equity Contributions or other funds available to the Borrower, as applicable). Upon payment in full of all outstanding Obligations owed to each Exiting Lender, the Commitments of such Exiting Lender shall be terminated, and the rights of such Exiting Lender under the Existing Credit Agreement and the other Loan Documents shall be automatically and irrevocably terminated (except for those rights that expressly survive termination), and such Exiting Lender shall be released from its obligations under the Existing Credit Agreement and any other Loans Documents (except for those obligations that expressly survive termination thereof). The Borrower and other Loan Parties hereby release and discharge such Exiting Lender and its respective affiliates, officers, directors, employees, agents and attorneys-in-fact (collectively, the “Released Parties”) from all damages, losses, claims and liabilities of any kind or character, known or unknown, present or future in any way arising out of or relating to the Loan Documents or the Obligations (including without limitation, all such damages, losses, claims and/or liabilities which arise out of contract, tort, violation of law or otherwise) other than any damages, losses, claims and liabilities resulting from this Agreement or any Released Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable order.

Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

Section 2.02 Borrowings of Loans.

(a) If the Borrower desires to make a Borrowing under this Agreement, it shall deliver the Administrative Agent an executed Committed Loan Notice. In the case of (i) the Initial Term Borrowing, such notice must be received by the Administrative Agent not later than (i) 12:00 noon New York City time one (1) Business Day prior to the Restatement Closing Date and (ii) any Delayed Draw Term Loans, such notice must be received by the Administrative Agent not later than 12:00 noon New York City time seven (7) Business Days prior to the requested date of such Borrowing. Each Borrowing shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000, in excess thereof; provided that any Borrowing for Delayed Draw Term Loan shall be in a minimum principal amount of $5,000,000 or a whole multiple of $100,000 in excess thereof (or such other amount as agreed to by the Administrative Agent in its sole discretion). Each Committed Loan Notice shall specify (i) the requested date of the Borrowing (which shall be a Business Day) and (ii) the aggregate principal amount of Loans to be borrowed.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Loans of each Class to be made. No later than 1:00 p.m. (New York City time) on the Restatement Closing Date or the Delayed Draw Term Loan Funding Date, as applicable, each applicable Lender will make available its pro rata portion based on its Initial Commitment or Delayed Draw Term Loan Commitment, as the case may be, of the Loans of each Class to be made on such date as specified in the applicable Committed Loan Notice to the Collection Account. Unless the Administrative Agent has been notified that any applicable condition specified in Article IV or otherwise has not been satisfied, the Administrative Agent shall make all funds so received and deposited in the Collection Account available to the Borrower in like funds as received by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing or make any other payment obligation under the Loan Documents.

Section 2.03 Prepayments.

(a) Voluntary. (i) The Borrower may, upon irrevocable (subject to clause (ii) below) written notice to the Administrative Agent and the Collateral Agent by the Borrower, at any time or from time to time voluntarily prepay the Loans in whole or in part (subject, in each case, to the notice and other requirements of Section 2.03(a)(iii)); provided that (1) such notice must be received by the Administrative Agent and the Collateral Agent not later than 1:00 p.m. New York City time one (1) Business Day prior to any on the date of prepayment of any Loans and (2) any prepayment of Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and whether such prepayment is being made in connection with any refinancing transaction (and, if so, shall provide reasonable detail regarding such transaction). The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of each Class of Loans being prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. In the case of each prepayment of the Loans pursuant to this Section 2.03(a), such payment shall be applied pro rata as between the Class A Loans and Class B Loans outstanding at such time, and such payment shall be paid to the applicable Lenders in accordance with their respective Pro Rata Shares of each such Class of Loans.

(ii) The Borrower may rescind any notice of prepayment under Section 2.03(a)(i) if such prepayment was to be made using the proceeds of a financing transaction and such financing transaction is cancelled or otherwise delayed.

(iii) In the event that the Borrower voluntarily prepays Term Loans, the Borrower shall also pay all outstanding Administrative Expenses owing to the Agents and shall pay to the Collateral Agent, for the ratable account of each of the applicable Lenders, the Make-Whole Amount; provided that no Make-Whole Amount shall be due if such voluntary prepayment occurs following the date that is eight years following the Restatement Closing Date.

(iv) Prepayments of Loans pursuant to this Section 2.03(a) shall not be subject to the Priority of Payments.

(b) Mandatory.

(i) At the end of the Reinvestment Period applicable to any Extraordinary Receipts, the Borrower (or the Collateral Manager on its behalf) shall promptly direct the Collateral Agent to transfer 50% of the Reinvestment Proceeds in respect of such Extraordinary Receipts (determined immediately prior to the end of such Reinvestment Period) for application to the repayment of principal of the Term Loans.

(ii) At the end of the Reinvestment Period applicable to any Disposition Proceeds, the Borrower (or the Collateral Manager on its behalf) shall promptly direct the Collateral Agent to transfer 100% of the Reinvestment Proceeds in respect of such Disposition Proceeds (determined immediately prior to the end of such Reinvestment Period) for application towards the repayment of principal of the Term Loans.

(iii) If any Group Member incurs or issues any Indebtedness after the Restatement Closing Date (other than Indebtedness expressly permitted under Section 7.03), the Borrower (or the Collateral Manager on its behalf) shall promptly direct Collateral Agent to apply 100% of all Net Proceeds received therefrom to the repayment of principal of the Term Loans.

(iv) At the end of the Reinvestment Period applicable to any Casualty Proceeds, the Borrower (or the Collateral Manager on its behalf) shall promptly direct the Collateral Agent to apply 100% of the Reinvestment Proceeds in respect of such Casualty Proceeds (determined immediately prior to the end of such Reinvestment Period) to the repayment of principal of the Term Loans.

(v) The Borrower (or the Collateral Manager on its behalf) shall notify the Administrative Agent of each event giving rise to a mandatory prepayment obligation under this Section 2.03(b) no later than the date on which the Borrower (or the Collateral Manager on its behalf) is required to give directions to the Collateral Agent with respect thereto. The Administrative Agent will promptly notify each applicable Lender of such mandatory prepayment and of the amount of such Lender’s Pro Rata Share of each Class of Loans being prepaid. Each prepayment of Term Loans pursuant to this Section 2.03(b) shall be applied pro rata as between the Class A Loans and Class B Loans outstanding at such time and each such prepayment shall be paid to the applicable Lenders in accordance with their respective Pro Rata Shares of each such Class of Loans. If no Term Loans are outstanding at the time of any such mandatory prepayment, the outstanding Delayed Draw Term Loan Commitments will be reduced by the amount of such mandatory prepayment.

(vi) The Borrower shall promptly (and in any event not later than three (3) Business Days) notify the Administrative Agent in writing following (1) any Group Member’s receipt of any Reinvestment Proceeds, and such notice shall set forth in reasonable detail the circumstances giving rise to such proceeds, the amount of such proceeds and the date of receipt thereof, and (2) the incurrence or issuance of Indebtedness by any Group Member (other than Indebtedness expressly permitted under Section 7.03), and such notice shall set forth in reasonable detail the circumstances giving rise to such proceeds (including, without limitation, the material terms of such Indebtedness and each obligor thereunder), the amount of such proceeds and the date of receipt thereof. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each applicable Lender of the contents of the Borrower’s prepayment notice and of such applicable Lender’s Pro Rata Share of the prepayment.

(vii) Prepayments of Loans pursuant to this Section 2.03(b) shall not be subject to the Priority of Payments.

Section 2.04 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon irrevocable written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in a minimum aggregate amount of $500,000, as applicable, or any whole multiple of $100,000, in excess thereof. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. (i) The Initial Commitment of each Lender shall be automatically and permanently reduced to $0 upon the funding of Initial Term Loans to be made by it on the Restatement Closing Date and (ii) if no Term Loans are outstanding at the time of any mandatory prepayment of the Term Loans pursuant to Section 2.03(b), the Delayed Draw Term Loan Commitments shall be automatically and permanently reduced in the amount of such mandatory prepayment. Notwithstanding anything herein to the contrary, the Delayed Draw Term Loan Commitments shall be automatically and permanently reduced to $0 on the Delayed Draw Term Loan Commitment Expiration Date.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the applicable Lenders of any termination or reduction of unused portions of the unused Commitments of any Class under this Section 2.04. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.04).

Section 2.05 Maturity of Loans. Each Loan shall mature, and the outstanding principal amount thereof shall be due and payable, on the Maturity Date.

Section 2.06 Interest.

(a) Subject to the provisions of Section 2.06(b), each Term Loan of each Class shall bear interest on the outstanding principal amount in an amount equal to the Interest Rate for such Class, payable quarterly in accordance with the Priority of Payments.

(b) During the continuance of an Event of Default, the Borrower shall pay interest on past due principal or interest owing by it hereunder at an interest rate per annum at all times equal to the Default Rate for the applicable Class of Loans to the fullest extent permitted by applicable Laws; provided that no interest at such Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand and, without limiting the foregoing, shall be payable in accordance with the Priority of Payments.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.07 Fees.

(a) Upfront Fees. On each Borrowing Date, the Borrower agrees to pay to the Administrative Agent upfront fees (the “Upfront Fees”) in an aggregate amount equal to 1.00% of (i) the aggregate principal amount of Loans made or to be made on such date and (ii) the aggregate principal amount of any Delayed Draw Term Loans as of the date such Loans are made, which, in each case for any Loan or Delayed Draw Term Loan may be paid from the proceeds of the related Borrowing.

(b) Other Fees. The Borrower shall pay to the Collateral Agent (for the account of the parties entitled thereto) such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

Section 2.08 Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.09 Evidence of Indebtedness.

(a) The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register and the corresponding accounts and records of the Administrative Agent in respect of such matters, the Register and the corresponding accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b) Any Lender may request that its Loans of any Class to the Borrower be evidenced by a Note of such Class in the form attached hereto as Exhibit B-1 or B-2, as applicable. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note of such Class payable to such Lender and its registered assigns and otherwise appropriately completed. Thereafter, the Loans of such Class of such Lender evidenced by such Note of such Class and interest thereon shall at all times (including after any assignment pursuant to Section 11.07) be represented by one or more Notes of such Class payable to such Lender and its registered assigns, except to the extent that such Lender (or registered assignee) subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clause (a) of this Section 2.09. At the time of any payment or prepayment in full of the Loans evidenced by any Note, such Note shall be surrendered to the Borrower promptly (but no more than 10 Business Days) following such payment or prepayment in full. Any such Note shall be cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.09(a), and by each Lender in its account or accounts pursuant to Section 2.09(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.10 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower pursuant to this Agreement or any of the Loan Documents in respect of principal of, interest on, or other amounts owing in respect of, the Loans shall be made in Dollars pursuant to the Priority of Payments. All amounts payable to the Collateral Agent under this Agreement or otherwise (including, but not limited to, fees) shall be paid to the Collateral Agent for the account of the Person entitled thereto. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Collateral Agent, for the account of the respective Lenders to which such payment is owed, at the Corporate Trust Office in Dollars and in Same Day Funds not later than 12:00 noon New York City time on the date specified herein. The Collateral Agent will promptly distribute to each applicable Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Collateral Agent after 12:00 noon New York City time shall in each case be deemed received on the next succeeding Business Day, in the Collateral Agent’s sole discretion, and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent and the Collateral Agent, prior to the date any payment is required to be made by it to the Collateral Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Collateral Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Collateral Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Collateral Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Collateral Agent to such Lender to the date such amount is repaid to the Collateral Agent in Same Day Funds at the Overnight Bank Funding Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Collateral Agent in connection with the foregoing; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Collateral Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Collateral Agent to the Borrower to the date such amount is recovered by the Collateral Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Bank Funding Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Collateral Agent in connection with the foregoing. When such Lender makes payment to the Collateral Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Collateral Agent’s demand therefor, the Collateral Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Collateral Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Collateral Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Collateral Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.10(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Collateral Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Collateral Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Collateral Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.11 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or any security therefor, any payment or distribution (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or distribution in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment or distribution is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.11 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.12 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts to be paid for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or Article IX or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to an Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(i) Certain Fees. Such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.07 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.13 Commitment Increase.

(a) Notwithstanding anything to the contrary contained in this Agreement, in connection with any LTV Recalculation, the Borrower may request an increase to the Commitments in accordance with this Section 2.13 (each such increase, shall be referred to herein as a “Commitment Increase”). The Borrower may request one or more Commitment Increases, and the Borrower and the Administrative Agent shall determine the amount of such Commitment Increase, acting reasonably and in good faith; provided that the consent of the Administrative Agent (in its sole discretion) and each Lender increasing its Commitments pursuant to this Section 2.13 (each, an “Increasing Lender”) shall be required for any such Commitment Increase.

(b) The following are conditions precedent to any such Commitment Increase:

(i) (1) the Borrower shall have delivered to the Administrative Agent a written request to increase the Commitments at least 30 days prior to the date of effectiveness of such Commitment Increase (a “Commitment Increase Request”), (2) upon receipt of such Commitment Increase Request, the Administrative Agent shall have the right (but not the obligation) to make all or a portion of the requested Commitment Increase available to any or all of the then-existing Lenders and (3) after the earliest to occur of (x) the Administrative Agent notifying the Borrower of the aggregate principal amount of the Commitment Increase that the then-existing Lenders have collectively agreed to provide, (y) the Administrative Agent notifying the Borrower that it is declining to exercise the right of offer described in the preceding clause (2) and (z) 10 Business Days following the Administrative Agent’s receipt of the notice described in the preceding subclause (1), the Borrower may request that any or all of the then-existing Lenders and/or any other Persons (provided that any such Person shall be an Eligible Assignee) provide the remaining amount of Commitment Increase requested by the Borrower;

(ii) the Borrower shall have executed a replacement Note if requested by any Increasing Lender;

(iii) the Borrower shall have paid to the Administrative Agent any fee in an amount to be agreed by the Borrower and the Increasing Lenders on the amount of the Commitment Increase;

(iv) as of the effective date of any Commitment Increase and immediately after giving effect thereto, the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents are true and correct in all material respects on and as of such date with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); provided that if any such representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded for the purposes of this condition;

(v) no Default or Event of Default shall have occurred and be continuing on the date on which the Commitment Increase Request is delivered or immediately after giving effect to the Commitment Increase; and

(vi) satisfaction of the Rating Condition in connection with such Commitment Increase.

For the avoidance of doubt, any Commitment Increase will be on the same terms as contained herein. No Lender will be required to commit, nor shall any Lender have any preemptive right, to provide any portion of any Commitment Increase. The Borrower shall not have an obligation to approach any Lender to provide any Commitment Increase.

(c) If the Administrative Agent deems it advisable in its reasonable discretion, the Loan Parties and the Lenders shall execute (i) an amendment to this Agreement, in form and substance reasonably acceptable to the Administrative, to document a Commitment Increase pursuant to this Section 2.13.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Any and all payments made by or on account of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If the applicable Withholding Agent shall be required by any Laws (as determined in the good faith discretion of the applicable Withholding Agent) to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, then (A) to the extent the Tax in question is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholding of an Indemnified Tax applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholding been made, (B) the applicable Withholding Agent shall make such deductions or withholding, (C) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws, and (D) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), if a Loan Party is the applicable Withholding Agent, shall furnish to the Administrative Agent the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to the Administrative Agent.

(b) The Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Loan Parties agree to indemnify each Agent and each Lender for (i) the full amount of any Indemnified Taxes payable by such Agent or such Lender (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 3.01) and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent and the Collateral Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or Agent (but only to the extent that any Loan Party has not already indemnified such Lender or Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.07 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by any such Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each such Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by such Agent to the Lender from any other source against any amount due to such Agent under this paragraph (d).

(e) Each Lender shall, at such times as are reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent, provide the Borrower and such Agent with any documentation prescribed by Law certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. In addition, any Lender, if reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or such Agent as will enable the Borrower or such Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this clause (e), the completion, execution and submission of such documentation (other than such documentation set forth in any of Section 3.01(e)(i), Section 3.01(e)(ii) (other than Section 3.01(e)(ii)(E)) and Section 3.01(e)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the foregoing:

(i) Each Lender that is a U.S. Person shall deliver to the Borrower, the Administrative Agent and the Collateral Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or such Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii) Each Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Administrative Agent and the Collateral Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or such Agent) whichever of the following is applicable:

(A) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms), claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B) two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (a) a United States Tax Compliance Certificate and (b) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor form),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, W-8IMY, United States Tax Compliance Certificate, Form W-9 and/or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership, and one or more direct or indirect beneficial partners of such Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of each such partner), or

(E) two properly completed and duly signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Administrative Agent and the Collateral Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower and any such Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent as may be necessary for the Borrower and each such Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d)(iii), “FATCA” shall include any amendments made to FATCA after the Restatement Closing Date.

Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation described in this Section 3.01(d) obsolete or inaccurate in any material respect, deliver promptly to the Borrower, the Administrative Agent and the Collateral Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or such Agent) or promptly notify the Borrower, the Administrative Agent and the Collateral Agent in writing of its inability to do so.

(f) If the Borrower is required to pay any Indemnified Taxes or additional amounts payable pursuant to this Section 3.01 to any Lender, or to any Governmental Authority for the account of any Lender, any such Lender shall, if requested by the Borrower, use its reasonable efforts to change the jurisdiction of its Lending Office (or take any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (including any such additional amounts that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

(g) If the Administrative Agent or the Collateral Agent (or any sub-agent of either, if applicable) is not a U.S. Person, the Administrative Agent or the Collateral Agent (and any sub-agent of either, if applicable), as applicable, shall deliver to the Borrower on or before the date on which it becomes Agent (or sub-agent) under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) (i) an accurate and complete signed copy of IRS Form W-8ECI with respect to any amounts payable to such Agent (or sub-agent) for its own account and (ii) an accurate and complete signed copy of IRS Form W-8IMY with respect to any amounts payable to such Agent (or sub-agent) for the account of others, certifying that it is a “U.S. branch,” and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments (and the Borrower and such Agent (and any sub-agent) agree to so treat such Agent (and any sub-agent thereof, if applicable) as a U.S. Person with respect to such payments as contemplated by, and in accordance with, Sections 1.1441-1(b)(2)(iv) of the United States Treasury Regulations). If the Administrative Agent or the Collateral Agent (and any sub-agent of either, if applicable) is a U.S. Person, it shall deliver to the Borrower on or before the date on which it becomes Agent (or sub-agent) under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) an accurate and complete Form W-9 setting forth an exemption from backup withholding. Each of the Administrative Agent and the Collateral Agent shall, whenever a lapse in time or change in circumstances renders any such documentation described in this Section 3.01(f) obsolete or inaccurate in any material respect, deliver promptly to the Borrower updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its inability to do so.

(h) If any Lender or Agent receives a refund in respect of any Taxes as to which indemnification or additional amounts have been paid pursuant to this Section 3.01, it shall promptly remit such refund to the indemnifying party (but only to the extent of indemnification or additional amounts paid under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund, net of any Taxes payable by any Agent or Lender on such interest); provided that the indemnifying party upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.

(i) For the avoidance of doubt, the term “Law” for purposes of this Section 3.01 includes FATCA.

(j) Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent and the Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.02 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender reasonably determines that as a result of any Change in Law or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.02(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender, then from time to time within ten (10) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.03), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.03) the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered within ten (10) days after receipt of such demand.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.02 shall not constitute a waiver of such Lender’s right to demand such compensation.

(d) If any Lender requests compensation under this Section 3.02, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.02 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.02(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.02(a), (b) or (c).

Section 3.03 Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01 or 3.02, the Borrower shall not be required to compensate such Lender for any amount incurred more than nine months prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such nine month period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.04 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i)(x) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.02 as a result of any condition described in such Sections and (y) such Lender has declined or is unable to designate a different lending office in accordance with Section 3.02, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may so long as no Event of Default has occurred and is continuing, at its sole cost and expense, on five (5) Business Days’ prior written notice (or such shorter time as the Administrative Agent may agree) to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more

Eligible Assignees (provided that any assignment to any Eligible Assignee of less than all of the rights and obligations of such Lender (including, without limitation, its Commitments and Loans of each Class) must be made in the same proportion among Classes of Loans and Commitments as were held by such Lender prior to such assignment); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.02 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents. Notwithstanding anything herein to the contrary, a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(b) Any Lender being replaced pursuant to Section 3.04(a)(x) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender or each affected Lender in accordance with the terms of Section 11.01 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

Section 3.05 Survival. Each of the obligations of the parties hereto under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS

Section 4.01 Conditions to Initial Term Borrowing. The obligation of each Lender to fund the Initial Term Borrowing hereunder on the Restatement Closing Date is subject to satisfaction (or waiver by the Administrative Agent on behalf of each Lender with notice to KBRA) of each of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) a Committed Loan Notice in accordance with the requirements hereof;

(ii) executed counterparts of this Agreement;

(iii) the Omnibus Agreement together with each Collateral Document set forth on Schedule 1.01B required to be executed on the Restatement Closing Date as indicated on such schedule, duly executed by each Loan Party party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to Document Custodian (on behalf of the Collateral Agent));

(B) copies of (1) proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created under the Security Agreement on assets of the Borrower and the Guarantors, covering the Collateral described in the Security Agreement and (2) proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Loan Parties or any other transferor of the Collateral; and

(C) evidence that all other actions, recordings and filings required by the Collateral Documents as of the Restatement Closing Date that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that the Borrower providing authorization to the Administrative Agent to take such actions or make such recordings and filings that can be taken or made by the Administrative Agent or the Collateral Agent and to the extent agreed to be taken or made by the Administrative Agent or Collateral Agent shall be reasonably satisfactory to the Administrative Agent);

(iv) copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties;

(v) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action and incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Restatement Closing Date;

(vi) legal opinions (addressed to each of the Secured Parties and KBRA) from (1) Kirkland & Ellis LLP, counsel to the Loan Parties and the Collateral Manager and (2) Richard Layton & Finger, PA, special Delaware counsel to the Borrower (including as to true sale and non-consolidation);

(vii) the Security Agreement, duly executed by the Borrower, the Guarantors and the Collateral Agent;

(viii) the Limited Guarantee, duly executed by the Limited Guarantors;

(ix) a solvency certificate from a Responsible Officer of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit D;

(x) a certificate, dated the Restatement Closing Date and signed by a Responsible Officer of the Borrower, to the effect that, as of the Restatement Closing Date (A) all conditions set forth in this Section 4.01 have been satisfied (or waived pursuant to the terms hereof) and (B) all representations and warranties of the Loan Parties and the Collateral Manager, as applicable, set forth in this Agreement and each of the other Loan Documents are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(xi) evidence satisfactory to the Administrative Agent that the corporate reorganization contemplated to occur on or prior to the Restatement Closing Date in connection with this Agreement has been consummated; and

(xii) a list setting identifying each bank account of or in the name of each Loan Party (each, an “Existing Account”), including the account number and account holder of each such account and the balance thereof as of the most recently available date prior to the Restatement Closing Date.

(b) All fees and expenses due to the Administrative Agent and the Collateral Agent required to be paid on the Restatement Closing Date and (in the case of expenses) invoiced at least three (3) Business Days before the Restatement Closing Date (except as otherwise reasonably agreed by the Borrower) shall have been paid from the proceeds of the initial funding under the Facilities;

(c) Prior to or substantially concurrently with the Initial Term Borrowing on the Restatement Closing Date, the Restatement Closing Date Equity Contribution shall have been made to the Borrower in an amount equal to or greater than approximately $65,000,000;

(d) Each Exiting Lender shall have received payment in full for all then-outstanding Obligations due and owing to such Exiting Lender (other than any portion of such Obligations that will be deemed incurred as Initial Term Loans hereunder pursuant to the Cashless Roll) pursuant to Section 2.01, in each case as acknowledged by such Exiting Lender pursuant to its Exiting Lender signature page hereto;

(e) (i) KBRA shall have issued a ratings letter acceptable to the Administrative Agent for each of the Class A and Class B Loans, which shall have the Required Rating applicable thereto and (ii) the Required Ratings Test is satisfied;

(f) The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects on and as of the Restatement Closing Date (or, to the extent qualified by materiality, true and correct in all respects); provided that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period (or, to the extent qualified by materiality, true and correct in all respects) for purposes of making or deemed making such representation or warranty on, or as of, the Restatement Closing Date;

(g) After giving effect to the Initial Term Borrowing on the Restatement Closing Date there shall be no Default, Event of Default or Early Amortization Event;

(h) After giving effect to the Initial Term Borrowing on the Restatement Closing Date the LTV Ratio does not exceed the Maximum LTV Ratio;

(i) The Administrative Agent shall have received at least three (3) Business Days prior to the Restatement Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least ten (10) Business Days prior to the Restatement Closing Date;

(j) the Debt Service Reserve Account shall have been funded in amount at least equal to, when added to the Available Draw Amount of all DSR L/Cs as of the Restatement Closing Date, the DSRA Amount in effect as of the Restatement Closing Date;

(k) the Closing Expense Account shall have been funded from the proceeds of the initial funding under the Facilities in the amount required pursuant to Section 9.03(b);

(l) the Expense Reserve Account shall have been funded in an amount equal to the Expense Reserve Amount from the proceeds of the initial funding under the Facilities;

(m) with respect to each Project, the Commercial Operation Date shall have occurred under the EPC Agreement for such Project; and

(n) The Agents and the Lenders shall have received such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested and provided that sufficient notice of such request has been given to the Borrower (and without herein imposing or implying any duty on the part of any Agent to make any such request).

Without limiting the generality of the provisions of Section 10.03(d), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Restatement Closing Date specifying its objection thereto.

Section 4.02 Conditions to Other Term Loan Borrowings. The obligation of each Lender to fund Borrowings on or after the Restatement Closing Date is subject to satisfaction (or waiver by the Administrative Agent on behalf of each Lender with notice to KBRA) of each of the following conditions precedent:

(a) No Default, Event of Default or Early Amortization Event has occurred and is continuing or would result from such Borrowing (on a Pro Forma Basis after giving effect to such Borrowing);

(b) The Administrative Agent and the Lenders shall have received a solvency certificate substantially in the form of Exhibit D hereto and signed by a Responsible Officer of the Borrower;

(c) Since the later of (x) the Restatement Closing Date and (y) the date of the most recent Delayed Draw Term Loan Funding Date, no Material Adverse Effect shall have occurred or would result from the incurrence of such Loan;

(d) The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the date of the funding of such Loan, as applicable (or, to the extent that any such representation or warranty is expressly stated to have been made as of an earlier date, as of such earlier date);

(e) The Administrative Agent shall have received a Committed Loan Notice;

(f) (i) KBRA shall have confirmed that, after giving effect to the incurrence of such Loan, each of the Class A and Class B Loans shall have the Required Rating applicable thereto and (ii) the Required Ratings Test shall be satisfied;

(g) The Borrower shall be in compliance on a Pro Forma Basis with the Concentration Limits;

(h) In the case of Loans funded in connection with the achievement of the Commercial Operation Date, such Commercial Operation Date shall have occurred under the EPC Agreement and the engineer of record or an independent engineer shall have certified the same;

(i) In the case of Loans funded in connection with any Permitted Acquisition, (x) the Borrower shall have delivered to the Administrative Agent copies of the related Project MIPA and the Material Project Documents related thereto, (y) the Commercial Operation Date for the applicable Project or Projects shall have occurred and the engineer of record or an independent engineer shall have certified the same and (z) the Group Members shall have taken such actions as may be required to satisfy the Collateral and Guarantee Requirements with respect thereto;

(j) If the aggregate principal amount of Loans borrowed after the Restatement Closing Date equals or exceeds $50,000,000 (after giving effect to such Borrowing), the Administrative Agent shall have received legal opinions (including as to true sale) substantially consistent with those delivered on the Restatement Closing Date under Section 4.01(a) hereof with respect to all Permitted Acquisitions that have occurred after the Restatement Closing Date (for the avoidance of doubt it being understood that if legal opinions have previously been delivered pursuant to this Section 4.02(j) in connection with a prior Borrowing, this Section 4.02(j) shall not apply);

(k) If (x) the aggregate principal amount of Loans borrowed after the most recent delivery of legal opinions pursuant to Section 4.02(j) or this Section 4.02(k) equals or exceeds $75,000,000 or (y) Loans are borrowed on a date more than 180 days after the most recent delivery of legal opinions pursuant to Section 4.01(a), Section 4.02(j) or this Section 4.02(k), the Administrative Agent shall have received legal opinions (including as to true sale) substantially consistent with those delivered on the Restatement Closing Date under Section 4.01(a) hereof with respect to all Permitted Acquisitions that have occurred after the Restatement Closing Date;

(l) After giving effect to such Borrowing, the LTV Ratio is less than or equal to the LTV Ratio immediately prior to such borrowing;

(m) All fees due to the Lenders required to be paid on such Borrowing Date shall have been paid from the proceeds of such Borrowing; and

(n) The Agents and the Lenders shall have received such other opinions, instruments, certificates and documents from the Borrower as reasonably requested by the Agents or any Lender upon reasonable notice to the Borrower.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower and each other Loan Party represents and warrants to the Agents and the Lenders at the time of each Borrowing that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Group Member (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clauses (a) (other than with respect to the Borrower), (b)(i), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law binding on such Person; to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization. No material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings, recordations and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.

Section 5.05 Projections; No Material Adverse Effect.

(a) The forecasts of and actual consolidated balance sheets and consolidated statements of income and cash flow of the Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Restatement Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that such forecasts are as to future events and not to be viewed as facts, such forecasts are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be given that any particular projections will be realized and actual results may vary from such forecasts and that such variations may be material.

(b) As of the date that is the later of (x) the Restatement Closing Date and (y) the most recent date the Borrower delivered financial statements required under Section 5.05, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) As of the Restatement Closing Date, neither the Equity Holder, the Borrower nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under the Loan Documents and (iii) liabilities (not including Indebtedness for borrowed money) incurred in the ordinary course of business that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect).

Section 5.06 Litigation. Except as disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the Borrower’s knowledge, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, (i) by or against the Equity Holder, the Borrower, the Subsidiaries or against any of their properties or revenues or (ii) by or against the Project Companies or against any of their properties or revenues, that, in each case, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 No Default. No Default, event of default or Event of Default exists under or with respect to any Loan Document. Each Loan Party is not in default under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound in any respect, the existence of which default has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.08 Security Documents.

(a) Valid Liens. Each Collateral Document delivered pursuant to Section 4.01 and Sections 6.11 and 6.13 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 3 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements, possession or control, in each case subject to no Liens other than Liens permitted under this Agreement. On the Restatement Closing Date and on the date of each Borrowing, the Loan Parties will be the beneficial owners of the Collateral and will have the right to receive all Collections on the Collateral (other than with respect to the Equity Interests in the Borrower), in each case free and clear of all Liens, security interests and adverse claims other than Permitted Liens.

(b) PTO Filing; Copyright Office Filing. If any Intellectual Property Security Agreement or a short form thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office the Liens created by such Intellectual Property Security Agreement shall, to the extent such filings may perfect such interests, constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Intellectual Property Security Agreement) or Trademarks (as defined in the Intellectual Property Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Intellectual Property Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted under this Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to establish a Lien on certain registrations and applications for Patents, Trademarks and Copyrights acquired by the grantors thereof after the Restatement Closing Date). The Loan Parties do not own any Intellectual Property other than as listed on Schedule 5.08. Terms used in this Section 5.08(b) and not otherwise defined have the meanings given to them in the Security Agreement.

Section 5.09 Environmental Matters. Except as specifically disclosed in Schedule 5.09 (if applicable), or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Each Loan Party and its respective assets and operations and each Project Company and its respective assets and operations are in compliance with all Environmental Laws, which includes obtaining, maintaining in full force and effect, and complying with all Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties and the Project Companies as currently conducted;

(b) to the Borrower’s knowledge, no Loan Party nor any Project Company, is subject to any Environmental Liability;

(c) the Loan Parties and the Project Companies have not received any unresolved written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws;

(d) none of the Loan Parties or any of their respective Real Property nor any of the Project Companies and any of their respective Real Property, is the subject of any claims, investigations, liens, or judicial or administrative proceedings pending or, to the Borrower’s knowledge, threatened, under any Environmental Law, that could reasonably be expected to result in the revocation, suspension or adverse modification of any Environmental Permit held by any of the Loan Parties or the Project Companies; and

(e) to the Borrower’s knowledge, there are no conditions of contamination by Hazardous Materials at the Real Property or facilities owned or leased by any of the Loan Parties or the Project Companies, or to the Borrower’s knowledge, Real Property or facilities formerly owned, operated or leased by the Loan Parties or the Project Companies that would reasonably be expected to require investigation, remedial activity or corrective action or cleanup by any Loan Party or Project Company or would reasonably be expected to result in the any Loan Party or Project Company incurring material liability under Environmental Laws.

Section 5.10 Taxes. Except as disclosed in Schedule 5.10, and except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and each of the Project Companies have filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties that are due and payable, except those which are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax deficiency or assessment known to any Loan Party against the Loan Parties or against the Project Companies known to any Loan Party that would, if made, individually or in the aggregate, have a Material Adverse Effect. The Equity Holder, the Borrower and each Project Company (other than a Project Company that is directly or indirectly wholly owned by the Borrower (or a Tax Equity HoldCo) and a Tax Equity Investor) is treated as a disregarded entity for U.S. federal income tax purposes.

Section 5.11 ERISA Compliance.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by a Loan Party or ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.

(b) (i) No ERISA Event with respect to any Plan has occurred during the five (5) year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the preceding clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) (i) The Plans of any Loan Party and those of any ERISA Affiliate are funded to the extent required by the terms of each Plan, if any, and by Law or otherwise to comply with the requirements of any Law applicable in the jurisdiction in which the relevant pension scheme is maintained, and (ii) neither any Loan Party nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), except, with respect to each of the preceding clauses of this Section 5.11(c), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.12 Subsidiaries; Equity Interests. As of the Restatement Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Restatement Closing Date, Sections 1(a) and 2 of, and Schedule 4 to, the Perfection Certificate (a) set forth the name and jurisdiction of each Loan Party and (b) set forth the ownership interest of the Borrower in each Subsidiary, including the percentage of such ownership.

Section 5.13 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, in either case in violation of Regulation U, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.

(b) None of the Borrower, any Person Controlling the Borrower, or the Guarantors is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.14 Disclosure. As of the Restatement Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents, as of the Restatement Closing Date, that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.15 Non-Recourse Parties. Each Tax Equity Party satisfies the Non-Recourse Conditions. The Borrower does not directly or indirectly own Equity Interests in any Person that is not a Loan Party, a Tax Equity HoldCo, a Lessee or a Non-Recourse Party.

Section 5.16 Solvency. (1) The Borrower and the other Loan Parties collectively are Solvent and (2) on the Restatement Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent. Each of the Borrower and each other Loan Party is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws of any jurisdiction or the liquidation of all or a major portion of its assets or property, and it has no knowledge of any Person contemplating the filing of any such petition against it.

Section 5.17 Limited Purpose; Separateness.

(a) Limited Purpose Entity.

(1) All customary formalities regarding the existence of each of the Borrower and Equity Holder have been observed at all times since their respective formations and will continue to be observed.

(2) Each of the Borrower and Equity Holder have been adequately capitalized at all times since their respective formations in light of the nature of its business.

(3) Neither the Equity Holder nor the Borrower has at any time since their respective formations assumed or guaranteed the liabilities of any other Persons (other than the endorsement of instruments for collection in the ordinary course of business).

(b) Separate Existence.

(1) At all times since its formation, each SPV Entity has accurately maintained, in all material respects, their respective financial statements, accounting records and other corporate documents, as applicable, separate from those of the Collateral Manager and any other Person. No SPV Entity has at any time since their respective formations commingled their respective assets with those of the Collateral Manager or any other Person. Each SPV Entity has at all times since their respective formations accurately maintained, in all material respects, their own respective bank accounts and separate books of account.

(2) Each SPV Entity has at all times since their respective formations paid their own respective liabilities from their own respective separate assets.

(3) Except for U.S. tax and consolidated accounting purposes, each SPV Entity has at all times since their respective formations identified itself in all dealings with the public, under their own respective names and as separate and distinct entities. Except for U.S. tax and consolidated accounting purposes, no SPV Entity has at any time since their respective formations identified itself as being a division or a part of any other entity.

Section 5.18 OFAC; USA PATRIOT Act; FCPA; Anti-Terrorism Laws.

No Group Member and no Person or Persons owning fifty percent or more of any Group Member (a) is a Sanctioned Entity; (b) to Borrower’s or any Loan Party’s knowledge, is under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (c) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by applicable Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any applicable Sanctions. To each Loan Party’s knowledge, no investor in Holdings is a Sanctioned Entity. To the Borrower’s knowledge, no such investor’s funds used in connection with this transaction are derived from illegal or suspicious activities. Each Group Member will implement, within 30 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), policies and procedures that are reasonably designed to promote compliance with all applicable Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions. No Loan Party, to its knowledge, is under investigation for any alleged breach of applicable Anti-Money Laundering Laws or Anti-Corruption Laws by any governmental authority that enforces Anti-Money Laundering Laws or Anti-Corruption Laws. Each Group Member is in compliance in all material respects with all applicable Anti-Money Laundering Laws and all applicable Anti-Corruption Laws.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until Payment in Full, from and after the Restatement Closing Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause the Subsidiaries to:

Section 6.01 Financial Statements.

(a) Commencing with the fiscal year ending December 31, 2021, deliver to the Administrative Agent (for prompt further distribution to each Lender) and to KBRA, within one hundred twenty (120) days after the end of each fiscal year, a consolidated balance sheet of the Borrower, as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification (other than as a result of the Maturity Date occurring within one year after the issuance date of such opinion);

(b) Deliver to the Administrative Agent (for prompt further distribution to each Lender) and to KBRA, within sixty (60) days of the first three Fiscal Quarters of each fiscal year of the Borrower, commencing with the Fiscal Quarter ending September 30, 2021, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and in comparative format, the prior fiscal year-end and the related consolidated statements of income or operations for such Fiscal Quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding Fiscal Quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current Fiscal Quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) Notwithstanding the foregoing, the obligations in Sections 6.01(a) and 6.01(b) may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of the Borrower (or any direct or indirect parent of the Borrower) or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except as permitted in Section 6.01(a), shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification.

Documents required to be delivered pursuant to this Section 6.01 and Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the Borrower’s website; or (ii) on which such documents are posted on the Borrower’s behalf on Debtdomain, Roadshow Access (if applicable) or another relevant website, if any, to which each Lender, the Administrative Agent and KBRA have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent (for prompt further distribution to each Lender) and KBRA:

(a) no later than five (5) days after the actual delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied so long as such information is publicly available on the SEC’s EDGAR website;

(c) [Reserved];

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party of the Perfection Certificate or confirming that there has been no change in such information since the later of the Restatement Closing Date or the date of the last such report and (ii) a description of each event, condition or circumstance during the last Fiscal Quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.03(b);

(e) promptly but in no event later than 10 days after any Responsible Officer of the Borrower obtains actual knowledge thereof, notice of any (1) litigation or governmental proceeding pending or actions threatened against any Group Member or any Collateral which have had or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and (2) any other event, act or condition which has had or could reasonably be expected to have a Material Adverse Effect;

(f) on each Payment Date, a Payment Date Report in accordance with Section 9.07;

(g) from time to time such additional information in the possession of any Loan Party regarding the Collateral or the financial position or business of such Loan Party as any Agent, on either their own initiative or at the request of any Lender or KBRA, may reasonably request in writing;

(h) promptly, but in no event longer than seven days, after any Responsible Officer of the Borrower has actual knowledge thereof, written notice of the occurrence of an event that would permit the termination of the Collateral Management Agreement or the replacement of the Collateral Manager under the Collateral Management Agreement;

(i) promptly, but in no event longer than five days, following creation thereof, notice of the establishment of any bank, deposit or securities account by any Loan Party (in such detail as the Administrative Agent may reasonably request);

(j) (1) on an annual basis concurrently with or promptly following delivery to any direct or indirect parent (and in any event, no later than five Business Days after such delivery), default and recovery information substantially similar to the information provided to the Lenders prior to the date hereof in connection with its due diligence process; (2) within 10 Business Days upon request by any Lender, any and all additional information with respect to the Loan Parties that is reasonably available to it (after using commercially reasonable efforts to obtain) and is required for compliance with the requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III and (3) within 10 Business Days upon request by any Lender, any and all additional information and financial reporting with respect to each Obligor that is reasonably available to it (after using commercially reasonable efforts to obtain) and required for compliance with the requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III, in each case subject to any applicable confidentiality requirements binding on the Borrower or the Collateral Manager under law or contract (provided that the Borrower or the Collateral Manager, as applicable, shall use commercially reasonable efforts to have such confidentiality requirements waived or an exception made for provision hereunder);

(k) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request;

(l) promptly after (and in any event, no later than 10 Business Days following) any acquisition of or Investment in any Project (other than Projects owned by a Group Member as of the Restatement Closing Date and Projects in respect of which a Notice of New Project has previously been delivered to the Administrative Agent), a Notice of New Project with respect thereto, certifying that the Project is commercially operational and the Commercial Operation Date has occurred, identifying the relevant Lease Services Provider or Maintenance Services Provider and attaching all Material Project Documents (including, if applicable, the initial Power Purchase Agreement) for such Project; and

(m) for each Tax Equity Holdco and each Tax Equity Party (and any successors of any thereof), promptly and in any event within five Business Days following (1) the distribution of a Tax Equity Distribution Statement or other periodic report or compliance statement by a Group Member to a Tax Equity Investor or (2) the receipt of a Tax Equity Distribution Statement or other periodic report or compliance statement by a Group Member from a Tax Equity Investor, a true, correct and complete copy of such Tax Equity Distribution Statement or other periodic report or compliance statement.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debtdomain, Roadshow Access (if applicable) or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower and its Subsidiaries or their respective securities) (each, a “Public Lender”). At the request of the Administrative Agent, the Borrower hereby agrees to make all Borrower Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC”. By designating Borrower Materials as “PUBLIC”, the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor”, which is intended to contain only information that is publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower and its Subsidiaries or their respective securities for purposes of United States federal and state securities laws or is of a type that would be publicly available if the Borrower or its Subsidiaries were a public reporting company (in each case, as reasonably determined by the Collateral Manager). Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC”. The Borrower agrees that (i) any Loan Documents, (ii) any financial statements delivered pursuant to Section 6.01 and (iii) any Compliance Certificates delivered pursuant to Section 6.02(a) and (iv) notices delivered pursuant to Section 6.03(a) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

The Platform is provided “as is” and “as available.” The Agent-Related Persons do not warrant the adequacy of the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent-Related Person in connection with the Platform.

Section 6.03 Notices. Promptly after a Responsible Officer of the Borrower or any Subsidiary has obtained knowledge thereof, notify the Administrative Agent and KBRA:

(a) of the occurrence of any Early Amortization Event, Default or Event of Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c) of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Borrower or any Guarantor that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document; and

(d) of any notice of Environmental Liability of any Loan Party or any Project Company that could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b), (c) or (d) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04 Payment of Tax Obligations, Etc. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Borrower and each Project Company (other than Project Company that is directly or indirectly wholly owned by the Borrower or a Tax Equity HoldCo and Tax Equity Investor) will be treated as a disregarded entity for U.S. federal income tax purposes and each will take no action, permit any Person to take any action on its behalf or recognize any action, in each case, that would have the effect of causing any such entity to be treated as other than a disregarded entity for U.S. federal income tax purposes.

Pay and discharge, at or before maturity, all its obligations and liabilities, including, without limitation, any obligation pursuant to any agreement by which it or any of its properties or assets is bound, except (a) to the extent the failure to pay or discharge such amounts would not reasonably be expected to result in a Material Adverse Effect or (b) where such liabilities may be contested in good faith by appropriate proceedings, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

Section 6.05 Preservation of Existence, Etc.; Material Contracts.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; and

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (a) (other than with respect to the Equity Holder and the Borrower) or (b), (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Article VII;

(c) Each Group Member (other than the Equity Holder and the Borrower) will not amend, modify, waive or supplement (i) the terms of any Organizational Document, Contractual Obligation, Tax Equity Document or Material Project Document, except to the extent such amendments, modifications, waivers or supplements would not, individually or in the aggregate, adversely affect the Lenders in any material fashion or (ii) the Collateral Management Agreement without the prior written consent of the Administrative Agent (at the direction of the Required Lenders). The Borrower shall promptly deliver to the Administrative Agent true, correct and complete copies of all amendments, modifications, waivers or supplements to each of the Organizational Documents, Tax Equity Documents and Material Project Documents of the Group Members (in each case other than immaterial amendments that solely make administrative changes).

(d) Neither the Equity Holder nor the Borrower shall amend, modify, waive or supplement any of its Organizational Documents without the prior written consent of the Administrative Agent.

Section 6.06 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

Section 6.07 Maintenance of Collateral Accounts; Other Accounts.

(a) Maintain each Collateral Account, to the extent required under Article IX or any other applicable provision of any Loan Document.

(b) Within 30 days after the Restatement Closing Date (or such later date as the Administrative Agent may agree in its sole and absolute discretion), cause each account bank for each Existing Account to provide electronic read-access to the Administrative Agent in respect of such Existing Account. Promptly (and in no event later than five Business Days) following the creation of any other bank account by, in the name of or on behalf of any Loan Party, (1) notify the Administrative Agent of such account creation (with such notice including the account number, account holder and most recently available balance of such account) and (2) grant the Administrative Agent electronic read-access in respect of such account.

(c) With respect to each account (other than the Collateral Accounts) of or in the name of any Loan Party:

(1) until the Administrative Agent has been granted electronic read-access (which includes the right to print or save account statements) in respect of such account as required under clause (b) above, as soon as practicable and in any event within five Business Days after receipt by the Loan Parties of a monthly bank account statement for each such account, deliver to the Administrative Agent a copy of each such statement; and

(2) within five Business Days of the end of each Due Period, notify the Administrative Agent of (x) the balance of such account as of the last day of such Due Period and (y) the highest balance on any day of such Due Period for such account.

(d) The Administrative Agent shall have electronic read-access in respect of each account of each Loan Party at all times (subject to the grace period specified in clause (b) above).

(e) The Borrower shall not at any time have any deposit accounts or securities accounts other than the Collateral Accounts. No other Loan Party shall have any deposit account or securities account other than operating accounts used by such Loan Party in the conduct of its business (and, without limiting the foregoing, shall not maintain any concentration or other accounts into which funds from other Loan Parties or Group Members are deposited or pooled).

Section 6.08 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the material assets and business of the Borrower or the Subsidiaries, as the case may be.

Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, neither of the Borrower nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

If reasonably requested by the Administrative Agent on behalf of the Lenders, participate in meetings with the Administrative Agent and the Lenders from time to time, each such meeting to be held at a location in New York City and at a time reasonably determined by the Borrower and the Collateral Manager following such request; provided that, so long as no Event of Default has occurred and is continuing, such meetings shall not be held more than once per calendar year.

Section 6.11 Additional Collateral; Additional Guarantors. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) Upon (x) the formation or acquisition of any new direct or indirect Domestic Subsidiary (in each case, other than to the extent the Equity Interests of such Subsidiary constitute Excluded Equity Interests) by the Borrower or (y) the Equity Interests of a direct or indirect Domestic Subsidiary ceasing to constitute Excluded Equity Interests, in each case, to the extent Equity Interests in such Subsidiary described in the preceding clause (x) or (y) otherwise constitutes Collateral under the Collateral and Guarantee Requirement:

(i) within sixty (60) days after such formation or acquisition, or such longer period as the Administrative Agent may agree in writing in its discretion:

(A) cause each such Subsidiary to execute and deliver to the Administrative Agent and the Collateral Agent a joinder agreement to the Security Agreement pursuant to which such Subsidiary becomes a Guarantor and a Pledgor thereunder, in each case to the extent required by the Collateral and Guarantee Requirement, and shall deliver to the Administrative Agent such legal opinions as are consistent with those delivered on the Restatement Closing Date under Section 4.01 hereof with respect to such Subsidiary;

(B) cause each such Subsidiary, or the parent of such Subsidiary, as applicable, to deliver any and all certificates representing Equity Interests in such Subsidiary (to the extent certificated) that are required to be pledged pursuant to (and subject to the applicable limitations and exceptions of) the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank, as applicable; and

(C) take, and cause such Subsidiary and each direct or indirect parent of such Subsidiary to take, whatever other action (including the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens in the Equity Interests of such Subsidiary constituting Collateral and in any other assets of such Subsidiary constituting Collateral, in each case to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement; and

(ii) if reasonably requested by the Administrative Agent or, at the direction of the Administrative Agent, the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent or Collateral Agent may agree in writing in its discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Loan Party acquired after the Restatement Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clause (i); and

(b) Not later than ninety (90) days (or such longer period as the Administrative Agent or the Collateral Agent may agree in writing in its discretion) after the acquisition by any Loan Party of any intellectual property that is required to be pledged as Collateral pursuant to the Collateral and Guarantee Requirement, which intellectual property would not be automatically subject to a Lien in favor of the Collateral Agent pursuant to the then-existing Collateral Documents, cause such IP Rights to be subject to a Lien and Intellectual Property Security Agreement, if applicable, in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or, at the direction of the Administrative Agent, the Collateral Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the applicable limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

Section 6.12 Sanctions, OFAC, etc.

Each Group Member shall (a) within 30 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), implement policies and procedures reasonably designed to promote compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws and, promptly following such implementation, deliver to the Administrative Agent a true, correct and complete copy of such policies and procedures; (b) ensure it does not use proceeds of any of the Loans in violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws; and (c) ensure it does not fund any repayment of the Obligations in violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws.

Each Group Member shall, within 30 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), implement policies and procedures reasonably designed to promote compliance with applicable Sanctions, and, promptly following such implementation, shall deliver to the Administrative Agent a true, correct and complete copy of such policies and procedures.

No Group Member shall directly or, knowingly, indirectly use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (a) for the purpose of funding any activities or business of or with (i) a Sanctioned Entity, to the extent such transactions would be prohibited by Sanctions if conducted by Persons subject to U.S. jurisdiction, or (ii) any Person in any country or territory, that, at the time of such funding, is, or whose government is, the subject of comprehensive Sanctions or (b) in any manner that would be prohibited by Sanctions or would otherwise cause a Lender to be in breach of any Sanctions.

Section 6.13 Further Assurances.

(a) Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (1) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (2) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement.

(b) After August 31 and on or before October 30 in each year commencing in 2021, the Borrower shall furnish to the Administrative Agent an officer’s certificate of a Responsible Officer of the Borrower, (1) certifying that (i) the lien and security interest created by this Agreement and the other Loan Documents with respect to the Collateral remains a valid and perfected first priority lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties and (ii) to the best of the Borrower’s knowledge, the Pledgors’ ownership of the Collateral is free and clear of all Liens, security interests and adverse claims other than Permitted Liens and (2) attaching the results of lien searches demonstrating that (i) the financing statements filed pursuant to Section 4.01(a) (and each other financing statement filed under the Loan Documents from time to time after the Restatement Closing Date) remain of record and (ii) no other financing statements (other than with respect to Permitted Liens) are of record.

(c) After August 31 and on or before October 30 in 2024 and each five year anniversary thereof, the Borrower shall furnish to the Administrative Agent and the Collateral Agent, New York law opinions of counsel stating that, in the opinion of such counsel, as the date of such opinion, the lien and security interest created by this Agreement and the other Loan Documents with respect to the Collateral remains a valid and perfected first priority lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties and stating what action (if any) needs to be taken to retain the validity and perfection of such lien for the following five years. To the extent that any Collateral is pledged or perfected in non-U.S. jurisdictions, additional certifications and lien opinions will be required in such jurisdictions.

Section 6.14 Distribution of Funds. In respect of the Borrower, deposit (a) all distributions (other than Reinvestment Proceeds) received with respect to its Equity Interests in any Guarantor or Tax Equity JV, promptly after receipt thereof, into the Collection Account and (b) all Reinvestment Proceeds received with respect to its Equity Interests in any Guarantor or Tax Equity JV, promptly after receipt thereof, into the Reinvestment Account (in each case, to the extent not deposited therein by the Collateral Agent). With respect to each Guarantor, (i) on the last Business Day of each month, distribute all Collections of such Guarantor to the Borrower for deposit into the Collection Account and (ii) distribute all Reinvestment Proceeds received from any Person, promptly after receipt thereof, to the Borrower for deposit into the Reinvestment Account. With respect to each Tax Equity JV, the Borrower will cause the Tax Equity JV to distribute all Collections and Reinvestment Proceeds when and to the maximum extent permitted under the applicable Tax Equity Documents.

Section 6.15 Maintenance of Ratings. In respect of the Borrower, use commercially reasonable efforts to cause the Term Loans to be continuously rated (but not any specific rating) by KBRA.

Section 6.16 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Subsidiaries) as are customarily carried under similar circumstances by such other Persons. For the avoidance of doubt, such insurance shall include (i) insurance required for any Projects or solar systems and (ii) tax loss insurance for any amounts of tax equity contested by the Internal Revenue Service, in each case in such amounts to be calculated in a manner consistent with the methodology approved by the Administrative Agent prior to the Restatement Closing Date (which tax loss insurance on the Restatement Closing Date shall provide for up to $15,800,000 of coverage).

Section 6.17 Minimum Hedging. No later than 90 days after the Closing Date, with respect to each Project Company that is party to an SREC Agreement, the Borrower or such Project Company shall have entered into one or more Permitted Hedge Agreements (collectively) meeting the following requirements: (i) an initial hedge of at least 90% of the first vintage year of the SRECs, (ii) a hedge of at least 80% of the second vintage year of the SRECs, (iii) a hedge of at least 70% of the third vintage year of the SRECs and (iv) a maintenance hedge of no less than two vintage years of remaining SRECs.

Section 6.18 Bankruptcy Remoteness; Separateness.

(a) Limited Purpose Entity.

(1) The Equity Holder and the Borrower (each, an “SPV Entity”) shall each continue to be a duly organized and existing limited liability company formed under the laws of Delaware. Each Group Member shall continue to be duly qualified in each jurisdiction in which such qualification was or is necessary for the conduct of its business, except where the failure to be so qualified in any jurisdiction could not reasonably be expected to have a Material Adverse Effect.

(2) The Equity Holder, the Borrower and each other Loan Party shall continue to comply, in all material respects, with the provisions of its Organizational Documents and the laws of the jurisdiction of its formation.

(3) All customary formalities regarding the existence of the Equity Holder, the Borrower and each other Loan Party shall continue to be observed.

(b) Separate Existence; Independent Director. Each Loan Party shall take all reasonable steps to maintain its identity as a separate legal entity from that of its members. Each SPV Entity will always maintain at least one Independent Director.

(c) Additional Borrower Requirements. The Borrower shall:

(1) have a board of directors separate from that of any other Person (although members of such board of directors may serve as directors of one or more Affiliates of the Borrower);

(2) file its own tax returns, if any, as may be required under applicable law, and pay any taxes so required to be paid under applicable law solely from its own funds;

(3) not commingle its assets with assets of any other Person;

(4) not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(5) conduct its business solely in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence;

(6) maintain books and records separate from any other Person (other than Subsidiaries of the Borrower, the books and records of which are consolidated with the Borrower);

(7) maintain separate financial statements (it being understood that (x) the financial statements of Subsidiaries of the Borrower may be part of a consolidated group with the Borrower and (y) if the Borrower’s financial statements are part of a consolidated group with its Affiliates, then any such consolidated statements shall contain a note indicating the Borrower’s separateness from any such Affiliates and that its assets and credit are not available to pay the debts or obligations of such Affiliate other than lawful and properly recorded distributions as expressly permitted under Section 7.06);

(8) pay its own liabilities only out of its own funds;

(9) except as set forth in Section 7.07, not enter into a contract, agreement or transaction with any member, manager, guarantor or Affiliate of the Borrower or any member, manager, guarantor or Affiliate thereof, except in the ordinary course of business and on terms which are intrinsically fair, commercially reasonable and substantially similar to those of an arm’s-length transaction with an unrelated third party;

(10) hold itself out as a separate Person (except to the extent treated as a disregarded entity for U.S. tax purposes), not guarantee or become obligated for the debts or obligations of any other Person, and not hold out its credit or assets as being available to satisfy the debts or obligations of any other Person;

(11) pay its fair and reasonable share of shared expenses with its Affiliates, including for shared office space, if any;

(12) use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being the Borrower’s agent or the Borrower is clearly designated as being the applicable counterparty to the transaction giving rise to such invoice or check);

(13) except for the Limited Guaranty and the Security Agreement, not hold out the assets or credit of any other Person as being available to satisfy any of its debts or obligations;

(14) not pledge its assets or credit as security for the obligations of any other Person, other than with respect to its Subsidiaries to the extent expressly permitted under Section 7.01;

(15) correct any known misunderstanding regarding its separate identity;

(16) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities solely from its own assets;

(17) except for its Subsidiaries, not acquire obligations or securities of its managers, members or Affiliates, as applicable

(18) maintain a sufficient number of employees (if any) in light of its contemplated business operations (notwithstanding the foregoing, the Borrower does not require employees to operate its business as of the date hereof); and

(19) not take any Material Action without the unanimous affirmative vote of each member of its board of directors, including, in all cases, each of its Independent Directors.

(d) Additional Equity Holder Requirements. The Equity Holder shall:

(1) have a board of directors separate from that of any other Person (although members of such board of directors may serve as directors of one or more Affiliates of the Equity Holder);

(2) file its own tax returns, if any, as may be required under applicable law, and pay any taxes so required to be paid under applicable law solely from its own funds;

(3) not commingle its assets with assets of any other Person;

(4) not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person

(5) conduct its business solely in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence;

(6) maintain books and records separate from any other Person (other than Subsidiaries of the Equity Holder, the books and records of which are consolidated with the Equity Holder);

(7) maintain separate financial statements (it being understood that (x) the financial statements of Subsidiaries of the Equity Holder may be part of a consolidated group with the Equity Holder and (y) if the Equity Holder’s financial statements are part of a consolidated group with its Affiliates, then any such consolidated statements shall contain a note indicating the Equity Holder’s separateness from any such Affiliates and that its assets and credit are not available to pay the debts or obligations of such Affiliate other than lawful and properly recorded distributions as expressly permitted under Section 7.06);

(8) pay its own liabilities only out of its own funds;

(9) except as set forth in Section 7.07, not enter into a contract, agreement or transaction with any member, manager, guarantor or Affiliate of the Borrower or any member, manager, guarantor or Affiliate thereof, except in the ordinary course of business and on terms which are intrinsically fair, commercially reasonable and substantially similar to those of an arm’s-length transaction with an unrelated third party;

(10) hold itself out as a separate Person (except to the extent treated as a disregarded entity for U.S. tax purposes), not guarantee or become obligated for the debts or obligations of any other Person, and not hold out its credit or assets as being available to satisfy the debts or obligations of any other Person, except, for the avoidance of doubt, with respect to the Borrower pursuant to the Security Agreement;

(11) pay its fair and reasonable share of shared expenses with its Affiliates, including for shared office space, if any;

(12) use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being the Equity Holder’s agent or the Equity Holder is clearly designated as being the applicable counterparty to the transaction giving rise to such invoice or check);

(13) not hold out the assets or credit of any other Person as being available to satisfy any of its debts or obligations;

(14) except with respect to (i) the Borrower pursuant to the Security Agreement and (ii) its Subsidiaries to the extent expressly permitted under Section 7.01, not pledge its assets or credit as security for the obligations of any other Person;

(15) correct any known misunderstanding regarding its separate identity;

(16) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities solely from its own assets;

(17) except for its Subsidiaries, not acquire obligations or securities of its managers, members or Affiliates, as applicable;

(18) maintain a sufficient number of employees (if any) in light of its contemplated business operations (notwithstanding the foregoing, the Equity Holder does not require employees to operate its business as of the date hereof); and

(19) not take any Material Action without the unanimous affirmative vote of each member of its board of directors, including, in all cases, each of its Independent Directors.

(e) Additional Loan Party Requirements. Each Loan Party (other than the Borrower and the Equity Holder) shall:

(1) file its own tax returns, if any, as may be required under applicable law (to the extent (x) not part of a consolidated group filing a consolidated return or returns or (y) not treated as a division for tax purposes of another taxpayer) and pay any taxes so required to be paid under applicable law;

(2) not commingle its assets with assets of any other Person (other than a Project Company’s assets with the assets of another Project Company, but solely to the extent that such commingling (i) is not material and (ii) is effected in accordance with the past practices of the Group Members);

(3) conduct its business in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence (other than customary reimbursement arrangements in connection with SREC Agreements and operating expenses);

(4) maintain books and records separate from any other Person (other than Subsidiaries of the Borrower the books and records of which are consolidated with the Borrower);

(5) maintain separate financial statements (it being understood that the financial statements of Subsidiaries of the Borrower may be part of a consolidated group with the Borrower);

(6) pay its own liabilities only out of its own funds (other than customary reimbursement arrangements in connection with SREC Agreements and operating expenses);

(7) maintain an arm’s-length relationship with its Affiliates to the extent required pursuant to Section 7.07 (other than customary reimbursement arrangements in connection with SREC Agreements and operating expenses);

(8) hold itself out as a separate Person (except to the extent treated as a disregarded entity for U.S. tax purposes), not guarantee or become obligated for the debts or obligations of any other Person, and not hold out its credit or assets as being available to satisfy the debts or obligations of any other Person, except, for the avoidance of doubt, (a) pursuant to the Security Agreement or (b) to the extent expressly permitted under this Agreement and the other Loan Documents;

(9) pay its fair and reasonable share of overhead for shared office space, if any;

(10) use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being such Loan Party’s agent or such Loan Party is clearly designated as being the applicable counterparty to the transaction giving rise to such invoice or check);

(11) not pledge its assets as security for the obligations of any other Person except, for the avoidance of doubt, (a) pursuant to the Security Agreement or (b) to the extent expressly permitted under this Agreement and the other Loan Documents;

(12) correct any known misunderstanding regarding its separate identity;

(13) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; and

(14) not have any employees.

Section 6.19 Subsidiaries. At no time shall any Group Member (other than Tax Equity Parties) (directly or indirectly) own any Equity Interests in any Foreign Subsidiary other than Project Companies formed in Canada and otherwise permitted under this Agreement. At no time shall the Borrower own (directly or indirectly) less than 100% of the Equity Interests of any Person other than the Non-Recourse Parties (solely to the extent permitted under this Agreement). At no time shall the Borrower own (directly or indirectly) any Equity Interests in any Person that is not a Loan Party or a Non-Recourse Party. At no time shall the Equity Holder hold directly any Equity Interests in any Person that is not the Borrower.

Section 6.20 Accounting Changes. Continue to use the same fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.21 Use of Proceeds. The proceeds of the Loans received on the Restatement Closing Date shall be used for the Transactions, including without limitation, to fund the Debt Service Reserve Account. The proceeds of the Delayed Draw Term Loans shall be used for general corporate purposes and distributions, in each case solely to the extent permitted under this Agreement.

Section 6.22 Reports by Independent Accountants.

(a) Within 60 days following the Closing Date, the Borrower (or the Collateral Manager on behalf of the Borrower) shall select one or more firms of independent certified public accountants of recognized national reputation for purposes of performing agreed-upon procedures required by clause (b) below, which may be the firm of independent certified public accountants that performs accounting services for the Borrower or the Collateral Manager. The Borrower or the Collateral Manager may remove any such firm of independent certified public accountants at any time. Upon any resignation by such firm or removal of such firm by the Borrower or the Collateral Manager, the Borrower (or the Collateral Manager on behalf of the Borrower) shall promptly appoint by Borrower Order delivered to the Collateral Agent a successor thereto that shall also be a firm of independent certified public accountants of recognized national reputation, which may be a firm of independent certified public accountants that performs accounting services for the Borrower or the Collateral Manager. If the Borrower shall fail to appoint a successor to a firm of independent certified public accountants which has resigned or has been removed within 30 days after such resignation or removal (as applicable), the Borrower shall promptly notify the Collateral Agent of such failure in writing. If the Borrower shall not have appointed a successor within ten Business Days after the Collateral Agent’s receipt of such notice, the Collateral Agent shall promptly notify the Collateral Manager, who shall appoint a successor firm of independent certified public accountants of recognized national reputation. The fees, expenses and indemnity of any independent certified public accountants, and any successor, shall be payable by the Borrower as Administrative Expenses in accordance with the Priority of Payments and the terms of this Agreement. In the event any such firm requires the Collateral Agent to agree (whether in writing or otherwise) to the procedures performed by such firm, the Borrower hereby directs the Collateral Agent to so agree and directs the Collateral Agent to execute a specified user agreement, access letter or agreement of similar import requested by such firm; it being understood and agreed that the Collateral Agent will deliver such letters of agreement and similar documents in conclusive reliance on the foregoing direction of the Borrower, and the Collateral Agent shall not make any inquiry or investigation as to, and shall have no obligation in respect of, the validity or correctness of such procedures or the content of such letters.

(b) On or before December 31 of each year commencing in 2021, or such later date as may be agreed to by the Administrative Agent in its sole discretion, the Borrower shall cause to be delivered to the Collateral Agent and the Administrative Agent an agreed-upon procedures report from a firm of independent certified public accountants appointed pursuant to clause (a) above for each Payment Date Report received since the last statement indicating that the calculations in those Payment Date Reports have been recalculated and compared to the information provided by the Borrower in accordance with the applicable provisions of this Agreement; provided that (x) in the event of a conflict between the determination by such firm of independent certified public accountants and the determination by the Borrower with respect to any matter in this Section 6.22, the determination by such firm of independent public accountants shall prevail absent manifest error; and (y) if there is any inconsistency between the calculations of the Borrower and the calculations of the firm of independent certified public accountants, the Borrower shall promptly notify the Administrative Agent and the Collateral Agent and describe such inconsistency in reasonable detail.

Section 6.23 Post-Closing Deliveries. The Borrower hereby agrees to deliver, or cause to be delivered, to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, the items described on Schedule 6.23 hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by the Administrative Agent in its sole discretion.

Section 6.24 Notice of Name Change. The Borrower shall give the Collateral Agent not less than 30 days’ prior written notice of any change of its name and, on and after the Restatement Closing Date, not less than 30 days’ prior written notice of any change of its principal place of business from that set forth below its signature hereto, and will timely take all steps necessary to preserve the first priority perfected security interest of the Collateral Agent in the Collateral (subject to Permitted Liens). The Borrower shall not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Required Lenders.

Section 6.25 Annual Rating Review. Unless waived in writing by the Required Lenders, on or before December 31 in each calendar year, commencing in 2021, the Borrower shall pay for the ongoing monitoring of the rating of Loans by KBRA. The Borrower shall promptly notify the Agents, the Collateral Manager and the Lenders in writing if at any time the rating of the Loans has been, or is known to the Borrower or the Collateral Manager that it will be, downgraded or withdrawn, or the rating outlook on the Loans has been, or is known to the Borrower or the Collateral Manager that it will be, changed negatively.

Section 6.26 Tax Matters as to the Borrower. The Borrower shall (and each Lender hereby agrees to) treat the Loans as debt for U.S. federal income tax purposes and will take no contrary position.

The Borrower (or its direct or indirect parent) shall timely file, or cause to be filed, all U.S. federal or other material tax returns and information statements and returns relating to the Borrower’s income and assets that are required to be filed under applicable law and shall pay or cause to be paid any U.S. federal or other material taxes required to be paid on income derived from the Collateral.

Section 6.27 Funding of the Buyout Reserve Account. On or prior to the date that is six months following the Closing Date (and on each Quarterly Payment Date thereafter) the Borrower shall deposit funds into the Buyout Reserve Account and/or deliver Buyout L/Cs to the Collateral Agent in respect thereof such that, after giving effect to such deposit or delivery, the Funded Buyout Reserve is greater than or equal to the Buyout Reserve Amount at such time.

Section 6.28 Reserve LC Limit. The Borrower shall at all times cause (1) the aggregate face amount of Buyout L/Cs and DSR L/Cs outstanding (collectively) at any time to be less than (2) the amount equal to 10% of the Total Outstandings at such time.

ARTICLE VII

NEGATIVE COVENANTS

Until Payment in Full, from and after the Closing Date:

Section 7.01 Liens. Neither the Borrower nor any other Group Member shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) (i) Liens existing on the Restatement Closing Date and listed on Schedule 7.01(b) and (ii) any modifications, replacements, renewals, refinancings, or extensions of any of the foregoing; provided that (A) the Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (y) proceeds and products thereof, and (B) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is Permitted Indebtedness;

(c) Liens for Taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings (provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor);

(d) Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h) or (ii) securing appeal or other surety bonds related to such judgments;

(e) Liens in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(f) Liens that are contractual rights of set-off or rights of pledge relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;

(g) In the case of any Group Member, the rights of the Material Project Participants under the Material Project Documents to which such Group Member is a party; and

(h) In the case of Group Members other than the Equity Holder, the Borrower and the Tax Equity HoldCos:

(1) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or like Liens arising by operation of law in the ordinary course of business of such Project Company for sums that are not overdue or are being contested in good faith and by appropriate actions diligently conducted;

(2) pledges, deposits or Liens in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, liability or casualty insurance to such Group Members;

(3) pledges, deposits or Liens to secure environmental remedial, statutory or regulatory obligations incurred in the ordinary course of business of such Group Members;

(4) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other minor title defects affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of such Group Members, taken as a whole;

(5) Liens in favor of any other Loan Party;

(6) any interest or title of a lessor, sublessor, licensor or sublicensor under Permitted Contracts entered into by such Group Members in the ordinary course of business;

(7) ground leases in respect of Real Property on which facilities owned or leased by such Group Member are located;

(8) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of such Group Members, taken as a whole;

(9) Liens with respect to property and assets of the such Group Members securing obligations in an aggregate principal amount outstanding at any time not to exceed $500,000 determined as of the date of incurrence, it being agreed and understood that the incurrence of Liens under this clause (9) shall not secure Indebtedness for borrowed money;

(10) Liens securing Indebtedness permitted pursuant to Section 7.03(e);

(11) deposits of cash with the owner or lessor of premises leased and operated by the such Group Member to secure the performance of such Group Member’s obligations under the terms of the lease for such premises;

(12) Solely with respect to Tax Equity Parties, Liens expressly permitted pursuant to the applicable Tax Equity Documents;

(13) Liens on property of any Non-Recourse Party securing Non-Recourse Project Indebtedness that is expressly permitted under Section 7.03; and

(14) to the extent constituting Liens, the rights of Tax Equity Investors pursuant to Permitted Tax Equity Financings.

Notwithstanding the foregoing, no consensual Liens shall exist on Equity Interests that constitute Collateral other than pursuant to clauses (a) and (c) above.

For purposes of determining compliance with this Section 7.01, (A) Liens need not be incurred solely by reference to one category of Liens permitted by this Section 7.01 but are permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that such Lien (or any portion thereof) meets the criteria of one or more of the categories of Liens permitted by this Section 7.01, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this provision.

Section 7.02 Investments. Neither the Borrower nor any other Group Member shall directly or indirectly, make any Investments, except:

(a) Investments in Eligible Investments;

(b) Intercompany Investments (including Intercompany Investments the payment of which is made solely with Equity Interests (other than Disqualified Equity Interests) of any indirect parent of the Borrower);

(c) with respect to Group Members other than the Equity Holder and the Borrower, Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(d) Permitted Acquisitions made solely using (i) funds on deposit in the Equity Account and/or (ii) the proceeds of any Borrowing of Loans made concurrently with such Permitted Acquisition;

(e) (x) Existing Investments and (y) additional Investments with respect thereto made or funded solely using (i) funds on deposit in the Equity Account and/or (ii) the proceeds of any Borrowing of Loans made concurrently with the making or funding of such additional Investment with respect thereto;

(f) Solely with respect to Tax Equity Parties, Investments expressly permitted pursuant to the applicable Tax Equity Documents;

(g) the Transactions;

(h) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(i) with respect to Group Members other than the Equity Holder and the Borrower, Permitted Project Undertakings and Guarantees entered into in the ordinary course of business of Project Obligations (provided in each case that such obligations do not constitute Indebtedness);

(j) Investments otherwise permitted hereunder made or funded solely using funds on deposit in the Equity Account; and

(k) Permitted Buyouts made solely using (i) funds on deposit in the Buyout Reserve Account, (ii) funds on deposit in the Equity Account and/or (iii) the proceeds of any Borrowing of Loans made substantially concurrently with the making of such Permitted Buyout.

Section 7.03 Indebtedness. Neither the Borrower nor any other Group Member shall directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party under the Loan Documents;

(b) Indebtedness outstanding on the Restatement Closing Date and listed on Schedule 7.03(b);

(c) Indebtedness incurred by any Group Member in connection with an Investment or Disposition expressly permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;

(d) In the case of Group Members other than the Equity Holder, the Borrower and the Tax Equity HoldCos:

(1) Solely with respect to Tax Equity Parties, Indebtedness expressly permitted pursuant to the applicable Tax Equity Documents (including, for the avoidance of doubt, Indebtedness incurred by any Tax Equity Party that is substantially simultaneously incurred and forgiven, canceled or terminated);

(2) Permitted Intercompany Debt and any refinancing thereof with Permitted Intercompany Debt in a principal amount that does not exceed the principal amount (or accreted value, if applicable) of the Permitted Intercompany Debt so refinanced;

(3) Indebtedness consisting of Permitted Hedge Agreements;

(4) Indebtedness incurred by such Group Members in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within thirty (30) days following the incurrence thereof;

(5) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by such Group Members or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business and consistent with past practice of the Group Members (as determined in good faith by the Collateral Manager in accordance with the Management Standard);

(6) to the extent constituting Indebtedness, Permitted Tax Equity Financings;

(7) Indebtedness consisting of reimbursement obligations under a letter of credit supporting Indebtedness permitted pursuant to any other clause of this Section 7.03; and

(8) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of such Group Member’s business operation so long as such trade accounts are (i) not more than ninety (90) days past due or (ii) being contested in good faith and by appropriate proceedings and in respect of which adequate reserves are in place in form and substance reasonably satisfactory to the Administrative Agent; and

(e) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (d) above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (e) above, the Borrower shall, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Indebtedness or any portion thereof in a manner that complies with this Section 7.03 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a).

Section 7.04 Fundamental Changes. Neither the Borrower nor any other Group Member shall merge, effect or undergo any Division, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) Group Members may Dispose of property to the extent expressly permitted pursuant to Section 7.05; and

(b) so long as no Default exists or would result therefrom (in the case of a merger involving a Loan Party), any Group Member (other than the Borrower and the Equity Holder) may merge or consolidate with any other Person in order to effect an Investment expressly permitted pursuant to Section 7.02; provided that (i) the continuing or surviving Person shall be a Group Member and shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement and (ii) if the merging or consolidating Group Member is a Loan Party immediately prior to such merger or consolidation, the continuing or surviving Person shall be a Loan Party.

Section 7.05 Dispositions. Neither the Borrower nor any other Group Member shall, directly or indirectly, make any Disposition, except:

(a) Dispositions of property (whether now owned or hereafter acquired) made in the ordinary course of business of the Group Members with an aggregate fair market value (together with all other Dispositions made pursuant to this clause (a)) of less than $5,000,000;

(b) Dispositions listed on Schedule 7.05(b);

(c) Dispositions of Eligible Investments;

(d) Dispositions of property subject to Casualty Events;

(e) Material Dispositions; provided that at the time of such Material Disposition (other than any such Material Disposition made pursuant to a legally binding commitment entered into (1) at a time when no Early Amortization Event, Default or Event of Default had occurred and was continuing (or resulted therefrom) and (2) no earlier than 90 days prior to such Material Disposition), (i) no Default or Event of Default shall have occurred and be continuing or would result from such Material Disposition, (ii) unless otherwise consented to by the Administrative Agent, no Early Amortization Event shall have occurred and be continuing or would result from such Material Disposition, (iii) the applicable Group Members shall receive one hundred percent (100.0%) of the purchase consideration in the form of cash and (iv) the Group Members shall be in compliance on a Pro Forma Basis with the Concentration Limits;

(f) the unwinding of any Permitted Hedge Agreement; provided that after giving effect to any unwinding, the Group Members shall be in compliance with Section 6.17;

(g) Dispositions required under any Tax Equity Documents;

(h) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights; and

(i) Dispositions of property (1) by any Guarantor to any other Guarantor (and no other Person) or (2) by any Non-Recourse Party to any other Non-Recourse Party (and no other Person);

provided that:

(1) any Disposition of property by any Group Member shall be for no less than the fair market value of such property at the time of such Disposition (as determined in good faith by the Collateral Manager in accordance with the Management Standard); and

(2) any Disposition of any Project by a Group Member for less than the present value of the Forward Project Collections for such Project (using a discount rate of 8%) shall be subject to the satisfaction of the Rating Condition.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06 Restricted Payments. Neither the Borrower nor any other Group Member shall declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Group Member (other than the Borrower) may make Restricted Payments to the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary, as compared to the other owners of Equity Interests in such Subsidiary, on a pro rata or more than pro rata basis based on their relative ownership interests of the relevant class of Equity Interests);

(b) each Tax Equity Party may make Restricted Payments to the extent (and to the Persons) required under its applicable Tax Equity Documents;

(c) the Borrower may make any Restricted Payment deemed to have occurred on the Restatement Closing Date as a result of the Transactions (it being understood that Holdings may use such Restricted Payments to repay its own Indebtedness); and

(d) the Borrower may make Restricted Payments (i) pursuant to the Priority of Payments or (ii) solely using funds on deposit in the Equity Account.

Section 7.07 Transactions with Affiliates. The Borrower shall not, nor shall the Borrower permit any other Group Member to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, involving aggregate payments or consideration in excess of $1,000,000, other than (a) Permitted Acquisitions to the extent expressly permitted under this Article VII, (b) on terms substantially as favorable to the Group Members as would be obtainable by the Group Members at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of Transaction Expenses as part of or in connection with the Transactions, (d) customary operations and maintenance agreements entered into by Project Companies involving payments or consideration not to exceed $1,000,000 per agreement, (e) Restricted Payments expressly permitted under Section 7.06, and Investments expressly permitted under Section 7.02, (f) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.07, (g) an obligation under any Material Project Document as in existence on the Closing Date, including, for the avoidance of doubt, any sales, leases or transfers of assets as expressly contemplated by the Material Project Documents, and (h) any development fees and fees pursuant to EPC Agreements consistent with the past practices of Holdings and its Subsidiaries.

Section 7.08 Burdensome Agreements. The Borrower shall not, nor shall the Borrower permit any other Group Member to, enter into or permit to exist any Contractual Obligation (other than this Agreement, the other Loan Documents, the Tax Equity Documents and any requirements of Law that are memorialized as Contractual Obligations) that prohibits any Group Member or restricts the ability of any Group Member to (1) create, incur, assume or suffer to exist Liens on the Collateral or property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents or (2) make distributions, dividends or payments to the Borrower; provided that the foregoing shall not apply to Contractual Obligations which (i)(x) exist on the Restatement Closing Date and (to the extent not otherwise permitted by this Section 7.08) are listed on Schedule 7.08 hereto and (y) to the extent Contractual Obligations permitted by clause (i)(x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) arise in connection with any Disposition expressly permitted by Section 7.05 and relate solely to the property or Person subject to such Disposition, (iii) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (iv) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (v) customary restrictions on Liens in Indebtedness expressly permitted hereunder so long as such Indebtedness permits the first-priority Liens of the Secured Parties on the Collateral, or (vi) arise under Permitted Tax Equity Financings.

Section 7.09 Financial Covenant. The Borrower will not permit the Debt Service Coverage Ratio to be less than 1.10:1.00 as of the last day of a Test Period (commencing with the Test Period ending September 30, 2021).

Section 7.10 Business; Change in Nature of Business.

(a) The Equity Holder shall not engage in any business or activity other than holding the Equity Interests of the Borrower, entering into the other Loan Documents to which it is a party, pledging such membership interests to the Collateral Agent under the Security Agreement and any activities incidental to the foregoing.

(b) The Borrower shall not engage in any business or activity other than borrowing the Loans pursuant to this Agreement, entering into the other Loan Documents to which it is a party, pledging its assets to the Collateral Agent under the Security Agreement, owning Equity Interests in Tax Equity JVs, Project Companies or Subsidiaries that directly or indirectly own Project Companies and any activities incidental to the foregoing.

(c) Each other Group Member shall not enter into any activities other than the ownership, development, construction, operation, maintenance and financing of the Projects or owning Equity Interests in Tax Equity JVs, Project Companies or Subsidiaries that directly or indirectly own Project Companies and any activities incidental to the foregoing.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default. Any of the following from and after the Restatement Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) within five (5) Business Days of when the same becomes due and payable any interest, fees, costs, expenses or indemnities or other amounts (other than principal) due on or with respect to any Loan or (ii) any principal due on any Loans on the Maturity Date thereof; provided that in the case of a failure to pay due to an administrative error or omission, such failure continues for five Business Days after the Borrower receives written notice or has actual knowledge of such administrative error or omission; or

(b) Specific Covenants. The Borrower or any other Group Member fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05(a) (solely with respect to the Borrower and the Subsidiaries) or Article VII; provided that a Default as a result of a breach of Section 7.09 is subject to cure pursuant to Section 8.05 and such Default will not become an Event of Default for purposes of exercising remedies under Section 8.02 until such cure is no longer available with respect to such Default); or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any certificate required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made provided that, if (i) such Loan Party was not aware that such representation or warranty was incorrect at the time such representation or warranty was made, (ii) the fact, event or circumstance resulting in such incorrect representation or warranty is capable of being cured, corrected or otherwise remedied (including through the receipt and application of indemnification proceeds received from the prior owners of the Borrower or any Loan Party or any Affiliate thereof), and (iii) such fact, event or circumstance resulting in such incorrect representation or warranty shall have been cured, corrected or otherwise remedied within thirty (30) days from the date a Responsible Officer of any Loan Party obtains knowledge thereof, such false or incorrect representation or warranty shall not constitute a Default or an Event of Default for purposes of the Loan Documents; or

(e) Cross-Default; Cross-Acceleration.

(i) Any Loan Party (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness for borrowed money hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, and, in each case, continues beyond the applicable grace period with respect thereto, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(i)(B) shall not apply to: (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; (ii) with respect to Indebtedness consisting of any Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (iii) any event requiring a prepayment or offer to purchase pursuant to customary asset sale or change of control provisions; or

(ii) any Project Company fails to observe or perform any agreement or condition relating to any Indebtedness (other than Indebtedness for borrowed money hereunder) having an aggregate principal amount of not less than the Threshold Amount, or any other event occurs, and, in each case, continues beyond the applicable grace period with respect thereto, the effect of which default or other event is to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to: (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; and (B) any event requiring a prepayment or offer to purchase pursuant to customary asset sale or change of control provisions.

(f) Insolvency Proceedings, Etc. Any Group Member institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Group Member becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Group Members, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged, stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any

Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Guarantee Trigger Event; Material Action. There occurs any Guarantee Trigger Event or Material Action; or

(k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or Sections 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any portion of the Collateral purported to be covered thereby, subject only to Permitted Liens and except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement and other than due to any act or omission of any Lender or any Agent; or

(l) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or any ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(m) Disbursement of Funds. The failure on any Payment Date to disburse amounts available in the Payment Account or Collection Account in accordance with the Priority of Payments and continuation of such failure for a period of five Business Days or, in the case of a failure to disburse due to an administrative error or omission in each case by the Administrative Agent or the Collateral Agent, such failure continues for five Business Days after the Administrative Agent or the Collateral Agent, as applicable, receives written notice or has actual knowledge of such administrative error or omission and so notifies the Borrower; or

(n) Bankruptcy Remoteness. Any of the following occurs: (1) failure of the Borrower to maintain at least one Independent Director, (2) the Borrower shall cause any Independent Director to be removed without “cause” or (3) the Borrower shall appoint an Independent Director who does not have at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreement or securities; or

(o) Governmental Liens. the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any Group Members and such lien shall not have been released within five Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of any Group Member and such lien shall not have been released within five Business Days; or

(p) Assignment. The Borrower makes or attempts to make any assignment of rights and obligations under the Loan Documents; or

(q) Collateral Manager Events. Any Collateral Manager Termination Event shall occur and, in each case, a replacement or successor Collateral Manager shall not have been appointed (or a replacement or successor Collateral Management Agreement shall not have been entered into, as applicable), that is acceptable to the Lenders in their sole and absolute discretion.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may take any or all of the following actions:

(i) solely at the direction of all of the Lenders, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(ii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 8.03 Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Project Company or Loan Party shall be deemed not to include any Person (an “Immaterial Subsidiary”) affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed Fiscal Quarter of the Borrower, have assets with a fair market value (with such fair market value determined by the Collateral Manager in good faith and in accordance with the Management Standard and consistent with the Collateral Manager’s past practices) in excess of 2.5% of Total Assets (it being agreed that all Persons affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Person, for purposes of determining whether the condition specified above is satisfied).

Section 8.04 Application of Funds. Unless and until the principal of and the accrued and unpaid interest on the Loans and all other amounts whatsoever payable by the Borrower have become due and payable pursuant to Section 8.02, any amounts or other distributions received on account of the Obligations, including any proceeds of Collateral, will (except to the extent otherwise expressly provided in this Agreement) be applied in accordance with the Priority of Payments specified in Section 9.08, and thereafter all amounts, proceeds and other distributions of any kind received will be applied to the Obligations in the following order of priority (the “Enforcement Priority of Payments”):

First, to payment of that portion of the Obligations constituting fees, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 11.04 and amounts payable under Article III) payable first to the Custodian, the Paying Agent, the Document Custodian and the Collateral Agent, and second to the Administrative Agent (in each case in its capacity as such);

Second, to the payment to the Replacement Collateral Manager (if any) of the Senior Replacement Collateral Management Fees;

Third, to payment of that portion of the Obligations constituting principal, interest and Commitment Fees on the Class A Loans and all other amounts on and in respect of all Class A Loans, ratably among the applicable Lenders in proportion to the amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting principal, interest and Commitment Fees on the Class B Loans and all other amounts on and in respect of all Class B Loans, ratably among the applicable Lenders in proportion to the amounts described in this clause Fourth payable to them;

Fifth, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date;

Sixth, to the payment to the Replacement Collateral Manager (if any) the Junior Replacement Collateral Management Fees;

Seventh, to the payment to the former Collateral Managers of all due and unpaid Management Fees owing to them; and

Last, the balance, if any, after all of the Obligations have been paid in full, including indemnities, to the Borrower or as otherwise required by Law.

Section 8.05 Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, if the Collateral Manager determines that an Event of Default under the covenant set forth in Section 7.09 has occurred or may occur, during the period commencing after the beginning of the last Fiscal Quarter included in such Test Period and ending ten (10) Business Days after the date on which financial statements are required to be delivered hereunder with respect to such Fiscal Quarter, the Investors may make a Specified Equity Contribution to the Borrower (a “Designated Equity Contribution”), and the amount of the net cash proceeds thereof shall, at the request of the Collateral Manager (on behalf of the Borrower), be deemed to increase the amount set forth in clause (a) of the definition of “Debt Service Coverage Ratio” with respect to such applicable quarter for the purpose of determining compliance with the covenant set forth in Section 7.09 at the end of such quarter and applicable subsequent periods; provided that such net cash proceeds (i) are actually received by the Borrower as cash common equity (including through capital contribution of such net cash proceeds to the Borrower) during the period commencing after the beginning of the last Fiscal Quarter included in such Test Period by the Borrower and ending ten (10) Business Days after the date on which financial statements are required to be delivered with respect to such Fiscal Quarter hereunder and (ii) are Not Otherwise Applied. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.09 and shall not result in any adjustment to any baskets or other amounts other than the amount set forth in clause (a) of the definition of “Debt Service Coverage Ratio” for the purpose of Section 7.09.

(b) (i) In each period of four consecutive Fiscal Quarters, there shall be at least two Fiscal Quarter in which no Designated Equity Contribution is made, (ii) no more than five Designated Equity Contributions may be made in the aggregate during the term of this Agreement, (iii) the amount of any Designated Equity Contribution shall be no more than the amount required to cause the Borrower to be in Pro Forma Compliance with Section 7.09 for any applicable period and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Designated Equity Contribution for determining compliance with Section 7.09 for the Fiscal Quarter with respect to which such Designated Equity Contribution was made; provided that, to the extent such net cash proceeds are actually applied to prepay Indebtedness, such reduction may be credited in any subsequent Fiscal Quarter.

ARTICLE IX

ACCOUNTS AND COLLATERAL; APPLICATION OF MONIES

Section 9.01 Collection of Money.

(a) Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement (other than amounts specifically required herein to be paid to the Administrative Agent), including, but not limited to, all funds held or received by any Guarantor required to be distributed in accordance with Section 6.14 and otherwise in accordance with the terms and conditions of this Agreement. The Collateral Agent shall segregate and hold all such Money and property received by it as Agent for the Lenders and shall apply it as provided in this Agreement.

(b) The Borrower shall cause each Guarantor and each Tax Equity JV to distribute funds to the Collection Account or the Reinvestment Account of the Borrower in accordance with Section 6.14 for application in accordance with this Article IX.

(c) The accounts established by the Collateral Agent pursuant to this Agreement may include any number of sub accounts deemed necessary by the Collateral Agent or requested by the Collateral Manager for convenience in administering the Collateral Accounts. The Collateral Agent may from time to time establish any additional accounts deemed necessary by the Collateral Agent for convenience in administering the Collateral.

(f) Neither the Collateral Agent nor U.S. Bank shall be required to open any Collateral Account (or receive any Collections) in any non-Dollar Currencies.

Section 9.02 Collection Account.

(a) The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA Finance, LLC Collection Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Collection Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held in the name of the Collateral Agent for the benefit of the Lenders (and the other Secured Parties) and the Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, the sole right of withdrawal, into which the Collateral Agent shall from time to time deposit Collections and such other amounts as specified in this Agreement. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied for the purposes herein provided. The Collection Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collection Account shall be in accordance with the provisions of Sections 8.04, 9.02 and 9.08.

(b) All Collections received by the Collateral Agent and amounts required to be transferred from the Debt Service Reserve Account or the Reinvestment Account shall be immediately deposited into the Collection Account. Subject to Section 9.02(e), all such amounts, together with any investments in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Collateral Agent in the Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 9.02. By Borrower Order (which may be in the form of standing instructions), the Borrower shall at all times direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds received into the Collection Account during a Due Period, and amounts received in prior Due Periods and retained in the Collection Account, as so directed in Eligible Investments having stated maturities no later than the second Business Day immediately preceding the next Payment Date.

(c) If, prior to the occurrence of an Event of Default, the Borrower shall not have given any investment directions pursuant to Section 9.02(b), the Collateral Agent shall seek instructions from the Borrower within one Business Day after transfer of such funds to the Collection Account. If the Collateral Agent does not thereupon receive written instructions from the Borrower within five Business Days after transfer of such funds to the Collection Account, it shall invest the funds held in the Collection Account in the U.S. Bank Money Market Deposit Account (or other standing Eligible Investment selected by the Borrower) maturing no later than the Business Day immediately preceding the next Payment Date. If, after the occurrence of an Event of Default, the Administrative Agent (acting at the direction of the Required Lenders) shall not have given investment directions to the Collateral Agent pursuant to Section 9.02(b) for three consecutive Business Days, the Collateral Agent shall invest such funds in the U.S. Bank Money Market Deposit Account (or other standing Eligible Investment selected by the Administrative Agent) maturing not later than the earlier of (1) 30 days after the date of such investment and (2) the

Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in the Collection Account, any gain realized from such investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account.

(d) The Collateral Agent shall, in accordance with the Payment Date Report, transfer to the Payment Account for application pursuant to Section 9.08(a), on or about the Business Day (but in no event more than two Business Days) prior to each Interest Payment Date, any cash then held in the Collection Account other than Collections or income earned on amounts on deposit in the Debt Service Reserve Account or Reinvestment Account received, or amounts transferred from the Debt Service Reserve Account or Reinvestment Account, after the end of the Due Period with respect to such Interest Payment Date. In addition, on each Borrowing Date and the Restatement Closing Date, the Borrower shall be entitled to instruct the Collateral Agent to withdraw amounts from the Collection Account to remit to the Administrative Agent for distribution of Upfront Fees payable to the Lenders. In addition, on the Restatement Closing Date, the Borrower shall be entitled to instruct the Collateral Agent to withdraw $254,549,488.40 from the Collection Account pursuant to a flow of funds memorandum.

(e) The Collateral Agent agrees to give the Borrower and the Lenders prompt notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Collection Account or any funds on deposit therein, or otherwise to the credit of the Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(f) Upon the Collateral Agent’s receipt of a certificate from an Responsible Officer of the Borrower that an amount was deposited into the Collection Account in error and the Borrower has no right to payment of such amount (such amount, an “Excluded Amount”), which certificate includes or is accompanied by written consent of the Administrative Agent (acting at the direction of the Required Lenders, which shall not be unreasonably withheld or delayed), the Collateral Agent shall remit such amount (but, for the avoidance of doubt, no additional amounts) back to the payor or as otherwise instructed by the Borrower.

(g) At any time and from time to time the Borrower or the Collateral Manager or any Affiliate of the Borrower on the Borrower’s behalf, may deposit into the Collection Account funds not otherwise subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement or the other Loan Documents, provided that, upon the deposit of such funds in the Collection Account, such funds shall automatically be subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement. Any such deposit shall be irrevocable.

Section 9.03 Payment Account; Closing Expense Account; Debt Service Reserve Account; Expense Reserve Account; Reinvestment Account; Equity Account; Quarterly Payment Date Account; Buyout Reserve Account.

(a) Payment Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA Finance, LLC Payment Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Payment Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. Such account shall be held in the name of the Collateral Agent for the benefit of the Lenders (and the other Secured Parties) and the Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). Withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be in accordance with Section 8.04 or Section 9.08 upon Borrower Order or in accordance with the Payment Date Report. The Collateral Agent agrees to give the Borrower and the Lenders immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times with an Eligible Account Bank and shall remain uninvested.

(b) Closing Expense Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA Finance, LLC Closing Expense Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Closing Expense Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Closing Expense Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). All Transaction Expenses shall be paid by the Borrower. On or prior to the Restatement Closing Date, the Borrower shall deposit $0.00 into the Closing Expense Account in accordance with the preceding sentence. On any Business Day during the period that the Closing Expense Account is open, the Collateral Agent shall apply funds (if any) from the Closing Expense Account, as directed by the Borrower or the Collateral Manager, to pay Transaction Expenses. Upon the delivery on any date that is at least 60 days after the Restatement Closing Date of a Borrower Order instructing the Collateral Agent to close the Closing Expense Account, all funds (if any) in the Closing Expense Account will be distributed with respect to the Equity Interests of the Borrower (which distribution shall not be considered a Restricted Payment) and the Closing Expense Account will be closed. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest any funds in the Closing Expense Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Closing Expense Account will be deposited in the Closing Expense Account as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Closing Expense Account or any funds on deposit therein, or otherwise to the credit of the Closing Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Closing Expense Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Closing Expense Account shall be in accordance with the provisions of this Section 9.03(b).

(c) Debt Service Reserve Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA Finance, LLC Debt Service Reserve Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Debt Service Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Debt Service Reserve Account and any DSR L/Cs delivered in respect thereof shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On or prior to the Restatement Closing Date, the Borrower shall deposit funds into the Debt Service Reserve Account and/or deliver DSR L/Cs to the Collateral Agent in respect thereof in an aggregate amount of Funded DSR greater than or equal to the DSRA Amount on the Restatement Closing Date. On each Quarterly Payment Date, the Collateral Agent shall deposit funds into the Debt Service Reserve Account as expressly set forth in the Priority of Payments. On any Interest Payment Date, to the extent that following the application of funds in the Payment Account in accordance with Section 9.08(a) any amounts payable under Section 9.08(a)(i)(D) remain outstanding (such outstanding amount, the “Interest Deficiency”), the Collateral Agent shall, as directed in the related Payment Date Report, (a) apply funds on deposit in the Debt Service Reserve Account towards the Interest Deficiency until paid in full and (b) if any Interest Deficiency remains following such application of funds, at the direction of the Administrative Agent, draw any DSR L/Cs in an amount equal to the remaining Interest Deficiency (or, if less, the aggregate undrawn face amount of all DSR L/Cs) and apply the proceeds of such DSR L/Cs towards the Interest Deficiency until paid in full (in each case, in the order of priority set forth in Section 9.08(a)(i)(D)). If any LC Default occurs with respect to any DSR L/C, the Collateral Agent shall, upon request therefor from the Administrative Agent, draw the full amount available on such DSR L/C and deposit the proceeds of such drawing in the Debt Service Reserve Account. If in respect of any Interest Payment Date the Funded DSR exceeds the DSRA Amount, on or about one Business Day prior to such Interest Payment Date the Collateral Agent shall, at the instruction of the Administrative Agent, transfer to the Payment Account for application in accordance with Section 9.08(a) an amount equal to the lesser of (a) such excess amount and (b) the amount of funds on deposit in the Debt Service Reserve Account and reduce the available amount of any DSR L/C by any remaining excess amount. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Debt Service Reserve Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Debt Service Reserve Account will be deposited in the Collection Account as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Debt Service Reserve Account or any funds on deposit therein, or otherwise to the credit of the Debt Service Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Debt Service Reserve Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Debt Service Reserve Account shall be in accordance with the provisions of this Section 9.03(c).

(d) Expense Reserve Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA Finance, LLC Expense Reserve Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Expense Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Expense Reserve Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On or prior to the Restatement Closing Date, the Borrower shall deposit cash in U.S. dollars in an amount equal to the Expense Reserve Amount into the Expense Reserve Account. On each Interest Payment Date the Collateral Agent shall deposit funds into the Expense Reserve Account as expressly set forth in the Priority of Payments. Upon direction by a Borrower Order, the Collateral Agent shall apply funds on deposit in the Expense Reserve Account solely to pay Administrative Expenses due and payable at such time, which shall be paid in the order of priority set forth in the definition thereof. On the second Business Day prior to the Maturity Date, the Borrower, by Borrower Order, shall direct the Collateral Agent to transfer all amounts on deposit in the Expense Reserve Account to the Payment Account for application in accordance with the Priority of Payments. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Expense Reserve Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Collection Account as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Expense Reserve Account or any funds on deposit therein, or otherwise to the credit of the Expense Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Expense Reserve Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Expense Reserve Account shall be in accordance with the provisions of this Section 9.03(d).

(e) Reinvestment Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA Finance, LLC Reinvestment Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Reinvestment Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Reinvestment Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). Upon receipt of Reinvestment Proceeds from the Borrower, the Collateral Agent shall deposit such Reinvestment Proceeds into the Reinvestment Account (or a subaccount thereof). Upon direction by a Borrower Order, the Collateral Agent shall apply Reinvestment Proceeds on deposit in the Reinvestment Account solely towards Permitted Reinvestments identified by the Borrower. If at any time any Reinvestment Proceeds become Uninvested Proceeds, the Borrower (or the Collateral Manager on its behalf) shall direct the Collateral Agent to transfer such Uninvested Proceeds for application towards the prepayment of the Loans pursuant to Section 2.03(b); provided that in the case of any Uninvested Proceeds arising from Extraordinary Receipts, the Borrower (or the Collateral Manager on its behalf) shall direct the Collateral Agent that 50% of such proceeds shall be transferred to the Collection Account for application in accordance with the Priority of Payments and the remaining 50% of such proceeds shall be transferred for application towards the prepayment of the Loans pursuant to Section 2.03(b). By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Reinvestment Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Reinvestment Account will be deposited in the Collection Account as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Reinvestment Account or any funds on deposit therein, or otherwise to the credit of the Reinvestment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Reinvestment Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Reinvestment Account shall be in accordance with the provisions of this Section 9.03(e).

(f) Equity Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA Finance, LLC Equity Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Equity Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Equity Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On each Quarterly Payment Date the Collateral Agent shall deposit funds into the Equity Account as expressly set forth in the Priority of Payments. In addition, after the Closing Date, Equity Contributions may be deposited into the Equity Account from time to time. Upon direction by a Borrower Order, the Collateral Agent shall apply amounts on deposit in the Equity Account (1) to Investments permitted under Section 7.02, (2) to prepay the Loans pursuant to Section 2.03, (3) to deposit funds in the Buyout Reserve Account and (4) to make Restricted Payments. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Equity Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Equity Account will be deposited in the Equity Account as it is received. The Collateral Agent agrees to give the Borrower and the Administrative Agent immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Equity Account or any funds on deposit therein, or otherwise to the credit of the Equity Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Equity Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Equity Account shall be in accordance with the provisions of this Section 9.03(f).

(g) Quarterly Payment Date Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA Finance, LLC Quarterly Payment Date Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Quarterly Payment Date Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent

shall have exclusive control over such account and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Quarterly Payment Date Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On each Interest Payment Date the Collateral Agent shall deposit funds into the Quarterly Payment Date Account as expressly set forth in the Priority of Payments (with the amount so deposited in the Quarterly Payment Date Account on such Interest Payment Date being the “Quarterly Payment Date Reserve Amount” for such Interest Payment Date). On the date that is two Business Days before the Quarterly Payment Date associated with such Interest Payment Date, the Borrower, by Borrower Order, shall direct the Collateral Agent to transfer funds from the Quarterly Payment Date Account to the Payment Account, for application under the Priority of Payments on such Quarterly Payment Date, in an amount equal to the Quarterly Payment Date Reserve Amount for such Quarterly Payment Date. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Quarterly Payment Date Account as so directed by the Borrower in Eligible Investments. Any income earned on amounts deposited in the Quarterly Payment Date Account will be deposited in the Collection Account as it is received. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Quarterly Payment Date Account or any funds on deposit therein, or otherwise to the credit of the Quarterly Payment Date Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Quarterly Payment Date Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Quarterly Payment Date Account shall be in accordance with the provisions of this Section 9.03(g).

(h) Buyout Reserve Account. The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA Finance, LLC Buyout Reserve Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Buyout Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all funds at any time on deposit in, or otherwise to the credit of, the Buyout Reserve Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). On each Quarterly Payment Date, the Borrower shall deliver Buyout L/Cs to the Collateral Agent and/or the Collateral Agent shall deposit funds into the Buyout Reserve Account as expressly set forth in the Priority of Payments, and upon Borrower Order the Collateral Agent shall transfer funds from the Equity Account to the Buyout Reserve Account. Upon direction by a Borrower Order, the Collateral Agent shall apply funds on deposit in the Buyout Reserve Account solely to pay the purchase price of any Permitted Buyout due and payable at such time. If at any time the balance on deposit in the Buyout Reserve Account exceeds the Buyout Reserve Amount at such time, upon Borrower Order the Collateral Agent shall transfer such excess to the Equity Account. On the second Business Day prior to the Maturity Date, the Collateral Agent shall transfer all amounts on deposit in the Buyout Reserve Account to the Payment Account for application in accordance with the Priority of Payments. By Borrower Order (which may be in the form of standing instructions), the Borrower may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds in the Buyout Reserve Account as so directed by the Borrower in Eligible Investments.

Any income earned on amounts deposited in the Buyout Reserve Account will be deposited in the Collection Account as it is received. If any LC Default occurs with respect to any Buyout L/C, the Collateral Agent shall, upon request therefor from the Administrative Agent, draw the full amount available on such Buyout L/C and deposit the proceeds of such drawing in the Buyout Reserve Account. The Collateral Agent agrees to give the Borrower immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Buyout Reserve Account or any funds on deposit therein, or otherwise to the credit of the Buyout Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Buyout Reserve Account shall remain at all times with an Eligible Account Bank. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Buyout Reserve Account shall be in accordance with the provisions of this Section 9.03(h).

Section 9.04 Custodian; Collateral Accounts Generally.

(a) The Collateral Agent shall appoint a custodian (the “Custodian”) to act as a securities intermediary for purposes of this Agreement and the other Loan Documents. Initially, such Custodian shall be U.S. Bank. Any successor custodian shall be a state or national bank or trust company which (i) is not an Affiliate of the Borrower, (ii) has a combined capital and surplus of at least U.S. $200,000,000, (iii) has a long term rating of at least “BBB+” from KBRA (or if not rated by KBRA, a comparable long-term rating from an internationally recognized credit rating agency), (iv) has a short term rating from KBRA of at least “A-” (or if not rated by KBRA, a comparable short-term rating from an internationally recognized credit rating agency) and (v) is a securities intermediary. The rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Custodian.

(b) The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing account in the name “APA Finance, LLC, Custodial Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Custodial Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement. The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal. Any and all assets or securities at any time on deposit in, or otherwise to the credit of, the Custodial Account shall be held by the Collateral Agent for the benefit of the Lenders (and the other Secured Parties). Except in connection with a liquidation pursuant to Article VIII, the only permitted withdrawal from the Custodial Account or in, or otherwise to the credit of, the Custodial Account shall be as directed, upon Borrower Order, in accordance with the provisions hereof. The Collateral Agent agrees to give the Borrower and the Lenders immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, has become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Custodial Account shall remain at all times with an Eligible Account Bank and shall remain uninvested.

(c) The Custodian shall comply with entitlement orders originated by the Collateral Agent without the further consent of any other person or entity. Without limiting the generality of the foregoing, if the Collateral Agent notifies the Custodian that the Collateral Agent shall exercise exclusive control over any of the Collateral Accounts, the Custodian shall cease complying with entitlement orders or other directions relating to any such Collateral Accounts (or any financial assets or other funds or property credited to or held, deposited, or carried in such Collateral Accounts) originated by the Borrower or any other Person or entity other than the Collateral Agent.

The Custodian shall agree, and U.S. Bank as Custodian hereby agrees, with the Collateral Agent that (1) each Collateral Account shall constitute a securities account, (2) subject to the Control Agreements, all property credited to each Collateral Account shall be treated as a “financial asset” for purposes of the UCC, (3) the Custodian shall treat the Collateral Agent as entitled to exercise the rights that comprise each financial asset credited to each Collateral Account, (4) subject to the Control Agreements, the Custodian shall not agree with any person or entity other than the Collateral Agent to comply with entitlement orders originated by any person or entity other than the Collateral Agent, (5) each Collateral Account and all property credited to each such Collateral Account shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of the Custodian or any person or entity claiming through the Custodian (other than the Collateral Agent) except for the right to debit for any item returned by reason of non-sufficient funds, (6) the State of New York shall be the Custodian’s jurisdiction for purposes of the UCC, and (7) such agreement between the Custodian and the Collateral Agent shall be governed by the laws of the State of New York.

(d) All right, title and interest of the Borrower in and to each Collateral Account, all related property, and all proceeds thereof shall be subject to the security interest of the Collateral Agent hereunder.

Section 9.05 Method of Collateral Transfer.

Notwithstanding any other provision of this Agreement, each item of Collateral shall be delivered by (or on behalf of) the Borrower to the Collateral Agent by:

(a) with respect to such of the Collateral as constitutes an instrument, tangible chattel paper, a negotiable document, or money, causing the Collateral Agent (or the Document Custodian on its behalf) to take possession of such instrument indorsed to the Collateral Agent or in blank, or such money, negotiable document, or tangible chattel paper, in the State of Wisconsin or South Carolina (or such other custodial location identified by the Collateral Agent) separate and apart from all other property held by the Collateral Agent (except in the case of Money, which shall be deposited in the appropriate account hereunder);

(b) with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the Collateral Agent (or the Custodian on its behalf) to take possession of the related security certificate in the State of Wisconsin (or such other custodial location identified by the Collateral Agent);

(c) with respect to such of the Collateral as constitutes a certificated security in registered form, causing the Collateral Agent (or the Custodian on its behalf) to take possession of the related security certificate in the State of Wisconsin, indorsed to the Collateral Agent (or the Custodian on its behalf) or in blank by an effective indorsement, or registered in the name of the Collateral Agent (or the Custodian on its behalf), upon original issue or registration of transfer by the issuer of such certificated security;

(d) with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the Collateral Agent or its nominee for the account of the Collateral Agent (or the Custodian on its behalf) as the registered owner of such uncertificated security;

(e) with respect to such of the Collateral as constitutes a security entitlement, causing the Custodian to indicate by book entry that the financial asset relating to such security entitlement has been credited to the Custodial Account;

(f) with respect to such of the Collateral as constitutes a deposit account, causing such deposit account to be established and maintained in the name of the Collateral Agent by a bank the jurisdiction of which for purposes of the UCC, as applied to such account, is the State of New York; and

(g) taking such additional or alternative procedures as may be or hereafter become appropriate to grant a first priority, perfected security interest in such items of the Collateral (subject to Liens expressly permitted under this Agreement) to the Collateral Agent, consistent with applicable law or regulations.

If any item of Collateral is a financial asset issued by an issuer that is not the United States of America, an agency or instrumentality thereof, or some other United States person or entity, and if such item cannot be delivered as set forth above, such item may be delivered by the Person holding such item in an account created and maintained in the name of the Collateral Agent with a banking or securities institution or a clearing agency or system located outside the United States such that the Collateral Agent holds a first priority, perfected security interest in such item of Collateral (subject to Liens expressly permitted under this Agreement).

In connection with each transfer of an item of Collateral to the Collateral Agent, the Collateral Agent shall make appropriate notations on its records indicating that such item of the Collateral is held for the benefit of the Secured Parties pursuant to and as provided in this Agreement and the other Loan Documents. Effective upon the transfer of an item of Collateral to the Collateral Agent, the Collateral Agent shall be deemed to acknowledge that it holds such item of Collateral as Collateral Agent under this Agreement and the other Loan Documents for the benefit and security of the Secured Parties.

Section 9.06 Continuing Liability of the Borrower.

Anything herein to the contrary notwithstanding, each Group Member shall remain liable under each Project Obligation to which it is a party, and, except as would not reasonably be expected to have a Material Adverse Effect, to observe and perform all the conditions and obligations to be observed and performed by it thereunder (including any undertaking to maintain insurance), all in accordance with and pursuant to the terms and provisions thereof, and, except as otherwise expressly provided in any Loan Document, shall do nothing to impair the security interest of the Collateral Agent in any Collateral. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such Project Obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any such Project Obligation, nor shall the Collateral Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of any Group Member thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Project Obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

Section 9.07 Payment Date Reports.

(a) On or prior to the fifth Business Day prior to each Payment Date, the Borrower shall prepare and deliver a report (each, a “Draft Payment Date Report”) in substantially the form of Exhibit K to the Administrative Agent (with a copy to the Collateral Agent and the Paying Agent, together with any necessary tax forms for payees to be paid on the upcoming Payment Date) setting forth the following:

(1) in the case of an Interest Payment Date, (x) the amount of Collections received during the preceding Due Period and (y) the amounts proposed to be applied under the Interest Payment Date Priority of Payments on such Interest Payment Date, all determined in accordance with the terms and conditions set forth herein and in the other Loan Documents (and including, for each such payment, all related Payee Information);

(2) in the case of a Quarterly Payment Date:

(i) (x) the amount deposited into the Quarterly Payment Date Account with respect thereto and (y) the amounts proposed to be applied under the Quarterly Payment Date Priority of Payments on such Quarterly Payment Date, all determined in accordance with the terms and conditions set forth herein and in the other Loan Documents (and including, for each such payment, all related Payee Information);

(ii) the Borrower’s calculation of the LTV Ratio for the most recently ended Test Period;

(iii) the Borrower’s calculation of the Debt Service Coverage Ratio for the most recently ended Test Period; and

(iv) the then-current Buyout Reserve Amount; and

(3) such other information as the Administrative Agent may reasonably request in relation to the scope of information referred to in clauses (1) and (2) above, respectively.

The Administrative Agent will cooperate with the Borrower in the preparation of each Draft Payment Date Report and will, among other things, provide its calculations and determinations of the amounts payable to the Lenders on such Payment Date.

Each Draft Payment Date Report (including, without limitation, the calculations under clause (2)(ii), (iii) and (iv) above) shall be subject to verification and approval by the Administrative Agent. If the Administrative Agent believes that any additional information is reasonably needed to verify such information or calculations, then the Borrower shall promptly provide such information to the Administrative Agent. If the Administrative Agent believes that any information or calculation in any Draft Payment Date Report is incorrect in any material respect, then the Administrative Agent and the Borrower shall consult in good faith to resolve such disagreement prior to the related Payment Date.

(b) If a Draft Payment Date Report has been delivered by the Borrower for such Payment Date under paragraph (a) above, and the Administrative Agent and the Borrower have agreed to the information and calculations set forth therein (or to any revisions thereto) on or prior to the third Business Day preceding such Payment Date, then such Draft Payment Date Report (as so revised) shall constitute the “Payment Date Report” for such Payment Date. In all other cases, the Administrative Agent shall prepare and deliver to the Borrower, the Paying Agent and the Collateral Agent, no later than the third Business Day prior to such Payment Date, a report in substantially the form of Exhibit K setting forth its good faith determination of the amounts to be applied under the Priority of Payments on such Payment Date, all determined by it in accordance with the terms and conditions set forth herein and in the other Loan Documents and including, for each such payment, all related Payee Information (which report shall constitute the “Payment Date Report” for such Payment Date).

(c) Simultaneously with delivery of each Draft Payment Date Report, the Borrower shall deliver to the Collateral Agent and the Paying Agent any IRS forms with respect to any new payee (or updated versions of any previously submitted IRS forms).

(d) Neither the Administrative Agent, the Paying Agent nor the Collateral Agent shall have any obligation to independently verify any Payee Information provided in any Payment Date Report, and shall be conclusively entitled to rely on the accuracy of all Payee Information set forth therein.

(e) Each Payment Date Report shall be deemed to be an instruction to the Collateral Agent or the Paying Agent, as applicable, to remit the amounts provided for in such report on the related Payment Date. Each of the Collateral Agent and the Paying Agent shall be entitled to conclusively rely upon the information and instructions set forth in each Payment Date Report, and shall have no obligation to determine or verify the information set forth therein. To the extent that the Collateral Agent or the Paying Agent reasonably determines that it needs additional information to make any payments required in a Payment Date Report, the Collateral Agent or Paying Agent, as applicable, shall notify the Borrower (with a copy to the Administrative Agent) and the Borrower shall provide such information to the Collateral Agent and the Paying Agent (with a copy to the Administrative Agent). Neither the Collateral Agent nor the Paying Agent shall have any obligation for any failure or delay in making a distribution hereunder resulting from a failure or delay on the part of the Borrower or the Administrative Agent in providing a Payment Date Report or other information or instruction hereunder.

(f) On each Payment Date, the Administrative Agent shall deliver a copy of the Payment Date Report for such Payment Date to each Lender and to KBRA (so long as KBRA is rating any Loans). Such Payment Date Report shall be provided to KBRA by the Administrative Agent via email in accordance with Article XI.

Section 9.08 Disbursement of Funds from Payment Account.

(a) Notwithstanding any other provision of this Agreement other than Section 8.04, but subject to the other subsections of this Section and Article II (with respect to optional repayment of Loans):

(i) On each Interest Payment Date, the Collateral Agent shall disburse amounts transferred to the Payment Account from the Collection Account pursuant to Section 9.02(d) as follows and for application in accordance with the following priorities (the “Interest Payment Date Priority of Payments”):

(A) to the payment of taxes of the Borrower, if any, and any governmental fee, including all filing, registration and annual return fees payable by them;

(B) to the payment of the following amounts in the following priority (without duplication):

(1) accrued and unpaid Administrative Expenses in the order set forth in the definition thereof; and

(2) on any Interest Payment Date other than the final Interest Payment Date, to the Expense Reserve Account in an amount equal to (a) the Expense Reserve Amount minus (b) the amount on deposit in the Expense Reserve Account at such time;

provided that the aggregate amount of payments under this clause (B) shall not exceed the Quarterly Cap on any Interest Payment Date during a calendar quarter;

(C) unless waived by the Collateral Manager (or its designee), which waiver shall be permanent and irrevocable, to the payment to the Collateral Manager (or its designee) of all due and unpaid Management Fees;

(D) in the following order of priority:

(1) first, to the applicable Lenders for payment (on a pro rata basis) of accrued interest on the Class A Loans and Commitment Fees on the Class A Loans, in each case due on such Interest Payment Date; and

(2) second, to the applicable Lenders for payment (on a pro rata basis) of accrued interest on the Class B Loans and Commitment Fees on the Class B Loans, in each case due on such Interest Payment Date;

(E) to the Lenders for payment (on a pro rata basis) of all other amounts due and payable on such Interest Payment Date (other than principal of the Loans);

(F) the lesser of (x) the Amortization Amount and (y) 100% of remaining cash on deposit in the Payment Account shall be applied (on a pro rata basis as between Class A and Class B) to repay the principal of the Loans; and

(G) all remaining funds to be deposited in the Quarterly Payment Date Account.

(ii) On each Quarterly Payment Date, the Collateral Agent shall, in accordance with the related Payment Date Report, disburse amounts transferred to the Payment Account from the Quarterly Payment Date Account pursuant to Section 9.03(g) as follows and for application in accordance with the following priorities (the “Quarterly Payment Date Priority of Payments”):

(A) if the Funded DSR is less than the DSRA Amount, an amount equal to the excess of the DSRA Amount over the Funded DSR shall be deposited in the Debt Service Reserve Account.

(B) if an Early Amortization Event has occurred and is then continuing, all remaining cash on deposit in the Payment Account shall be applied:

(1) first, to repay the principal of the Class A Loans, until such Early Amortization Event is cured on a pro forma basis or the Class A Loans are repaid in full; and

(2) second, to repay the principal of the Class B Loans, until such Early Amortization Event is cured on a pro forma basis or the Class B Loans are repaid in full;

provided that in each case in respect of any cure of an Early Amortization Event, such Early Amortization Event may only be cured if (x) it occurred solely as a result of the LTV Ratio exceeding the Maximum LTV Ratio and (y) after giving effect to such application of cash, the LTV Ratio is less than or equal to the Maximum LTV Ratio;

(C) to the payment of Permitted Tax Distributions;

(D) to the payment of Administrative Expenses (in the order of priority set forth in the definition thereof) to the extent not paid on the Interest Payment Date relating to such Quarterly Payment Date as a result of the limitation set forth in clause (i)(B) above with respect to such Interest Payment Date;

(E) on any Quarterly Payment Date other than the final Quarterly Payment Date, to the Buyout Reserve Account in an amount equal to (a) the Buyout Reserve Amount at such time minus (b) the amount on deposit in the Buyout Reserve Account at such time; and

(F) remaining cash on deposit in the Payment Account, at the sole discretion and direction of the Borrower (or the Collateral Manager on its behalf), (1) to be applied to prepay the principal of the Loans pursuant to Section 2.03(a); (2) to make any Permitted Acquisitions; (3) to make any Intercompany Investment, Existing Investment or Permitted Buyout; (4) to be held in the Collection Account and/or (5) if and only if Restricted Payment Conditions are satisfied on such date, to be transferred to the Equity Account or to Holdings (or such other Person designated by the Borrower), in each case, in accordance with such instructions and in such amounts as are specified by the Collateral Manager or Borrower to the Collateral Agent.

(b) If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required pursuant to any clause in the Priority of Payments, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.08(a) and ratably or in the order provided within a clause, as applicable, in accordance with the respective amounts owing under any such clause to the extent funds are available therefor.

(c) All amounts to be paid to Holdings under this Section 9.08 shall be paid to such account as the Collateral Manager may designate and upon such payment will be released from the lien of this Agreement.

ARTICLE X

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 10.01 Appointment and Authorization of Agents.

(a) Each Lender irrevocably appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Only the Agents (and not one or more of the Lenders) shall have the authority to deal directly with the Borrower under this Agreement and each Lender acknowledges that all notices, demands or requests from such Lender to the Borrower must be forwarded to the applicable Agent for delivery to the Borrower. Each Lender acknowledges that the Borrower has no obligation to act or refrain from acting on instructions or demands of one or more Lenders absent written instructions from an Agent in accordance with its rights and authority hereunder. As to any matters not expressly provided for by this Agreement, the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided that Agents shall not be required to take any action which exposes the Agents to liability or which is contrary to this Agreement or the Loan Documents or applicable Law. Neither Agent shall have any liability for any failure or delay in taking or exercising any discretionary action, right or remedy for which no instructions have been received from the Required Lenders (or, the in case of the Collateral Agent, the Administrative Agent on their behalf), and each such Agent shall be entitled to refrain from such act or taking such action unless and until such instructions have been received. The Borrower agrees to compensate the Agents for their fees as set forth herein and in the Agent Fee Letters pursuant to the Priority of Payments.

In connection with any act or action (including, without limitation, any consent or determination required pursuant to Section 2.13 hereof and the giving of or refusing to give any other approval or consent or the taking or refusing to or failing to take any other action) that the Administrative Agent is authorized to take in connection with this Agreement or any Loan Documents (each, a “covered action”), the Administrative Agent may (and it shall be deemed reasonable for the Administrative Agent to) request instructions from the Required Lenders (or Lenders holding a majority of the Total Outstandings and aggregate unused Commitments at such time) with respect to such covered action (and it shall be deemed reasonable for the Administrative Agent to take (or refrain from taking) any covered action so instructed by the Required Lenders or such other group of Lenders). If the Administrative Agent requests instructions from the Required Lenders (or Lenders holding a majority of the Total Outstandings and aggregate unused Commitments at such time) with respect to any covered action (including failure to act) in connection with this Agreement or any Loan Document, the Administrative Agent shall be entitled to refrain from taking such covered action unless and until the Administrative Agent shall have received instructions from the Required Lenders (or such other group of Lenders) with respect thereto; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining.

Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent pursuant to Section 10.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article X (including Section 10.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

(c) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, the “AML Laws”), the Agents are required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Agents. Accordingly, each of the parties agrees to provide to the Agents upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Agents to comply with the AML Laws.

(d) Except as provided in Sections 10.09 and 10.11, the provisions of this Article X are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. In performing its functions and duties solely under this Agreement, and under the other Loan Documents, each Agent shall act solely as the agent of the Lenders (other than as specified in Section 11.07(d) relating to the maintenance of the Register) and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Lenders. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VIII.

Section 10.02 Delegation of Duties. Each Agent may execute any of its respective duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, consultants or experts. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of each Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent. Each Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of bad faith, gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

Section 10.03 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (1) with the consent or at the request of the Required Lenders or (2) in the absence of its own gross negligence or willful misconduct (as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity, (c) be responsible for or have any duty to ascertain, verify or inquire into (1) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than that the Administrative Agent shall confirm receipt of items expressly required to be delivered to the Administrative Agent or (2) any statement, warranty or representation made in connection with this Agreement or any Borrowing or Commitment hereunder or (d) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, any loss or diminution in the value of the Collateral, or the existence, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Without limiting the generality of any terms of this section, the Agents shall have no liability for any failure, inability or unwillingness on the part of the Lenders, the Collateral Manager or the Borrower to provide accurate and complete information on a timely basis to the Agents or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the its part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from the Borrower, the Collateral Manager, any Lender or any other Person under or in connection with this Agreement or any Loan Document except (1) as specifically provided in this Agreement or any Loan Document and (2) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request. Under no circumstances shall the Agents be deemed liable for any special, indirect, punitive or consequential damages (including lost profits) even if such Agent has been advised of the likelihood of such damages and regardless of the form of action. No provision of this Agreement or the other Loan Documents shall require the Agents to advance, expend or risk its own funds or otherwise incur any financial liability or expense in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk, expense or liability is not reasonably assured to it. The Agents shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Agents shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances. No Agent shall have any obligation to determine: (i) if any Collateral or any Project meets the criteria or eligibility restrictions imposed by this Agreement or other Loan Documents, including without limitation in respect of the Eligibility Criteria and the Collateral and Guarantee Requirement or (ii) whether the delivery conditions specified in Section 9.05 have been satisfied. In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure to invest funds in the absence of instruction from the Borrower or the Administrative Agent in accordance with this Agreement.

Section 10.04 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice, direction or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The Collateral Agent shall be entitled to conclusively rely upon an instruction or consent provided by the Administrative Agent as if such instruction was provided directly by the Required Lenders (or such other group of Lenders as may be expressly provided for herein).

Section 10.05 Notice of Default. Each Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (except, in the case of the Collateral Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Collateral Agent for the account of the Lenders) unless an Administrative Officer of such Agent shall have received written notice from a Lender, the Collateral Manager or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The applicable Agent will notify the Lenders and the Borrower of its receipt of any such notice. The Agents shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII.

Section 10.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.

Section 10.07 Indemnification of Agents. Each Lender, ratably in accordance with its Pro Rata Share, shall indemnify each Agent and its Agent-Related Persons (to the extent not reimbursed by the Borrower as may be required under this Agreement) against any cost, expense (including fees of counsel and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence, willful misconduct or bad faith) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder or thereunder. The undertaking in this Section 10.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of each Agent.

Section 10.08 Agents in Their Individual Capacities. Each Agent and each of their Affiliates (collectively, the “Agent Entities”) may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though the Agent Entities were not the Administrative Agent or Collateral Agent (as applicable) hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Agent Entities may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans (if any), each Agent Entity shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent and the terms “Lender” and “Lenders” shall refer to each such Person in its individual capacity to the extent such Person is a Lender hereunder. The Agents Entities shall be permitted to receive additional compensation that could be deemed to be in such Agent Entity’s economic self-interest for (1) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (2) using Affiliates to effect transactions in certain Eligible Investments, and (3) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement. Any successor to any Agent shall also have the rights attributed to the Agents under this Section 10.08.

Section 10.09 Successor Agents. Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable, upon thirty (30) days’ notice to the Lenders, the Borrower and each other Agent. The Administrative Agent may be removed by an affirmative vote of the Required Lenders upon a good faith determination that the Administrative Agent has acted with gross negligence or committed an act of willful misconduct, bad faith or fraud or has failed to act in its capacity as the Administrative Agent as required under this Agreement due to gross negligence, willful misconduct or fraud. If either the Administrative Agent or the Collateral Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Administrative Agent or Collateral Agent, as applicable, the Lenders and each other Agent. If the Administrative Agent or the Collateral Agent resigns or is removed by the Required Lenders or the Borrower, as applicable, the Required Lenders shall appoint a successor agent, which successor agent shall (a) in the case of the Administrative Agent, be selected from among the Lenders and (b) be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), (f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed); provided that in no event shall any such successor Administrative Agent or Collateral Agent be a Defaulting Lender or a Disqualified Lender. If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, in the case of a resignation, and the Borrower, in the case of a removal may appoint, after consulting with the Lenders and the Borrower (in the case of a resignation), a successor agent which, in the case of the Administrative Agent, shall be from among the Lenders (subject to the proviso at the end of the immediately preceding sentence). Upon the acceptance of its appointment as successor agent, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent under the Loan Documents and the term “Administrative Agent” or “Collateral Agent” shall mean such successor administrative agent or collateral agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation or removal in accordance herewith as the Administrative Agent or the Collateral Agent, the provisions of this Article X and the provisions of Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent in respect of the Loan Documents. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Administrative Agent’s or the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent in accordance herewith by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (x) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (y) otherwise ensure that Section 6.11 is satisfied, the Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent under the Loan Documents, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent. Any Person into which any Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any Person succeeding to the corporate trust services business of such Agent shall be the successor of such Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto.

Section 10.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.07, 9.08, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.07, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.11 Collateral and Guaranty Matters. Each Lender (including in its capacity as a counterparty to a Permitted Hedge Agreement) and each other Secured Party by its acceptance of the Collateral Documents irrevocably agrees:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents (or, if such transferee is a Person required to grant a Lien to the Administrative Agent or the Collateral Agent on such asset, at the option of the applicable Loan Party, such Lien on such asset may still be released in connection with the transfer so long as (x) the transferee grants a new Lien to the Administrative Agent or Collateral Agent on such asset substantially concurrently with the transfer of such asset, (y) the transfer is between parties organized under the laws of different jurisdictions and at least one of such parties is a Foreign Subsidiary and (z) the priority of the new Lien is the same as that of the original Lien and the Lien of the Secured Parties on such asset is not impaired or otherwise adversely affected by such release and granting of such new Lien as reasonably determined by the Administrative Agent), (iii) subject to Section 11.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (b) below, (v) to the extent (and only for so long as) such property constitutes an “Excluded Asset” or (vi) if the release of such Lien on such property is permitted under the terms of each applicable Collateral Document; and

(b) that any Guarantor shall be automatically released from its obligations under the Guaranty if (i) such Guarantor is no longer a Subsidiary of the Borrower or (ii) subject to Section 11.01, if such release is approved, authorized or ratified in writing by the Required Lenders.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release a Guarantor from its obligations under the Guaranty pursuant to this Section 10.11. In each case as specified in this Section 10.11, the Administrative Agent or the Collateral Agent will promptly upon the request of the Borrower (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of a Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.11 (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate of a Responsible Officer of the Borrower to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent. For the avoidance of doubt, no release of Collateral or a Guarantor effected in the manner permitted by this Section 10.11 shall require the consent of any holder of obligations under any Permitted Hedge Agreement.

Section 10.12 [Reserved].

Section 10.13 Appointment of Supplemental Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the

Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article X and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require. No Agent shall be responsible for the negligence or misconduct of a Supplemental Agent appointed with due care or at the direction of the Required Lenders.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

Section 10.14 Withholding Tax Indemnity. To the extent required by any applicable law, the applicable Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that such Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify such Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the applicable Agent (to the extent that such Agent has not already been reimbursed by the Borrower pursuant to Section 3.01 and Section 3.02 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by such Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by an Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due an Agent under this Section 10.14. The agreements in this Section 10.14 shall survive the resignation and/or replacement of an Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

Section 10.15 ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using Plan Assets in connection with the Term Loans,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to, such Lender’s entrance into, participation in, administration of and performance of the Term Loans,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to, such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, such Lender and the Borrower to the effect that such Lender’s entrance into, participation in, administration of and performance of the Term Loans and this Agreement will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.16 Paying Agent. Each Lender hereby appoints the Paying Agent to act as the paying agent for purposes of receiving and remitting amounts payable to the Lenders. Notwithstanding anything the contrary herein, all references to the Collateral Agent remitting amounts to the Lenders, including without limitation under Sections 2.03, 8.04 and 9.08 hereof, shall be deemed to be references to the Collateral Agent remitting amounts payable to the Lenders to the account of the Paying Agent for further distribution to the applicable Lender. The Administrative Agent shall (i) provide, or request the relevant Lender to provide, to the Paying Agent all information necessary or otherwise reasonably requested by the Paying Agent for purposes of remitting amounts to Lenders hereunder, including without limitation any information in respect of the Cashless Roll and (ii) notify the Paying Agent of all interest, fees, principal and other amounts owing to each Lender hereunder. In accepting such appointment and performing its duties hereunder, the Paying Agent shall be entitled to all of the rights, remedies, immunities and indemnities provided to the Collateral Agent hereunder, mutatis mutandis. Without limiting the foregoing, the Paying Agent shall be entitled to resign, and may be removed, in the same manner as the Collateral Agent; provided that the Collateral Agent and the Paying Agent shall at all times be the same institution.

Section 10.17 Document Custodian The Document Custodian is hereby appointed as the custodian for each instrument of the type described in Section 9.05(a) hereof other than letters of credit (all such instruments, the “Custody Documents”), in each case except to the extent that the Collateral Agent directs that such items be provided to it. The Borrower shall deliver, or cause to be delivered, all Custody Documents to the Document Custodian in physical form at the address specified on Schedule 11.02(a) hereof. The Document Custodian shall hold all Custody Documents received by it in physical form (or, if applicable, electronic form) at one of its offices in the United States (for purposes hereof, the “Custodial Office”). The Document Custodian may change the Custodial Office at any time and from time to time upon notice to the Borrower, the Collateral Manager, the Collateral Agent and the Administrative Agent, provided that the replacement Custodial Office shall be an office of the Document Custodian located in the United States. All Custody Documents held by the Document Custodian shall be available for inspection by the Administrative Agent and the Lenders upon prior written request and during normal business hours of the Document Custodian. Any such inspection shall occur no earlier than five Business Days after such inspection is requested in writing and the costs of such inspection shall be borne by the requesting party. The Administrative Agent (including its representatives and designees) may not request more than two inspections per year or, if an Event of Default has occurred and is continuing no more than once a month. Notwithstanding anything to the contrary herein, the Document Custodian shall not be required to hold or accept custody of any other document hereunder to the extent such document is of a type not approved for deposit into the custodial vault of the Document Custodian. For the avoidance of doubt, the Document Custodian shall not be required to review or provide any certifications in respect of Custody Documents delivered and held by it. For the avoidance of doubt, other than in respect of Custody Documents, the Document Custodian shall not be required to hold custody of underlying agreements, related contracts or documents related to the Collateral. Any Custody Documents delivered to the Document Custodian shall be accompanied by a checklist identifying such documents and referencing this transaction.

After the occurrence and during the continuance of an Event of Default, the Document Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent (acting at the direction of the Administrative Agent) in order to take any action that the Administrative Agent deem necessary or desirable in order for the Collateral Agent to perfect, protect or more fully evidence the security interests granted under the Loan Documents, or to enable any of them to exercise or enforce any of their respective rights hereunder. If the Document Custodian receives instructions from the Collateral Agent, the Collateral Manager or the Borrower that conflict with any instructions received by the Administrative Agent after the occurrence and during the continuance of an Event of Default, the Document Custodian shall rely on and follow the instructions given by the Administrative Agent. The Borrower (or the Collateral Manager on its behalf) may cause the release of Custody Documents, in each case (1) to the extent such documents are no longer required to be held hereunder and (2) subject to the written approval by the Administrative Agent, by delivery of a request for release substantially in the form of Exhibit N hereto from the Borrower (or the Collateral Manager on its behalf) and such request for release shall be deemed a certification that such conditions for release have been satisfied. Upon receipt of such direction and approval by the Administrative Agent, the Document Custodian shall release the Custody Documents to, or at the direction of, the Collateral Manager, and neither the Borrower nor the Collateral Manager will be required to return the related Custody Documents to the Document Custodian. Written instructions as to the method of shipment and shipper(s) the Document Custodian is directed to utilize in connection with the transmission of Custody Documents in the performance of the Document Custodian’s duties herein shall be delivered by the Borrower or the Collateral Manager, as applicable, to the Document Custodian prior to any shipment of any Custody Documents hereunder. If the Document Custodian does not receive any such written instruction from the Borrower or Collateral Manager, as applicable, the Document Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Borrower or the Collateral Manager shall arrange for the provision of such services at the sole cost and expense of the Borrower and shall maintain such insurance against loss or damage to the Custody Documents as the Borrower or Collateral Manager, as applicable, deem appropriate.

In accepting such appointment and performing its duties hereunder, the Document Custodian shall be entitled to all of the rights, remedies, immunities and indemnities provided to the Collateral Agent hereunder, mutatis mutandis. Without limiting the foregoing, the Document Custodian shall be entitled to resign, and may be removed, in the same manner as the Collateral Agent; provided that the Collateral Agent and the Document Custodian shall at all times be the same institution.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Required Lenders, and such Loan Party (with an executed copy thereof promptly delivered to the Administrative Agent if not otherwise a party thereto) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender); provided, however, that no increase to any Commitment of any Lender shall be made without the satisfaction of the Rating Condition and the written consent of the Administrative Agent, acting in its sole discretion;

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Sections 2.05 or 2.06 without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan or to whom such fee or other amount is owed; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) modify any provision of Section 8.04 or 11.01 or the definition of “Required Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, in each case, without the written consent of each Lender directly and adversely affected thereby;

(e) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees provided by the Guarantors, without the written consent of each Lender;

(g) modify the relative priority of payment of the Class A and Class B Loans or any provision related thereto without the written consent of each Lender;

(h) modify any provision requiring the ratable transfer or assignment of the Class A and Class B Loans without the written consent of each Lender; and

(i) modify any provision of Section 2.11 without the written consent of each Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary in this Section 11.01, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and/or the Collateral Agent (if applicable) and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (A) to correct or cure ambiguities, errors, omissions or defects, (B) to effect administrative changes of a technical or immaterial nature, (C) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (D) add any financial covenant or other terms for the benefit of all Lenders or any Class of Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement, or (E) to implement amendments permitted by this Agreement or the other Collateral Documents that do not by the terms of other Collateral Documents require lender consent, and, in each case of clauses (A), (B) and (C), such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent and/ or the Collateral Agent (if applicable) at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents and, in each case, such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Section 11.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission or electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower (or any other Loan Party) or the Administrative Agent or any other Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02(a) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent or the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 11.02(d)), when delivered; provided that notices and other communications to the Administrative Agent and the Collateral Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. Any notice not given during normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient. Any notice to be provided to a Lender may be provided to the Administrative Agent on such Lender’s behalf.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of bad faith, gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

(d) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, acting reasonably, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by such communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.

Section 11.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 11.04 Attorney Costs and Expenses. The Borrower agrees (a) if the Restatement Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, the Custodian, the Paying Agent and the Document Custodian for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall (I) in the case of the Administrative Agent and the Lenders, be limited to one primary counsel for the Administrative Agent (which shall be King & Spalding LLP for any and all of the foregoing in connection with the Transactions and other matters, including primary syndication, to occur on or prior to or otherwise in connection with the Restatement Closing Date) and one local counsel for the Administrative Agent as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees)) and (II) in the case of the Collateral Agent (including in its capacities of Custodian, Paying Agent and Document Custodian), be limited to one primary counsel for the Collateral Agent (including in its capacities of Custodian, Paying Agent and Document Custodian) (which shall be Alston & Bird LLP for any and all of the foregoing in connection with the Transactions and other matters, including primary syndication, to occur on or prior to or otherwise in connection with the Restatement Closing Date) and one local counsel for the Collateral Agent (including in its capacities of Custodian, Paying Agent and Document Custodian) as reasonably necessary in each relevant jurisdiction material to the interests of the Collateral Agent taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees)) and (b) from and after the Restatement Closing Date, to pay or reimburse the Administrative Agent, the Collateral Agent, Custodian, Paying Agent, the Document Custodian and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), and including all respective Attorney Costs which shall (I) in the case of the Administrative Agent and the Lenders, be limited to Attorney Costs of one counsel to the Administrative Agent (and one local counsel to the Administrative Agent as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees)) and (II) in the case of the Collateral Agent (including in its capacities of Custodian, Paying Agent and Document Custodian), be limited to Attorney Costs of one counsel for the Collateral Agent (including in its capacities of Custodian, Paying Agent and Document Custodian) (and one local counsel for the Collateral Agent (including in its capacities of Custodian, Paying Agent and Document Custodian) as reasonably necessary in each relevant jurisdiction material to the interests of the Collateral Agent taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments, the repayment of all other Obligations and the resignation or removal of the Administrative Agent and each Agent. All amounts due under this Section 11.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that, with respect to the Restatement Closing Date, all amounts due under this Section 11.04 shall be paid on the Restatement Closing Date solely to the extent invoiced to the Borrower within three (3) Business Days of the Restatement Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

For the avoidance of doubt, this Section 11.04 shall not apply to Taxes.

Section 11.05 Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each of the Administrative Agent, each Lender and their respective Affiliates and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively the “Lender Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all such Lender Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all such Lender Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction for all such affected Lender Indemnitees that are similarly situated taken as a whole) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Lender Indemnitee in any way arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Lender Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Lender Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Lender Indemnitee, be available to the extent that such Indemnified Liabilities (x) resulted from the gross negligence, bad faith, willful misconduct or fraud of such Lender Indemnitee or of any of its Affiliates or Controlling Persons or their respective directors, officers, employees, partners, agents, advisors or other representatives as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) arising from a material breach of any obligations under any Loan Document by such Lender Indemnitee or of any of its Affiliates or Controlling Persons or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) arising from any dispute solely among Lender Indemnitees (other than any claims against an Lender Indemnitee in its capacity or in fulfilling its role as an Agent or any similar role under any Facility and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates).

The Borrower shall indemnify and hold harmless each of the Collateral Agent, the Custodian, the Paying Agent and the Document Custodian and their respective Affiliates and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively the “Agent Indemnitees” and, together with the Lender Indemnitees, the “Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Agent Indemnitee in any way arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Agent Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Agent Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Agent Indemnitee, be available to the extent that such Indemnified Liabilities resulted from the gross negligence, bad faith or willful misconduct of such Agent Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction.

No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Debtdomain, Roadshow Access (if applicable) or other similar information transmission systems in connection with this Agreement or any other Loan Document, except to the extent such damages have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Affiliates or Controlling Persons or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, nor, to the extent permissible under applicable Law, shall (A) any Indemnitee or (B) any Loan Party, Investor, Project Company or any of their respective Affiliates or Subsidiaries have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of the preceding clause (B), in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses in each case subject to the indemnification provisions of this Section 11.05); it being agreed that this sentence shall not limit the indemnification obligations of the Borrower or the Guarantors. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 11.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 11.05.

The agreements in this Section 11.05 shall survive the resignation or removal of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 11.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 11.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Bank Funding Rate from time to time in effect, in the applicable currency of such recovery or payment.

Section 11.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 11.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 11.07(l), (B) in the case of any Assignee that is the Borrower or any of its Subsidiaries, Section 11.07(m), or (C) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, Section 11.07(p), (ii) by way of participation in accordance with the provisions of Section 11.07(f) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.07(h); provided, however, that notwithstanding anything to the contrary, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender or a Disqualified Lender (so long as the Administrative Agent may make a schedule thereof available to any Lender upon request, in each case, subject to the confidentiality provisions of Section 11.08) (and any failure of the Borrower to respond to any request for consent of assignment shall not cause such Person to cease to constitute a Disqualified Lender), (ii) a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or (iii) the Borrower or any of its Subsidiaries (except pursuant to Section 11.07(m)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Any assignment or participation of a Loan or Commitment by a Lender without the Borrower’s consent (A) to a Disqualified Lender or (B) to the extent the Borrower’s consent is required under this Section 11.07, to any other Person, shall be null and void, and, in the event of any assignment or participation of any Loan or Commitment by a Lender in breach of the foregoing, the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation in addition to any other remedies available to the Borrower at law or in equity. In addition, the Borrower may (i) terminate any Commitment of such Person and prepay any applicable outstanding Loans at a price equal to the lesser of par and the amount such Person paid to acquire such Loans, without premium, penalty, prepayment fee or breakage, and/or (ii) require such person to assign its rights and obligations to one or more Eligible Assignees at the price indicated above (which assignment shall not be subject to any processing and recordation fee) and if such Person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Person, then such Person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (b) no such person shall receive any information or reporting provided by the Borrower, the Administrative Agent, the Collateral Agent or any Lender, (c) for purposes of voting, any Loans or Commitments held by such Person shall be deemed not to be outstanding, and such Person shall have no voting or consent rights with respect to “Required Lender” or class votes or consents, (d) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected class (giving effect to clause (c) above) so approves and (e) such Person shall not be entitled to any expense reimbursement or indemnification rights and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall only apply to the Person specified in clauses (A) or (B) of the first sentence of this paragraph and not to any assignee of such Person that becomes a Lender so long as such assignee becomes an assignee in accordance with the provisions of this Section 11.07. Nothing in this Agreement shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that the Borrower and its Subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 11.07. Additionally, each Lender agrees that the Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this paragraph against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (b) have any liability with respect to any assignment or participation of loans, or disclosure of confidential information, to any Disqualified Lender. Notwithstanding anything to the contrary, nothing in the foregoing shall prejudice any right or remedy that the Borrower may have at law or in equity against any Lender who enters into an assignment, participation or other transaction (including the disclosure of confidential information) with a Disqualified Lender in contravention of the terms of this Agreement.

(b) (i) Subject to Section 11.07(a) and the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A) the Borrower; provided that the Borrower shall be deemed to have consented to any such assignment of any Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof to a Responsible Officer of the Borrower; provided, further, that no consent of the Borrower shall be required for (i) an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) if an Event of Default has occurred and is continuing or (iii) an assignment of all or a portion of the Loans pursuant to Section 11.07(l) or Section 11.07(m); and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) all or any portion of the Loans pursuant to Section 11.07(l) or Section 11.07(m).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and shall be in increments of $1,000,000 in excess thereof (provided that simultaneous assignments to or from two or more Approved Funds shall be aggregated for purposes of determining compliance with this Section 11.07(b)(ii)(A)), unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds;

(C) other than in the case of assignments pursuant to Section 11.07(m), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the Assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms required pursuant to Section 3.01(e); and

(D) (i) no Loan may be transferred or assigned other than in a transfer or assignment of an equal proportion of each Class of Loans held by the transferring or assigning Lender (before giving effect to such transfer or assignment) and (ii) no Commitments may be transferred or assigned other than in a transfer or assignment of an equal proportion of each Class of Commitments held by the transferring or assigning Lender (before giving effect to such transfer or assignment).

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Sections 11.07(d) and (e), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 11.07(m), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.02, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(f).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption, each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrower to the Administrative Agent pursuant to Section 11.07(m) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to such Lender’s own interest only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 11.07(d) and Section 2.09 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders. Upon request by the Administrative Agent, the Borrower shall (i) promptly (and in any case, not less than five (5) Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 11.01) provide to the Administrative Agent, a complete list of all Affiliated Lenders holding Term Loans at such time and (ii) not less than five (5) Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 11.01, provide to the Administrative Agent, a complete list of all Debt Fund Affiliates holding Term Loans at such time.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, if required, and, if required, the Borrower to such assignment and any applicable tax forms required pursuant to Section 3.01(e), the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Any Lender may at any time sell participations to any Person, subject to the proviso in the first paragraph of Section 11.07(a) (each, a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) no Loan may be participated other than in a participation of an equal proportion of each Class of Loans held by the selling Lender (before giving effect to such participation) and (v) no Commitments may be participated other than in a participation of an equal proportion of each Class of Commitments held by the selling Lender (before giving effect to such participation). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 11.01 that requires the affirmative vote of such Lender, in each case, to the extent the Participant is directly and adversely affected thereby. Subject to Section 11.07(g), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.02 (subject to the requirements and limitations of such Sections, including the requirements under Section 3.01(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided that such

Participant agrees to be subject to Section 2.11 as though it were a Lender and Section 3.04 as though it were an Assignee. Each Participant will provide any applicable tax forms required pursuant to Section 3.01(e) solely to the participating Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Loans or its other obligations under any Loan Document) except to the extent that (x) such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or (y) upon request of the Borrower, to confirm no Participant of Term Loans is a Disqualified Lender. The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(h) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) [Reserved].

(j) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k) [Reserved].

(l) Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through open market purchases, solely on a pro rata basis, and in each case subject to the following limitations:

(i) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit I-1 hereto (an “Affiliated Lender Assignment and Assumption”);

(ii) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II, and shall not be permitted to challenge the Administrative Agent’s or any Lender’s attorney-client privilege;

(iii) the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders shall not exceed thirty percent (30.0%) of the principal amount of all Term Loans at such time outstanding (measured at the time of purchase) (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; and

(iv) as a condition to each assignment pursuant to this clause (l), the Administrative Agent shall have been provided an Affiliated Lender Notice in the form of Exhibit I-2 to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Term Loans against the Administrative Agent, in its capacity as such.

Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit I-2.

(m) Any Lender (for such purposes, the “Relevant Lender”) may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Borrower or any of its Subsidiaries through (notwithstanding Sections 2.10 and 2.11 or any other provision in this Agreement) open market purchase on a pro rata or non-pro rata basis; provided that:

(i) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower or a Subsidiary shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer;

(ii) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower or a Subsidiary;

(iii) the Borrower shall have first offered to all Lenders on a ratable basis the right to sell Term Loans to the Borrower or such Subsidiaries on the same terms offered to such Relevant Lender;

(iv) the Borrower or such Subsidiary funds the purchase of such Term Loans solely through amounts on deposit in the Equity Account; and

(v) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(n) Notwithstanding anything in Section 11.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom unless the action in question affects any Affiliated Lender (in its capacity as a Lender) in a disproportionately adverse manner than its effect on the other Lenders, or subject to Section 11.07(o), any plan of reorganization pursuant to the Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(A) all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(B) all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

(o) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Required Lenders to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such

Affiliated Lender in any manner in the Required Lenders’ sole discretion, unless the Required Lenders instruct such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Required Lenders direct; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Required Lenders) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders.

(p) Notwithstanding anything in Section 11.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans held by Debt Fund Affiliates may not account for more than 49.9% (pro rata among such Debt Fund Affiliates) of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 11.01.

Section 11.08 Confidentiality.

(a) Each Lender and the Agents agrees that it shall maintain confidentiality with regard to nonpublic information obtained from or on behalf of the Borrower pursuant to or in connection with this Agreement or any other Loan Document; provided that the Lenders and the Agents shall not be precluded from making disclosure regarding such information: (1) to the Administrative Agent and to BIS; (2) to the Administrative Agent’s, BIS’s, the Lenders’ and the Agents’ counsel, accountants, auditors, valuation providers, investors, financing sources, consultants and other professional advisors; (3) to officers, directors, employees, examiners, agents and partners of the Administrative Agent, BIS, each Lender and their Affiliates and the Agents and their Affiliates who need to know such information in accordance with customary practices for Lenders of such type; (4) in response to a subpoena or order of a court or governmental agency or regulatory authority having jurisdiction over the Administrative Agent, BIS, such Lender, Agent or any Affiliate thereof (provided that the Administrative Agent, BIS or the applicable Lender or Agent shall use reasonable efforts to provide reasonable prior notice to the Borrower before making such disclosure, other than in respect of any routine examination by such agency or authority); (5) to any entity guaranteeing or participating, or considering guaranteeing or participating in, any credit made under this Agreement if such entity would be expected to be eligible to be a Participant or Assignee hereunder (provided that the Lenders and Agents shall require that any such entity be subject to this Section 11.08; however, the Lenders and Agents shall have no duty to monitor any participating entity and shall have no liability in the event that any participating entity violates this Section 11.08); (6) as required by law or legal process or regulation applicable to the Administrative Agent, to BIS, to such Lender, to such Agent or to any Affiliate thereof; (7) as reasonably necessary in connection with the exercise of any right or remedy, or performance of any duty, hereunder or under any other Loan Document to the extent the Person that receives such information agrees in writing to be subject to this Section 11.08; (8) to any Rating Agency then rating any Loans (provided that any such Rating Agency to which disclosure is to be made shall have been identified to the Borrower); or (9) as among the Administrative Agent, BIS, the Lenders and the Agents, to each other. In connection with enforcing its rights pursuant to this Section 11.08, the Borrower shall be entitled to the equitable remedies of specific performance and injunctive relief against the Administrative Agent, BIS, the Agents or any Lender which shall breach the confidentiality provisions of this Section 11.08.

(b) Notwithstanding any contrary agreement or understanding, the Collateral Manager, the Borrower, the Agents and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. Federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. Federal, state or local law.

Section 11.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Collateral Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Collateral Agent, the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Collateral Agent and the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower, the Collateral Agent and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 11.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have.

Section 11.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by an original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 11.12 Integration; Termination. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 11.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 11.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.14, if and to the extent that the enforceability of any provision in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.15 GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 11.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.

Section 11.16 WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING

OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 11.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties, the Administrative Agent and the Collateral Agent, and the Administrative Agent shall have been notified by each Lender that each Lender has executed it and thereafter this Agreement shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 11.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 11.18 USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent and the Collateral Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender, the Administrative Agent or the Collateral Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders, the Administrative Agent and the Collateral Agent.

Section 11.19 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents and the Lenders and their respective Affiliates is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents or the Lenders or their respective Affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents (or their respective Affiliates) or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents and the Lenders and their respective Affiliates have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents and the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.

(b) Each Loan Party acknowledges and agrees that each Lender and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Investor, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender or Affiliate thereof were not a Lender or an Affiliate thereof (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, the Borrower, any Investor or any Affiliate of the foregoing. Each Lender and any Affiliate thereof may accept fees and other consideration from the Borrower, any Investor or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, the Borrower, any Investor or any Affiliate of the foregoing. Some or all of the Lenders may have directly or indirectly acquired certain equity interests (including warrants) in the Borrower, an Investor or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to the Borrower, an Investor or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its Affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as agent thereunder and such Lender or an Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by the Borrower, an Investor or an Affiliate thereof.

Section 11.20 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.21 Effect of Certain Inaccuracies. In the event that any financial statement or Compliance Certificate previously delivered pursuant to Section 6.02(a) was inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Interest Rate for any period (an “Applicable Period”) than the Interest Rate applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Interest Rate shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Borrower shall within fifteen (15) days after the delivery of the corrected financial statements and Compliance Certificate pay to the Administrative Agent the accrued additional interest or fees owing as a result of such increased Interest Rate for such Applicable Period. This Section 11.21 shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.06(b) and 8.01.

Section 11.22 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures any Lender could purchase the specified currency with such other currency at such Lender’s New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such other currency such Lender may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to such Lender in the specified currency, such Lender agrees to remit such excess to the Borrower.

Section 11.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto to any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

APA FINANCE, LLC,
as the Borrower
By:	APA Finance Holdings, LLC
Its:	Managing Member

By:	Altus Power, Inc.
Its:	Managing Member

By:	/s/ Gregg Felton
Name: Gregg Felton
Title: President

[Credit Agreement Signature Page]

APA FINANCE HOLDINGS, LLC,
as the Equity Holder

By:	Altus Power, Inc.
Its:	Managing Member

By:	/s/ Gregg Felton
Name: Gregg Felton
Title: President

[Credit Agreement Signature Page]

BISF AGENT LLC,
as Administrative Agent

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Paying Agent

By:	/s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Document Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Vice President

[Credit Agreement Signature Page]

Lenders:

EMPLOYERS REASSURANCE CORPORATION, as a Lender

Employers Reassurance Corporation pursuant to power of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as a Lender

The Lincoln National Life Insurance Company pursuant to powers of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK, as a Lender

Lincoln Life & Annuity Company of New York pursuant to powers of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

FIDELITY & GUARANTY LIFE INSURANCE COMPANY, as a Lender

Fidelity & Guaranty Life Insurance Company pursuant to powers of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

EVEREST REINSURANCE COMPANY, as a Lender

Everest Reinsurance Company pursuant to powers of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

SHELTER MUTUAL INSURANCE COMPANY, as a Lender

Shelter Mutual Insurance Company pursuant to powers of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

SHELTER LIFE INSURANCE COMPANY, as a Lender

Shelter Life Insurance Company pursuant to powers of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

SHELTER REINSURANCE COMPANY, as a Lender

Shelter Reinsurance Company pursuant to powers of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

SHELTER BENEFITS MANAGEMENT INC., as a Lender

Shelter Benefits Management Inc. pursuant to powers of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

NATIONAL GUARDIAN LIFE INSURANCE COMPANY, as a Lender

National Guardian Life Insurance Company pursuant to powers of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as a Lender

The Northwestern Mutual Life Insurance Company pursuant to powers of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, as a Lender

Allianz Life Insurance Company of North America pursuant to powers of attorney now and hereafter granted to Blackstone Structured Products Advisors LP

BLACKSTONE STRUCTURED PRODUCTS ADVISORS LP

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

Lenders:

LIFE INSURANCE COMPANY OF NORTH AMERICA, as a Lender

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Edward J. Fitzgerald
Name: Edward J. Fitzgerald
Title: Managing Director

Address for notices:

[Credit Agreement Signature Page]

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE, as a Lender

By: New York Life Insurance Company, its attorney-in-fact

By:	/s/ Edward J. Fitzgerald
Name: Edward J. Fitzgerald
Title: Vice President

Address for notices:

[Credit Agreement Signature Page]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, as a Lender

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Edward J. Fitzgerald
Name: Edward J. Fitzgerald
Title: Managing Director

Address for notices:

[Credit Agreement Signature Page]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C), as a Lender

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Edward J. Fitzgerald
Name: Edward J. Fitzgerald
Title: Managing Director

Address for notices:

[Credit Agreement Signature Page]

NEW YORK LIFE INSURANCE COMPANY, as a Lender

By:	/s/ Edward J. Fitzgerald
Name: Edward J. Fitzgerald
Title: Vice President

Address for notices:

[Credit Agreement Signature Page]

Guaranty Income Life Insurance Company,
as a Lender

By:	/s/ Erik Braun
Name: Erik Braun
Title: Officer

Address for notices:

[Credit Agreement Signature Page]

United Life Insurance Company,
as a Lender

By:	/s/ Erik Braun
Name: Erik Braun
Title: Officer

Address for notices:

[Credit Agreement Signature Page]

Lenders:

AMERICAN GENERAL LIFE INSURANCE COMPANY, as a Lender

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, as a Lender

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, as a Lender

By: AIG Asset Management (U.S.), LLC, as Investment Adviser

By:	/s/ Eric Karlson
Name: Eric Karlson
Title: Managing Director

Address for notices:

[Credit Agreement Signature Page]

Exiting Lenders:

Delaware Life Insurance Company,
as an Exiting Lender

By:	/s/ James Alban
Name: James Alban
Title: Authorized Signer

Address for notices:

[Credit Agreement Signature Page]

Exiting Lenders:

FORETHOUGHT LIFE INSURANCE COMPANY,
as an Exiting Lender

By:	/s/ Jeffrey M. Smith
Name: Jeffrey M. Smith
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY,
as an Exiting Lender

By:	/s/ Jeffrey M. Smith
Name: Jeffrey M. Smith
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

ACCORDIA LIFE AND ANNUITY COMPANY, as an Exiting Lender

By:	/s/ Jeffrey M. Smith
Name: Jeffrey M. Smith
Title: Authorized Signatory

Address for notices:

[Credit Agreement Signature Page]

EXHIBIT A

[FORM OF]

COMMITTED LOAN NOTICE

To:	BISF AGENT LLC

345 Park Avenue, 30th Floor

New York, NY 10154

Telephone No.: 212-583-5000

Facsimile No.: 212-583-5749

Email: BISF-CreditNY@Blackstone.com

BISFassetservicing@Blackstone.com

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such teams in the Credit Agreement.

The undersigned Borrower hereby requests a Borrowing of new Loans to be made on the terms set forth below:

(A) Aggregate principal amount of Loans (Class A and Class B) requested:[1]

(B) Aggregate Class A borrowing amount requested:[2]

(C) Aggregate Class B borrowing amount requested:[3]

[1]

Each Borrowing shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000, in excess thereof; provided that any Borrowing for Secondary Draw Term Loan shall be in a minimum principal amount of $5,000,000 or a whole multiple of $100,000 in excess thereof.

[2]	Insert amount equal to the Class A Borrowing Percentage (58.8235294117647%) of the amount referred to in (A)
[3]	Insert amount equal to the Class B Borrowing Percentage (41.1764705882353%) of the amount referred to in (A)

A-1

(D) Location and number of Borrower’s account to which proceeds of Borrowings are to be disbursed:

(E) Date of proposed Borrowing:

The above request complies with the notice requirements set forth in the Credit Agreement.

[The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Committed Loan Notice and on the date of the related Borrowing, the conditions to lending specified in Section 4.02 of the Credit Agreement have been satisfied.]4

APA FINANCE, LLC

By:
Name:
Title:

[4]	Insert bracketed language if the Borrower is requesting a Delayed Draw Term Loan Borrowing.

A-2

EXHIBIT B-1

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

PPN: [•]

[FORM OF]

CLASS A NOTE

New York, New York

[•], 2021

FOR VALUE RECEIVED, the undersigned, APA FINANCE, LLC a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Corporate Trust Office of the Paying Agent (such terms, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto), (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Class A Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date (and any other dates on which interest is payable), interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid aggregate principal amount of all Class A Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extent required by) the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

B-1-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

B-1-2

APA FINANCE, LLC

By:
Name:
Title:

B-1-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/ Interest	Principal Balance of Note	Name of Person Making the Notation

B-1-4

EXHIBIT B-2

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

PPN: [•]

[FORM OF]

CLASS B NOTE

New York, New York

[•], 2021

FOR VALUE RECEIVED, the undersigned, APA FINANCE, LLC a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Corporate Trust Office of the Paying Agent (such terms, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto), (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Class B Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date (and any other dates on which interest is payable), interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid aggregate principal amount of all Class B Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extent required by) the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

B-2-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

B-2-2

APA FINANCE, LLC

By:
Name:
Title:

B-2-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/ Interest	Principal Balance of Note	Name of Person Making the Notation

B-2-4

EXHIBIT C

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:

(a)

[Attached hereto as Exhibit A is the consolidated balance sheet of the Borrower, as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth [in each case in comparative form, the figures for the previous fiscal year,][5] all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification (other than resulting from (x) the impending maturity of any Indebtedness or (y) any actual or prospective breach of any financial covenant contained in any Indebtedness).][6]

(b)

[Attached hereto as Exhibit A is the consolidated balance sheet of the Borrower and its Subsidiaries as of [ ], 20[ ] and in comparative format, the prior fiscal year-end and the related consolidated statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth [in comparative form,][7] the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current fiscal quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth [in each case in comparative form,][8] the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.][9]

[5]	Commencing with the fiscal year ending December 31, 2021.
[6]	To be included if accompanying annual financial statements only.
[7]	Commencing with the fiscal quarter ending March 31, 2020.
[8]	Commencing with the fiscal quarter ending March 31, 2020.
[9]	To be included if accompanying quarterly financial statements only.

(c)

To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default, Event of Default or Early Amortization Event has occurred and is continuing as at the date of such certificate. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

(d)	The following represent true and accurate calculations, as of [__________ __, 20__] (being the last day of the most recently ended Test Period):

(1)	Debt Service Coverage Ratio:

Aggregate Collections=	[ ]
Debt Service=	[ ]
Actual Ratio=	[ ] to 1.00

(2)	LTV Ratio:

Total Outstandings =	[ ]
NPV of Forward Project
Collections =	[ ]
Actual Ratio=	[ ] to 1.00

(3)	Extraordinary Receipts received during such Test Period:

Total Extraordinary Receipts =	[ ]

(4)	Expenses of the Loan Parties that do not constitute Permitted Expenses or Administrative Expenses:

	Total other expenses=	[ ]

(5)	Amount of insurance maintained
	pursuant to Section 6.16:	[ ]

Supporting detail showing all calculations and other amounts (and, in the case of item (4), including the business rationale for such payments) is attached as Schedule I.

If any Lease Services Provider and/or the Maintenance Services Provider of any Project Company has been replaced:

(a)	Aggregate Project Company Expenses for all of the Project Companies (calculated giving effect to such replacement):	[ ]

(b)	Aggregate Project Company Expenses for all of the Project Companies (calculated as if such Lease Services Provider and/or the Maintenance Services Provider for any Project Company not been replaced):	[ ]

(c)	Ratio of (a) to (b):	[ ]

Attached are details of the replacement of such Lease Services Provider or Maintenance Services Provider and calculations of (a), (b) and (c).

(f)	[Attached hereto is the information required by Section 6.02(d) of the Credit Agreement.][10]

[10]

Borrower is required to deliver (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party of the Perfection Certificate or confirming that there has been no change in such information since the later of the Restatement Closing Date or the date of the last such report and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b).

SCHEDULE I

(A)	Debt Service Coverage Ratio: Aggregate Collections to Debt Service

(1)	Aggregate Collections: The aggregate amount of Collections deposited in the Collection Account during such Test Period.[11]

(2)	Debt Service:[12]
The sum of: (a) all scheduled cash interest payable during such period in respect of the Facilities pursuant to Section 9.08(a) of the Credit Agreement; plus
(b) all Amortization Amounts payable during such period in respect of the Facilities pursuant to Section 9.08(a) of the Credit Agreement.
Equals:

	Aggregate Collections to Debt Service	[ ]:1.00
	Early Amortization Event, to the extent then required to be tested[13]	No less than 1.25:1.00
	Covenant requirement, to the extent then required to be tested	No less than 1.10:1.00

(B)	LTV Ratio:

(1)	Total Outstandings:

(2)

NPV of Forward Project Collections:

The present value at such time, computed on such date using a discount rate equal to 6.0% per annum, of all Forward Project Collections, including from the sale of SRECs and other renewable energy credits, of each Project Company, in each case calculated by the Collateral Manager in a manner consistent with the LTV Calculation Spreadsheet and verified by the Administrative Agent in good faith (for the avoidance of doubt, it being understood that (x) such calculation shall be made assuming that a Permitted Buyout is made in respect of each Tax Equity JV at the time that it becomes a Buyout Eligible JV and (y) such Tax Equity JV and all Tax Equity Parties owned by such Tax Equity JV shall thereafter be assumed to be Guarantors hereunder for the purposes of calculating the “Forward Project Collections” applicable thereto)[14]

	LTV Ratio	[ ]:1.00
	[Maximum LTV Ratio: At any time on or prior to December 31, 2023:	80%
	After December 31, 2023 and on or prior to December 31, 2024:	77.5%
	After December 31, 2024:	75.0%]
(C)	Extraordinary Receipts:
[Identify]
(D)	Expenses that do not constitute Permitted Expenses or Administrative Expenses (including business rational) [Identify]

[11]

Solely for purposes of calculating Aggregate Collections for any Test Period that includes any one or more of the Fiscal Quarters ended December 31, 2020, March 31, 2021 and June 30, 2021, Collections shall be deemed to be have been deposited into the Collection Account during such Fiscal Quarter in an amount equal to $12,611,877, $7,146,620 and $14,283,724, respectively.

[12]

For the avoidance of doubt, Debt Service shall not include (i) mandatory prepayments pursuant to the Loan Documents and (ii) any amounts required to be transferred to the Debt Service Reserve Account. Notwithstanding the foregoing, Debt Service for the Fiscal Quarters ended December 31, 2020, March 31, 2021 and June 30, 2021 shall be deemed to be $4,266,116.84, $5,595,788 and $5,597,690, respectively.

[13]	Commencing with the Test Period ending September 30, 2021.
[14]

For any Project Company where Collections received by the related Group Member are delinquent for a period of 180 consecutive days, the Forward Project Collections with respect to such Project Company shall be excluded from clause (B)(2) of the calculation of “LTV Ratio”, until such time as such Collections are current for a period of 90 consecutive days, in each case as reported by the Collateral Manager to the Administrative Agent (and evaluated by the Administrative Agent in good faith), or unless as otherwise agreed by Administrative Agent.

EXHIBIT D

[FORM OF]

SOLVENCY CERTIFICATE

Pursuant to the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), the undersigned hereby certifies, solely in such undersigned’s capacity as [specify chief executive officer, president, vice president, chief financial officer, chief legal officer, treasurer or assistant treasurer or other similar officer or a manager] of the ultimate managing member of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the Transactions, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

a.	The fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b.

The present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c.	The Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d.	The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its Subsidiaries after consummation of the Transactions.

[Signature Page Follows]

D-1

IN WITNESS WHEREOF, the undersigned has executed this certificate in such undersigned’s capacity as [specify chief executive officer, president, vice president, chief financial officer, chief legal officer, treasurer or assistant treasurer or other similar officer or a manager] ultimate managing member of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

APA FINANCE, LLC

By
Name:
Title:

D-2

EXHIBIT E

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein shall have the meanings specified in the Credit Agreement identified below (as amended, modified, refinanced and/or restated from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

Assignee is an Affiliate of [Name of Lender]

Assignee is an Approved Fund of: [Name of Lender]

3.	Borrower: APA Finance, LLC

4.	Administrative Agent: BISF AGENT LLC

5.

Credit Agreement: that certain Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”)

6.	Assigned Interest:

Class A:

Facility Assigned[1]	Aggregate Amount of Commitment/Loans of all Lenders[2]	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Aggregate Commitment/Loans of all Lenders[4]
	$	$	%
	$	$	%
	$	$	%

[1]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Initial Term Loans” or “Delayed Draw Term Loans”). Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[2]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[3]

Except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and shall be in increments of $1,000,000 in excess thereof.

[4]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Class B:

Facility Assigned[5]	Aggregate Amount of Commitment/Loans of all Lenders[6]	Amount of Commitment/Loans Assigned[7]	Percentage Assigned of Aggregate Commitment/Loans of all Lenders[8]
	$	$	%
	$	$	%
	$	$	%

[7.    Trade Date: __________________]9

8.    Effective Date: __________________, 20__10.

[5]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Initial Term Loans” or “Delayed Draw Term Loans”). Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[6]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date

[7]

Except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and shall be in increments of $1,000,000 in excess thereof.

[8]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[10]	To be inserted by the administrative agent and which shall be the effective date of recordation of transfer in the register therefor.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

[Consented to and]11 Accepted:

BISF AGENT LLC,

as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[11]	No consent of the Administrative Agent shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

[Consented to:

APA FINANCE, LLC]12

By:
Name:
Title:

Acknowledged and Received by:

[                     ], Chief Financial Officer

Acknowledged and Received by:

[Blackstone Authorized Signatory]

[12]

No consent of the Borrower shall be required for (i) an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) if an Event of Default has occurred and is continuing or (iii) an assignment of all or a portion of the Loans pursuant to Section 11.07(l) or Section 11.07(m) of the Credit Agreement; provided that the Borrower shall be deemed to have consented to any such assignment of any Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof to a Responsible Officer of the Borrower.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it has reviewed the list of Disqualified Lenders maintained by the Administrative Agent and the Assignee is not a Disqualified Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower or its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender thereunder, (iii) it is not a Defaulting Lender, a natural person or an Affiliated Lender and it has reviewed the list of Disqualified Lenders maintained by the Administrative Agent and the Assignee is not a Disqualified Lender or an Affiliate of a Disqualified Lender, (iv) from and after the Effective Date, it shall be bound by the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.05 or 6.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (vii) if it is not already a Lender under the Credit Agreement, attached to this Assignment and Assumption is an Administrative Questionnaire as required by the Credit Agreement and (viii) the Administrative Agent has received a processing and recordation fee of $3,500 (unless waived or reduced in the sole discretion of the Administrative Agent) as of the Effective Date and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, including its obligations pursuant to Section 3.01 of the Credit Agreement.

2. Payments. From and after the Effective Date, the Paying Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.

3.1 In accordance with Section 11.07 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Assumption, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement with a Commitment/Loan as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Assumption, be released from its obligations under the Credit Agreement (and, in the case that this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 3.01, 11.04 and 11.05 thereof).

3.2 This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed by one or more of the parties to this Assignment and Assumption on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Assumption and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by and interpreted under the law of the state of New York.

EXHIBIT F

[FORM OF]

SECURITY AGREEMENT

[See separately executed document]

AMENDED AND RESTATED GUARANTEE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED GUARANTEE AND SECURITY AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of August 25, 2021, between APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each entity, if any, that becomes a “Subsidiary Guarantor” hereunder as contemplated by Section 7.12 (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder” and, together with the Obligors, the “Pledgors”), U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the parties defined as “Lenders” (the “Lenders”) under the Credit Agreement (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and BISF AGENT LLC, as administrative agent for the parties defined as “Lenders” under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Existing Lenders, the Collateral Agent and the Administrative Agent are parties to that certain Credit Agreement dated as of November 22, 2019 (as modified and supplemented prior to the date hereof, the “Existing Credit Agreement”).

The Lenders, Administrative Agent, have agreed to amend and restate the Existing Credit Agreement by entering into that certain Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders, the Collateral Agent and the Administrative Agent (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans) to be made by such Lenders to the Borrower.

The Borrower is a member of an affiliated group of Persons that includes the Equity Holder and the Subsidiary Guarantors.

The Equity Holder, the Borrower and each Subsidiary Guarantor are the direct or indirect legal and beneficial owners of all of the Pledged Equity more particularly described on Annex 3 attached hereto.

It is a condition precedent to the borrowings under the Credit Agreement that each Subsidiary Guarantor unconditionally guarantee the indebtedness and other obligations of the Borrower to the Lenders under or in connection with the Credit Agreement as set forth herein.

The Equity Holder, as the owner of 100% of the equity interests in the Borrower and each Subsidiary Guarantor, as a Subsidiary of the Borrower, will derive substantial direct and indirect benefits from the making of the Loans to the Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged by the Equity Holder and each Subsidiary Guarantor).

To induce the Lenders to enter into the Existing Credit Agreement and to extend credit thereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the subsidiary guarantors referred to therein, the Collateral Agent and the Administrative Agent entered into that certain Guarantee and Security Agreement dated as of November 22, 2019 (as modified and supplemented prior to the date hereof, the “Existing Guarantee and Security Agreement”).

The parties hereto have agreed to amend and restate the Existing Guarantee and Security Agreement, in order to, among other things, join additional Subsidiary Guarantors as parties hereto.

The Subsidiary Guarantors have agreed to guarantee the Guaranteed Obligations (as hereinafter defined) and each Pledgor has agreed to grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined).

Accordingly, the parties hereto agree that the Existing Guarantee and Security Agreement is amended and restated in its entirety as follows:

Section 1. Definitions, Etc.

1.01 Certain Uniform Commercial Code Terms. As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Farm Products”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Manufactured Home”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Record”, “Supporting Obligation”, “Software” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Instruction”, “Securities Account”, “Security”, “Security Certificate”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02 Additional Definitions. In addition, as used herein:

“Collateral” has the meaning assigned to such term in Section 4.

“Contract” means all written contracts and agreements between any Obligor and any other Person (in each case, whether third party or intercompany) as the same may be amended, extended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, including (i) all rights of any Obligor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Obligor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Obligor to damages arising thereunder and (iv) all rights of any Obligor to terminate and to perform and compel performance of, such contracts and to exercise all remedies thereunder.

“Copyright Collateral” means all Copyrights, whether now owned or hereafter acquired by any Obligor, including each Copyright identified in Annex 4.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Initial Pledged Equity” means the Stock of each Issuer beneficially owned by any Pledgor on the date hereof and identified in Annex 3.

“Insurance” means all property and casualty insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

“Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Obligor in respect of any of the items listed above.

“Issuers” means, collectively, (a) the respective Persons identified on Annex 3 under the caption “Issuer”, (b) any other Person (other than any Tax Equity Party) that shall at any time be a Subsidiary of any Pledgor, and (c) the issuer of any equity securities hereafter owned by any Pledgor.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Patent Collateral” means all Patents, whether now owned or hereafter acquired by any Obligor, including each Patent identified in Annex 4, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto.

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Payment in Full” means the payment in full of the Loans and all other Obligations (other than contingent reimbursement obligations) that are accrued and payable and the termination of the Commitments in accordance with the terms of the Credit Agreement.

“Pledged Debt” means, at any time, collectively, all Promissory Notes (including any intercompany notes), Instruments and Tangible Chattel Paper held by or owing to any Obligor. For the avoidance of doubt Pledged Debt at any time excludes any Excluded Assets at such time.

“Pledged Equity” means, collectively, (i) the Initial Pledged Equity and (ii) all other Stock of any Issuer now or hereafter owned by any Pledgor, together in each case with (a) all certificates representing the same, (b) all Stock, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity, and (c) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Stock of any successor entity of any such merger or consolidation. For the avoidance of doubt, Pledged Equity at any time excludes any Excluded Assets at such time.

“Pledged Project Agreements” means, at any time, collectively, all Material Project Documents to which any Pledgor is a party.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred.

“Receivable” means all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Secured Obligations” means, collectively, (a) in the case of the Borrower, all obligations of the Borrower under the Loan Documents to pay the principal of and interest (including default interest) on the Loans (including the Cashless Roll) and all fees, indemnification payments, premium and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Secured Parties or any of them under the Loan Documents, (b) in the case of the Subsidiary Guarantors, all obligations of the Subsidiary Guarantors in respect of its guarantee under Section 2 and other obligations of the Subsidiary Guarantors under the Loan Documents, (c) all obligations of the Obligors to the Secured Parties or any of them hereunder or any other Loan Document and (d) in the case of each of the foregoing, including all interest thereon and expenses related thereto, including any interest, fees, premium or expenses accruing or arising after the commencement of any case with respect to the Borrower under the Bankruptcy Code or any other Debtor Relief Law (whether or not such interest, fees, premium or expenses are enforceable, allowed or allowable as a claim in whole or in part in such case).

“Swap Obligation” has the meaning set forth in the Credit Agreement.

“Trademark Collateral” means all Trademarks, whether now owned or hereafter acquired by any Obligor, including each Trademark identified in Annex 4, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

1.03 Terms Generally. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in the Credit Agreement), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or otherwise modified from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including” and (h) references to days, months, quarters and years refer to calendar days, months, quarters and years, respectively.

Section 2. Guarantee.

2.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under the Bankruptcy Code or a Debtor Relief Law) of:

(a) the principal of and interest on the Loans made by the Lenders to the Borrower and all fees, indemnification payments, premium (including any Make-Whole Amount, if applicable) and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing or existing to the Lenders, the Collateral Agent or the Administrative Agent by the Borrower under the Credit Agreement and by any Obligor under any of the Loan Documents; and

(b) all other Obligations,

in each case strictly in accordance with the terms thereof and including all interest, fees, premium and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest, fees, premium or expenses are enforceable or allowed as a claim in such proceeding (such obligations being herein collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under the Bankruptcy Code) any of the Guaranteed Obligations strictly in accordance with the terms of any document or agreement evidencing any such Guaranteed Obligations, including in the amounts, in the currency and at the place expressly agreed to thereunder, irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where the Borrower, any Subsidiary Guarantor or any other Person obligated on any such Guaranteed Obligations is located, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.02 Obligations Unconditional. Obligations of the Subsidiary Guarantors under Section 2.01 are primary, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under the Credit Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances and shall apply to any and all Guaranteed Obligations now existing or in the future arising. Without limiting the foregoing, each Subsidiary Guarantor agrees that:

(a) Guarantee Absolute. The occurrence of any one or more of the following shall not affect the enforceability of this Agreement in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of the Subsidiary Guarantors hereunder, or the rights, remedies, powers and privileges of any of the Secured Parties, under this Agreement:

(i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time, place or manner for any performance of or compliance with any of the Guaranteed Obligations shall be amended or extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of the Credit Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall be released or shall fail to be perfected;

(v) any application by any of the Secured Parties of the proceeds of any other guaranty of or insurance for any of the Guaranteed Obligations to the payment of any of the Guaranteed Obligations;

(vi) any settlement, compromise, release, liquidation or enforcement by any of the Secured Parties of any of the Guaranteed Obligations;

(vii) the giving by any of the Secured Parties of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of, the Borrower or any other Person, or to any disposition of any Stock by the Borrower or any other Person;

(viii) any proceeding by any of the Secured Parties against the Borrower or any other Person or in respect of any collateral for any of the Guaranteed Obligations, or the exercise by any of the Secured Parties of any of their rights, remedies, powers and privileges under the Loan Documents, regardless of whether any of the Secured Parties shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

(ix) the entering into any other transaction or business dealings with the Borrower or any other Person; or

(ix) any combination of the foregoing.

(b) Waiver of Defenses. The enforceability of this Agreement and the liability of the Subsidiary Guarantors and the rights, remedies, powers and privileges of the Secured Parties under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Subsidiary Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i) the illegality, invalidity or unenforceability of any of the Guaranteed Obligations, any Loan Document or any other agreement or instrument whatsoever relating to any of the Guaranteed Obligations;

(ii) any disability or other defense with respect to any of the Guaranteed Obligations, including the effect of any statute of limitations, that may bar the enforcement thereof or the obligations of such Subsidiary Guarantor relating thereto;

(iii) the illegality, invalidity or unenforceability of any other guaranty of or insurance for any of the Guaranteed Obligations or any lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for any of the Guaranteed Obligations;

(iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any Subsidiary Guarantor with respect to any of the Guaranteed Obligations;

(v) any failure of any of the Secured Parties to marshal assets, to exhaust any collateral for any of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other Person, or to take any action whatsoever to mitigate or reduce the liability of any Subsidiary Guarantor under this Agreement, the Secured Parties being under no obligation to take any such action notwithstanding the fact that any of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

(vi) any counterclaim, set-off or other claim which the Borrower or any Subsidiary Guarantor has or claims with respect to any of the Guaranteed Obligations, other than Payment in Full or the termination of this Agreement in accordance with its terms;

(vii) any failure of any of the Secured Parties to file or enforce a claim in any bankruptcy, insolvency, reorganization or other proceeding with respect to any Person;

(viii) any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against the Borrower or any other Person, including any discharge of, or bar, stay or injunction against collecting, any of the Guaranteed Obligations (or any interest on any of the Guaranteed Obligations) in or as a result of any such proceeding;

(ix) any action taken by any of the Secured Parties that is authorized by this Section 2.02 or otherwise in this Agreement or by any other provision of any Loan Document, or any omission to take any such action; or

(xi) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than Payment in Full or the termination of this Agreement in accordance with its terms.

(c) Waiver of Set-off and Counterclaim, Etc. Each Subsidiary Guarantor expressly waives, to the fullest extent permitted by law, for the benefit of each of the Secured Parties, any right of set-off and counterclaim with respect to payment of its obligations hereunder, and all diligence, presentment, demand for payment or performance, notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor and all other notices or demands whatsoever, and any requirement that any of the Secured Parties exhaust any right, remedy, power or privilege or proceed against the Borrower under the Credit Agreement or any other Loan Document or any other agreement or instrument referred to herein or therein, or against any other Person, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Subsidiary Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

(d) Other Waivers. Each Subsidiary Guarantor expressly waives, to the fullest extent permitted by law, for the benefit of each of the Secured Parties, any right to which it may be entitled:

(i) that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Guaranteed Obligations prior to any amounts being claimed from or paid by such Subsidiary Guarantor;

(ii) to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against such Subsidiary Guarantor; and

(iii) to have its obligations hereunder be divided among the Subsidiary Guarantors, such that each Subsidiary Guarantor’s obligation would be less than the full amount claimed.

2.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any Subsidiary Guarantor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, insolvency or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on written demand for all reasonable and documented costs and expenses incurred by the Secured Parties to the extent the Borrower would be required to do pursuant to Section 11.04 of the Credit Agreement in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

2.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until Payment in Full they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 2.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. All rights and claims arising under this Section 2.04 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Subsidiary Guarantor as to any payment on account of the Guaranteed Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full in cash of the Guaranteed Obligations. Until Payment in Full, no Subsidiary Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Subsidiary Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Guaranteed Obligations. If any such payment or distribution is received by any Subsidiary Guarantor, it shall be held by such Subsidiary Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Subsidiary Guarantor to the Collateral Agent, in the exact form received and, if necessary, duly endorsed.

2.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under the Credit Agreement may be declared to be forthwith due and payable as provided in Article VIII of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VIII) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 2.01.

2.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

2.07 Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee and is a guaranty of payment and not merely of collection, and shall apply to all Guaranteed Obligations whenever arising.

2.08 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 2.08 shall be subordinate and subject in right of payment to the prior payment in full in cash of the obligations of such Subsidiary Guarantor under the other provisions of this Section 2 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until Payment in Full.

For purposes of this Section 2.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any Stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

2.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 2.01 would otherwise, taking into account the provisions of Section 2.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Subsidiary Guarantor under this Section 2.09 without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

2.10 Indemnity by Borrower. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 2.04), the Borrower agrees that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part the Guaranteed Obligations, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

2.11 Payments. All payments by each Subsidiary Guarantor under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Collateral Agent’s account as provided in Section 2.10 of the Credit Agreement or as shall otherwise be specified by the Collateral Agent, free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes (and each Subsidiary Guarantor hereby agrees to comply with the provisions of Section 3.01 of the Credit Agreement as if said Section 3.01 referred to this Agreement and payments by such Subsidiary Guarantor hereunder).

2.12 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Obligor hereunder to honor all of such Obligor’s obligations under this Agreement in respect of Swap Contract, provided that each Qualified ECP Guarantor shall only be liable under this Section 2.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.12, or otherwise under this Agreement, as it relates to such Obligor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 2.12 shall remain in full force and effect until Payment in Full. Each Qualified ECP Guarantor intends that this Section 2.12 constitute, and this Section 2.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 3. Representations and Warranties. Each Pledgor represents and warrants to the Lenders, the Collateral Agent and the Administrative Agent for the benefit of the Secured Parties that:

3.01 Organizational Matters; Enforceability, Etc. Each Pledgor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement, and the grant of the security interests pursuant hereto, (a) are within such Pledgor’s powers and have been duly authorized by all necessary corporate or other action, (b) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or court, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the security interests created pursuant hereto, (c) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Pledgor or any order of any governmental authority or court binding on such Pledgor or its property, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Pledgor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such person, and (e) except for the security interests created pursuant hereto, will not result in the creation or imposition of any lien, charge or encumbrance on any asset of such Pledgor.

This Agreement has been duly executed and delivered by such Pledgor and constitutes, a legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

None of the Pledgors nor any of their Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

In executing and delivering this Agreement, such Pledgor has (i) without reliance on the Administrative Agent, the Collateral Agent or any Lender, or any information received from the Administrative Agent, the Collateral Agent or any Lender, and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and of the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Guaranteed Obligations, (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower, (iii) has full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents and (iv) not relied and will not rely upon any representations or warranties of the Administrative Agent, the Collateral Agent or any Lender not embodied herein or any acts heretofore or hereafter taken by the Administrative Agent, the Collateral Agent or any Lender (including any review by the Administrative Agent, the Collateral Agent or any Lender of the affairs of the Borrower).

3.02 Title. Such Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 4 and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral, and (b) the Liens expressly permitted by Section 7.01 of the Credit Agreement.

3.03 Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Pledgor as of the date hereof are correctly set forth in Annex 1. Said Annex 1 also correctly specifies for any Pledgor that is not a registered organization or is not organized under any State of the United States (a) the place of business of each Pledgor or, if such Pledgor has more than one place of business, the location of the chief executive office of such Pledgor, or if such Pledgor is an individual, the principal residence of such Pledgor and (b) each location where any financing statement naming any Pledgor as debtor is currently on file. Also set forth in Annex 1 is a description of all the occasions in which any of the Pledgor s has acquired the equity interests of another entity or substantially all the assets of another entity within the past five years (including the exact legal name and jurisdiction of organization of such entity).

3.04 Changes in Circumstances. Such Pledgor has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC), (b) except as specified in Annex 1, heretofore changed its name, (c) except as specified in Annex 2, heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person, or (d) changed its identity or corporate structure within the past five years.

3.05 Pledged Equity. The Initial Pledged Equity constitute (a) 100% of the issued and outstanding Stock of each Issuer beneficially owned by such Pledgor on the date hereof (other than any Stock held in a Securities Account referred to in Annex 5), whether or not registered in the name of such Pledgor. Annex 3 correctly identifies, as at the date hereof, the respective Issuers of the Initial Pledged Equity and (in the case of any corporate Issuer) the respective class and par value of such Stock, whether such Stock is certificated and the respective number of shares of such Stock (and registered owner thereof) represented by each such certificate.

The Initial Pledged Equity is, and all other Pledged Equity in which such Pledgor shall hereafter grant a security interest pursuant to Section 4 will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Stock issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of the respective Issuer thereof, upon the transfer of such Pledged Equity (except for any such restriction contained herein or in the Loan Documents, or under such organizational instruments).

All certificates, agreements or instruments representing or evidencing the Pledged Equity in existence on the date hereof have been delivered to the Collateral Agent in a suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and (assuming continuing possession by the Collateral Agent of all such Pledged Equity) the Collateral Agent has a perfected first priority security interest therein.

3.06 Promissory Notes, Instruments and Tangible Chattel Paper. Annex 3 sets forth a complete and correct list of (a) all Pledged Debt that is evidenced by a promissory note with a principal amount in excess of $250,000 and (b) all other Pledged Debt that, together with all other Pledged Debt evidenced by a promissory note owing to any Loan Party, exceeds an aggregate principal amount of $500,000.

3.07 Intellectual Property. Annex 4, set forth under the name of such Obligor a complete and correct list of all copyright registrations, patents, patent applications, trademark registrations and trademark applications owned by such Obligor on the date hereof (or, in the case of any supplement to said Annex 4, effecting a pledge thereof, as of the date of such supplement).

Except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business that are listed in said Annex 4 (including as supplemented by any supplement effecting a pledge thereof), such Obligor has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in said Annex 4 (as so supplemented), and all registrations listed in said Annex 4 (as so supplemented) are, except as noted therein, in full force and effect.

To such Obligor’s knowledge, (i) except as set forth in said Annex 4 (as supplemented by any supplement effecting a pledge thereof), there is no violation by others of any right of such Obligor with respect to any Copyright, Patent or Trademark listed in said Annex 4 (as so supplemented), respectively, and (ii) such Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings alleging such infringement have been instituted or are pending against such Obligor and no written claim against such Obligor has been received by such Obligor, alleging any such violation, except as may be set forth in said Annex 4 (as so supplemented).

Such Obligor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

3.08 Deposit Accounts, Securities Accounts and Commodity Accounts. Annex 5 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Obligors on the date hereof.

3.09 Commercial Tort Claims. Annex 6 sets forth a complete and correct list of all commercial tort claims of the Obligors in existence on the date hereof.

3.10 Letter-of Credit Rights. Annex 7 sets forth a complete and correct list of all Letters of Credit issued in favor of each Obligor, as beneficiary thereunder, on the date hereof.

3.11 Fair Labor Standards Act. Any goods now or hereafter produced by such Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

3.12 Special Collateral. As of the date hereof, none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) timber to be cut, (5) health care insurance receivables, (6) Government Receivable or (7) aircraft, aircraft engines, satellites, ships or railroad rolling stock. No material portion of the Collateral consists of Motor Vehicles or other goods subject to a certificate of title statute of any jurisdiction.

3.13 Benefit to Each Pledgor. The Pledgors are members of an affiliated group of Persons, and the Pledgors are engaged in related businesses. The guaranty and surety obligations of each Pledgor pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and each Pledgor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Pledgor. Such Pledgor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Secured Obligations and under any of the Security Documents to which it is a party.

3.14 Solvency. Immediately prior to and after and giving effect to the incurrence of the Secured Obligations, such Pledgors, taken as a whole, are and will be Solvent.

3.15 Credit Agreement Representations. Each Pledgor makes the representations and warranties set forth in Article V of the Credit Agreement as they relate to the Pledgors or to the Loan Documents to which any Pledgor is a party, each of which is hereby incorporated herein by reference, and the Administrative Agent and the Collateral Agent shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 3.15, be deemed to be a reference to the Pledgor’s knowledge.

3.16 No Defaults. Each Pledgor is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of its contractual obligations (including, without limitation, its Material Project Documents), and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 4. Collateral.

4.01 Obligor Collateral. As collateral security for the payment in full in cash when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of such Obligor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4.01 being collectively referred to herein as “Obligor Collateral”):

(a) all Accounts, Receivables and Receivables Records;

(b) all As-Extracted Collateral;

(c) all Chattel Paper;

(d) all Collateral Assets;

(e) all Deposit Accounts;

(f) all Documents;

(g) all Equipment;

(h) all Fixtures;

(i) all General Intangibles;

(j) all Goods not covered by the other clauses of this Section 4.01;

(k) the Pledged Equity;

(l) all Instruments, including all Promissory Notes;

(m) all Insurance;

(n) all Intellectual Property;

(o) all Inventory;

(p) all Investment Property, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(q) all Letter-of-Credit Rights;

(r) all Money, as defined in Section 1-201(24) of the NYUCC;

(s) all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Annex 6;

(t) the Pledged Project Agreements;

(u) the Collateral Management Agreement;

(v) all other tangible and intangible personal property whatsoever of such Pledgor; and

(w) all Proceeds of any of the Obligor Collateral, all Accessions to and substitutions and replacements for, any of the Obligor Collateral, and all offspring, rents, profits and products of any of the Obligor Collateral, and, to the extent related to any Obligor Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor),

IT BEING UNDERSTOOD, HOWEVER, that in no event shall the security interest granted under this Section 4.01 attach to any Excluded Assets of any Obligor.

4.02 Equity Holder Collateral. As collateral security for the payment in full in cash when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Equity Holder hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of the Equity Holder’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by the Equity Holder or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4.02 being collectively referred to herein as “Equity Holder Collateral” and, collectively with the Obligor Collateral, the “Collateral”):

(a) the Pledged Equity in the Borrower; and

(b) all Proceeds of any of the Equity Holder Collateral, all Accessions to and substitutions and replacements for, any of the Equity Holder Collateral, and all offspring, rents, profits and products of any of the Equity Holder Collateral, and, to the extent related to any Equity Holder Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Equity Holder or any computer bureau or service company from time to time acting for the Equity Holder).

Section 5. Cash Proceeds of Collateral.

5.01 Withdrawals. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at the direction of the Administrative Agent as provided in the Credit Agreement (a) liquidate any Eligible Investments held in any Collateral Accounts and/or (b) apply or cause to be applied (subject to collection) amounts on deposit in the Collateral Accounts (or proceeds of any liquidated Eligible Investments) to the prepayment of the principal of the Loans in the manner specified in Section 8.04 of the Credit Agreement.

Section 6. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 4, the Pledgors hereby jointly and severally agree with the Collateral Agent and the Administrative Agent for the benefit of the Secured Parties as follows:

6.01 Delivery and Other Perfection. Each Pledgor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or, in the judgment of the Collateral Agent or the Administrative Agent, desirable to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing shall (in all cases subject to the limits of the Collateral and Guarantee Requirements):

(a) if any of the Pledged Equity, Investment Property or Financial Assets constituting part of the Collateral are received by such Pledgor, forthwith (x) deliver to the Document Custodian (on behalf of the Collateral Agent) the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent or the Administrative Agent may reasonably request, all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Collateral Agent or the Administrative Agent may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(b) promptly from time to time deliver to the Document Custodian (on behalf of the Collateral Agent) any and all Instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent or the Administrative Agent may request; provided that (other than in the case of the promissory notes described in Annex 3) so long as no Event of Default shall have occurred and be continuing, such Pledgor may retain for collection in the ordinary course any Instruments received by such Pledgor in the ordinary course of business and the Collateral Agent shall, promptly upon request of such Pledgor (through the Borrower), make appropriate arrangements for making any Instrument delivered by such Pledgor available to such Pledgor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Collateral Agent or the Administrative Agent, against trust receipt or like document);

(c) promptly from time to time enter into such control agreements or consents to assignments of proceeds, each in form and substance reasonably acceptable to the Administrative Agent, as may be required to perfect the security interest created hereby in any and all Deposit Accounts, Investment Property and Letter-of-Credit Rights, and will promptly furnish to the Collateral Agent and the Administrative Agent true copies thereof;

(d) promptly execute and deliver to the Collateral Agent and the Administrative Agent a Trademark Security Agreement substantially in the form of Exhibit A hereto, a Patent Security Agreement substantially in the form of Exhibit B hereto, and/or a Copyright Security Agreement substantially in the form of Exhibit C hereto, as the Collateral Agent or the Administrative Agent may reasonably deem necessary or desirable to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable governmental authority, as applicable;

(e) promptly upon request of the Collateral Agent or the Administrative Agent, cause the Collateral Agent to be listed as the lienholder on any certificate of title or ownership covering any Motor Vehicle (other than Motor Vehicles constituting Inventory) and within 120 days of such request deliver evidence of the same to the Collateral Agent and the Administrative Agent;

(f) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent or the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(g) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Pledgor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Pledgor with respect to the Collateral, all in such manner as the Administrative Agent may require.

6.02 Other Financing Statements or Control. Except as otherwise permitted under Section 7.01 of the Credit Agreement, no Pledgor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties, or (b) cause or permit any Person other than the Collateral Agent to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

6.03 Preservation of Rights. Neither the Collateral Agent nor the Administrative Agent shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

6.04 Special Provisions Relating to Certain Collateral.

(a) Pledged Equity.

(i) The Pledgors will cause the Pledged Equity to constitute at all times (1) 100% of the Stock of each Issuer other than a Foreign Subsidiary then outstanding owned by the Pledgors and (2) in the case of any Issuer that is a Foreign Subsidiary, 65% of the voting Stock of such Issuer and 100% of the Stock of all other classes of capital stock of such Issuer then issued and outstanding owned by the Pledgors.

(ii) So long as no Event of Default shall have occurred and be continuing, the Pledgors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Equity for all purposes not inconsistent with the terms of this Agreement, the Loan Documents or any other instrument or agreement referred to herein or therein, provided that the Pledgors jointly and severally agree that they will not vote the Pledged Equity in any manner that is inconsistent with the terms of this Agreement, the Loan Documents or any such other instrument or agreement, or in any manner adverse to the Lenders’ rights, remedies or interest in any of the Loan Documents; and the Collateral Agent shall execute and deliver to the Pledgors or cause to be executed and delivered to the Pledgors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 6.04(a)(ii).

(iii) Unless and until an Event of Default shall have occurred and be continuing, the Equity Holder shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Equity of the Borrower paid under the Priority of Payments.

(iv) If an Event of Default shall have occurred and be continuing, whether or not the Secured Parties or any of them exercise any available right to declare any Secured Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Equity (other than amounts paid to the Equity Holder under the Priority of Payments) shall be paid directly to the Collateral Agent and retained by it in the Collection Account as part of the Collateral, subject to the terms of this Agreement, and, if the Collateral Agent or the Administrative Agent shall so request in writing, the Pledgors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end.

(v) Each Pledgor hereby expressly authorizes and instructs each issuer of any Pledged Equity pledged hereunder to (i) comply with any instruction received by it from the Collateral Agent or the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Equity directly to the Collateral Agent for the benefit of the Secured Parties.

(b) Intellectual Property.

(i) For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 6.05 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(ii) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.05 of the Credit Agreement that limit the rights of the Obligors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the respective Obligor (through the Borrower), execute and deliver any instruments, certificates or other documents, in the form so requested, that such Obligor (through the Borrower) shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property). Further, upon Payment in Full, the Collateral Agent shall, at the request of the Borrower, grant back to the Obligors (under the documents prepared by the Borrower) the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 6.05 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this clause (ii).

(c) Chattel Paper. Subject to the limits of the Collateral and Guarantee Requirements, the Obligors will (i) deliver to the Collateral Agent each original of each item of Chattel Paper at any time constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Collateral Agent without the consent of the Collateral Agent would violate the rights of the Collateral Agent.

(d) Assignment of Collateral Management Agreement.

(i) The Borrower hereby acknowledges that the grant of the security interest in the Collateral pursuant to Section 4 (the “Grant”) includes all of the Borrower’s estate, right, title and interest in, to and under the Collateral Management Agreement including (1) the right to give all notices, consents and releases thereunder, (2) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (3) the right to receive all notices, accountings, consents, releases and statements thereunder and (4) the right to do any and all other things whatsoever that the Borrower is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Agents shall not have the authority to exercise any of the rights set forth in (1) through (4) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived (so long as the exercise of remedies has not commenced or such Event of Default has been waived following the commencement of the exercise of remedies).

(ii) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Borrower under the provisions of the Collateral Management Agreement or the other documents referred to in paragraph (i) above, nor shall any of the obligations contained in the Collateral Management Agreement or such other documents be imposed on the Agents.

(iii) Upon the occurrence of the Maturity Date (or, if earlier, Payment in Full), the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Collateral from the lien of this Agreement, this assignment and all rights herein assigned to the Collateral Agent for the benefit of the Secured Parties shall automatically cease and terminate and all the estate, right, title and interest of the Collateral Agent in, to and under the Collateral Management Agreement and this Agreement shall no longer be of any force or effect and the other documents referred to in this Section 6.04(d) shall revert to the Borrower and no further instrument or act shall be necessary to evidence such termination and reversion.

(iv) The Borrower represents that the Borrower has not executed any other assignment of the Collateral Management Agreement.

(v) The Borrower agrees that this assignment is irrevocable until Payment in Full or termination of this Agreement in accordance with its terms, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Borrower will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(vi) The Borrower hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(1) The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Agreement and the Credit Agreement applicable to the Collateral Manager subject to the terms of the Collateral Management Agreement.

(2) The Collateral Manager shall acknowledge that the Borrower is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Collateral Agent for the benefit of the Secured Parties.

(3) The Collateral Manager shall deliver to the Agents copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Borrower pursuant to the Collateral Management Agreement, subject to the terms of the Credit Agreement.

(4) Neither the Borrower nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement without complying with the applicable terms thereof.

(5) Except as otherwise set forth therein (including pursuant to Section 17 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available under the Credit Agreement to pay such amounts in accordance with the Priority of Payments. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Borrower for the nonpayment of the fees or other amounts payable by the Borrower to the Collateral Manager under the Collateral Management Agreement until Payment in Full and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period, following Payment in Full. Nothing in this Section 6.04(d) shall preclude, or be deemed to stop, the Collateral Manager (x) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (y) from commencing against the Borrower or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

6.05 Remedies.

(a) Rights and Remedies Generally upon Default. If an Event of Default shall have occurred and is continuing, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i) the Collateral Agent in its discretion may, in its name or in the name of any Pledgor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii) the Collateral Agent may require the Pledgors to notify (and each Pledgor hereby authorizes the Collateral Agent to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Collateral Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Collateral Agent or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by any Pledgor they shall be held in trust by such Pledgor for the benefit of the Collateral Agent and as promptly as possible remitted or delivered to the Collateral Agent for application as provided herein);

(iv) the Collateral Agent may require the Pledgors to assemble the Collateral at such place or places, reasonably convenient to the Collateral Agent and the Pledgors, as the Collateral Agent may direct;

(v) the Collateral Agent may apply each of the Collateral Accounts and any money or other property therein to payment of the Secured Obligations in accordance with the priorities set forth in Credit Agreement;

(vi) the Collateral Agent may require the Pledgors to cause the Pledged Equity to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any of such Pledged Equity is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to respective Pledgor (through the Borrower) copies of any notices and communications received by it with respect to such Pledged Equity); and

(vii) the Collateral Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Collateral Agent (at the instruction of the Administrative Agent) deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale or other disposition under this Section 6.05, including by virtue of the exercise of any license granted to the Collateral Agent in Section 6.04(b), shall be applied in accordance with Section 6.09.

(b) Certain Securities Act Limitations. The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable federal, foreign or state securities laws, or otherwise, the Collateral Agent may determine that a public sale is impracticable, not desirable or not commercially reasonable and may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c) Other acts. Each Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.05 valid and binding and in compliance with all other applicable legal requirements. Each Pledgor further agrees that a breach of any covenant contained in this Section 6.05 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.05 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

(d) Credit Bidding. The Collateral Agent, the Administrative Agent or any Lender may purchase, in any public or private sale conducted under the provisions of the Uniform Commercial Code (including pursuant to sections 9-610 and 9-620 of the Uniform Commercial Code), the provisions of the Bankruptcy Code (including pursuant to section 363 of the Bankruptcy Code) or at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law, all or any portion of the Collateral. The Lenders hereby irrevocably authorize the Collateral Agent, upon the written direction of all (but not less than all) of the Lenders, to submit a bid at a public or private sale in connection with the purchase of all or any portion of the Collateral, in which any of the Secured Obligations owing to the Lenders under the Credit Agreement are used and applied as a credit on account of the purchase price (“Credit Bid”) (in an amount and on such terms as may be directed by the Lenders) and purchase at any such sale (either directly or through one or more acquisition vehicles) all or any portion of the Collateral on behalf of and for the benefit of the Lenders (but not as agent for any individual Lender or Lenders, unless the Required Lenders shall otherwise agree in writing). Each Lender hereby agrees that, except as otherwise provided in the Loan Documents or with the written consent of the Administrative Agent and the other Lenders, it will not exercise any right that it might otherwise have to Credit Bid at any sales of all or any portion of the Collateral conducted under the provisions of the Uniform Commercial Code or the Bankruptcy Code, foreclosure sales or other similar dispositions of Collateral.

(e) Notice. The Pledgors agree that to the extent the Collateral Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten Business Days’ notice shall be deemed to constitute reasonable prior notice.

6.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 6.05 are insufficient to cover the costs and expenses of such realization and to cause the Payment in Full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

6.07 Locations; Names, Etc. Without at least 20 days’ (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) prior written notice to the Collateral Agent and the Administrative Agent, no Pledgor shall (i) change its location (as defined in Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name on Annex 1, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect of any such change described in this clause (iii) would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral.

6.08 Private Sale. The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.05 conducted in a commercially reasonable manner. Each Pledgor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

6.09 Application of Proceeds. Except as otherwise herein expressly provided, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under Section 5 or this Section 6, shall be applied by the Collateral Agent in accordance with Section 8.04 of the Credit Agreement.

6.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of each Pledgor for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 6 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

6.11 Perfection and Recordation. Each Pledgor authorizes the Collateral Agent and the Administrative Agent to file (a) Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of such Pledgor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 4); (b) any Trademark Security Agreement in the form of Exhibit A hereto, Patents Security Agreement in the form of Exhibit B hereto and Copyright Security Agreement in the form of Exhibit C hereto required in order to perfect any Lien granted pursuant to Section 4 in Trademark Collateral, Patent Collateral or Copyright Collateral, respectively; and (c) any forms or other documents required to cause the Collateral Agent to be listed as the lienholder on any certificate of title or ownership covering any Motor Vehicle (other than Motor Vehicles constituting Inventory).

6.12 Termination. Upon the Payment in Full of all Secured Obligations, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent, the Administrative Agent and each Pledgor hereunder shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Pledgor and to be released and canceled all licenses and rights referred to in Section 6.04(b). The Collateral Agent shall also, at the expense of such Pledgor, execute and deliver to the respective Pledgor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Pledgor to effect the termination and release of the Liens on the Collateral as required by this Section 6.12.

6.13 Further Assurances. Each Pledgor agrees that, from time to time upon the written request of the Collateral Agent or the Administrative Agent, such Pledgor will execute and deliver such further documents and do such other acts and things as the Collateral Agent or the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement. The Collateral Agent shall release any Lien covering any asset that has been disposed of pursuant to Section 7.05 of the Credit Agreement.

Section 7. Miscellaneous.

7.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and delivered to the intended recipient at its “Address for Notices” specified beneath its name on the signature pages hereto or, as to any party, at such other address as shall be designated by such party in a notice to each other party or, in the case of the Borrower, the Collateral Agent or the Administrative Agent, pursuant to Section 11.02 of the Credit Agreement. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

7.02 No Waiver. No failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Pledgor, the Collateral Agent and the Administrative Agent (with the consent of the Lenders as specified in Section 11.01 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Secured Parties and each Pledgor.

7.04 Expenses; Indemnification.

(a) The Obligors jointly and severally agree to reimburse each of the Secured Parties for reasonable and documented out-of-pocket costs and expenses incurred by them to the extent the Borrower would be required to do so pursuant to Section 11.04 of the Credit Agreement in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent or the Administrative Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent or the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4.

(b) Each Obligor agrees to pay, and to hold the Collateral Agent, the Administrative Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable and documented costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except Indemnified Taxes and Other Taxes covered in Section 3.01 of the Credit Agreement.

(c) Each Obligor agrees to pay, and to hold the Collateral Agent, the Administrative Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.05 of the Credit Agreement.

(d) The agreements in this Section 7.04 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Pledgor and the Secured Parties (provided that no Pledgor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent).

7.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

7.07 Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York.

(b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Loan Document to which such Pledgor is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party (including, without limitation, the Collateral Agent and the Administrative Agent) may otherwise have to bring any action or proceeding relating to this Agreement against any Pledgor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

7.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.10 Agents and Attorneys-in-Fact. The Collateral Agent and the Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

7.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

7.12 Additional Subsidiary Guarantors. As contemplated by Section 6.11 of the Credit Agreement, certain Subsidiaries of the Borrower formed or acquired after the date hereof, or certain other Subsidiaries not then a party hereto, may be required to become a “Subsidiary Guarantor” under this Agreement, by executing and delivering to the Collateral Agent and the Administrative Agent a Guarantee Assumption Agreement in the form of Exhibit D hereto. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such new Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Obligor” under and for all purposes of this Agreement, and each of the Annexes hereto shall be supplemented in the manner specified in such Guarantee Assumption Agreement.

7.13 Waiver of Immunity. To the extent that any Pledgor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Pledgor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents to which it is a party.

7.14 Judgment Currency. This Agreement relates to credit transactions in which the specification of the amount of payment, place of payment and currency in which payment is to be made, under any document or agreement evidencing any Guaranteed Obligation is of the essence. The obligations of each Obligor under this Agreement and the other Loan Documents to which such Obligor is a party to each Secured Party to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Secured Party may in accordance with normal banking procedures purchase, and transfer to New York, New York, Dollars in the amount originally due to such Secured Party with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 7.14 called the “judgment currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Dollars at New York, New York, with the judgment currency on the Business Day immediately preceding the day on which such judgment is rendered. Each Obligor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify each Secured Party against, and to pay to such Secured Party on demand, in Dollars, the amount (if any) by which the sum originally due to such Secured Party in Dollars hereunder exceeds the amount of the Dollars purchased and transferred as aforesaid.

7.15 Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Obligor and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Obligors and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Collateral Agent for further application in accordance with the provisions of Section 2.12 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Collateral Agent, the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Collateral Agent and the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower, the Collateral Agent and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 7.15 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have.

7.16. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

7.17. The Collateral Agent. It is acknowledged and agreed that the Collateral Agent is entering into this Agreement solely in its capacity as Collateral Agent under the Credit Agreement and in accordance with the consent and authorization of the Administrative Agent as provided in the Credit Agreement. In connection with the execution and delivery of this Agreement, it is understood and agreed that (i) the U.S. Collateral Agent shall have no responsibility for the sufficiency for the Collateral herein or the terms of this Agreement, and no responsibility for the genuineness or value thereof and (ii) in performing any duties and exercising any rights hereunder, the Collateral Agent shall be entitled to all rights, benefits, protections, immunities and indemnities set forth in the Credit Agreement, and such terms are incorporated herein mutatis mutandis. The Borrower, by its acknowledgement to this Agreement, directs the Collateral Agent to execute and deliver this Agreement and agrees that, in so doing, the Collateral Agent shall be entitled to such indemnification and other benefits, protections and immunities set forth in the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Security Agreement to be duly executed and delivered as of the day and year first above written.

APA FINANCE, LLC,
a Delaware limited liability company

By:	APA Finance Holdings, LLC
Its:	Managing Member

By:	Altus Power, Inc.
Its:	Managing Member

By:
Name:	Gregg Felton
Title:	President

APA FINANCE HOLDINGS, LLC,
a Delaware limited liability company

By:	Altus Power, Inc.
Its:	Managing Member

By:
Name:	Gregg Felton
Title:	President

SUBSIDIARY GUARANTORS

[Signature blocks to come]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By
Title:

BISF AGENT LLC, as Administrative Agent

By
Title:

EXHIBIT A

[Form of Trademark Security Agreement]

SHORT-FORM TRADEMARKS SECURITY AGREEMENT

WHEREAS, [NAME OF GRANTOR] (the “Grantor”) has adopted, used, is using, or intends to use, and is the owner of the trademarks and trademark applications listed in the attached Schedule of Registered Trademarks, and the registrations and applications associated therewith;

WHEREAS, the Grantor has contemporaneously with the execution of this Short-Form Trademarks Security Agreement entered into the Amended and Restated Guarantee and Security Agreement dated as of August 25, 2021 (as modified from time to time, the “Security Agreement”), in which the Grantor has granted certain interests in favor of U.S. Bank National Association, as collateral agent (the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein); and

WHEREAS, pursuant to the Security Agreement, the Grantor has agreed with the Collateral Agent, the Administrative Agent (as defined in the Security Agreement) and the Secured Parties to execute this Short-Form Trademarks Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties, to the extent provided in the Security Agreement (the terms and conditions of which are hereby incorporated herein), a security interest in all of its right, title and interest in, to and under all the trademarks, whether now owned or at any time hereafter acquired, of the Grantor that are registered with, or for which applications for registration have been filed with, the United States Patent and Trademark Office, including the trademarks listed on the attached Schedule of Registered Trademarks, and all registrations and pending applications associated therewith (excluding any application for registration of a trademark filed on an intent-to-use basis solely to the extent that the grant of a security interest in any such trademark application would materially adversely affect the validity or enforceability of the resulting trademark registration or result in cancellation of such trademark application), as collateral security for the prompt and complete payment and performance when due of all the Secured Obligations (as defined in the Security Agreement). Notwithstanding the foregoing, in the event of any conflict between this Short-Form Trademarks Security Agreement and the Security Agreement, the Security Agreement shall control.

Date: [________ __], 20[__]

[NAME OF GRANTOR]

By:
Name:
Title:

SCHEDULE OF

REGISTERED TRADEMARKS

EXHIBIT B

[Form of Patent Security Agreement]

SHORT-FORM PATENTS SECURITY AGREEMENT

WHEREAS, [NAME OF GRANTOR] (the “Grantor”) has applied for letters patent and has been granted letters patents in the United States Patent and Trademark Office, and is the owner of the patent applications and patents listed in the attached Schedule of Patents and Patent Applications associated therewith;

WHEREAS, the Grantor has contemporaneously with the execution of this Short-Form Patents Security Agreement entered into the Amended and Restated Guarantee and Security Agreement dated as of August 25, 2021 (as modified from time to time, the “Security Agreement”), in which the Grantor has granted certain interests in favor of U.S. Bank National Association, as collateral agent (the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein); and

WHEREAS, pursuant to the Security Agreement, the Grantor has agreed with the Collateral Agent, the Administrative Agent (as defined in the Security Agreement) and the Secured Parties to execute this Short-Form Patents Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties, to the extent provided in the Security Agreement (the terms and conditions of which are hereby incorporated herein), a security interest in all of its right, title and interest in, to and under all the patents and patent applications whether now owned or at any time hereafter acquired, of the Grantor issued by, or for which applications have been filed with, the United States Patent and Trademark Office, including the patents and applications on the attached Schedule of Patents and Patent Applications, and all related patents and applications thereto, including all reissuances, continuations, continuations-in-part, revisions, extensions, re-examinations thereof, any patents and patent applications claiming priority to said patents and patent applications or from which said patents and patent applications claim priority, and pending applications associated therewith, as collateral security for the prompt and complete payment and performance when due of all the Secured Obligations (as defined in the Security Agreement). Notwithstanding the foregoing, in the event of any conflict between this Short-Form Patents Security Agreement and the Security Agreement, the Security Agreement shall control.

Date: [________ __], 20[__]

[NAME OF GRANTOR]

By:
Name:
Title:

SCHEDULE OF

PATENTS AND PATENT APPLICATIONS

EXHIBIT C

[Form of Copyright Security Agreement]

SHORT-FORM COPYRIGHTS SECURITY AGREEMENT

WHEREAS, [NAME OF GRANTOR] (the “Grantor”) has created or has had created works of original authorship fixed in a tangible medium of which it is the owner of the copyrights listed in the attached Schedule of Registered Copyrights and the registrations, recordings, and applications associated therewith;

WHEREAS, the Grantor has contemporaneously with the execution of this Short-Form Copyrights Security Agreement entered into the Amended and Restated Guarantee and Security Agreement dated as of August 25, 2021 (as modified from time to time, the “Security Agreement”), in which the Grantor has granted certain interests in favor of U.S. Bank National Association, as collateral agent (the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein); and

WHEREAS, pursuant to the Security Agreement, the Grantor has agreed with the Collateral Agent, the Administrative Agent (as defined in the Security Agreement) and the Secured Parties to execute this Short-Form Copyrights Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties, to the extent provided in the Security Agreement (the terms and conditions of which are hereby incorporated herein), a security interest in all of its right, title and interest in, to and under all the copyrights, whether registered or unregistered and whether published or unpublished, now owned or at any time hereafter acquired of the Grantor located in the United States of America, including the copyrights registered with the United States Copyright Office that are listed on the attached Schedule of Registered Copyrights, and all registrations, recordings, and pending applications associated therewith, as collateral security for the prompt and complete payment and performance when due of all the Secured Obligations (as defined in the Security Agreement). Notwithstanding the foregoing, in the event of any conflict between this Short-Form Copyrights Security Agreement and the Security Agreement, the Security Agreement shall control.

Date: [________], 20[__]

[NAME OF GRANTOR]

By:
Name:
Title:

SCHEDULE OF

REGISTERED COPYRIGHTS

EXHIBIT D

[Form of Guarantee Assumption Agreement]

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of ________ __, ____ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ________ [corporation] (the “Additional Subsidiary Guarantor”), in favor of U.S. Bank National Association, as collateral agent for the parties defined as “Lenders” under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

APA FINANCE LLC, a limited liability company duly organized and validly existing under the laws of Delaware (the “Borrower”), the Lenders party thereto, the Collateral Agent and the Administrative Agent referred to therein are parties to the Amended and Restated Credit Agreement dated as of August 25, 2021 (as modified and supplemented and in effect from time to time, the “Credit Agreement”). In connection with the Credit Agreement, the Borrower, the Subsidiary Guarantors referred to therein, the Collateral Agent and the Administrative Agent referred to therein are parties to the Amended and Restated Guarantee and Security Agreement dated as of August 25, 2021 (as modified and supplemented and in effect from time to time, the “Guarantee and Security Agreement”).

Pursuant to Section 7.12 of the Guarantee and Security Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Credit Agreement, and a “Subsidiary Guarantor” for all purposes of the Guarantee and Security Agreement (and hereby supplements each of the Annexes to the Guarantee and Security Agreement in the manner specified in Appendix A hereto). Without limiting the foregoing, the Additional Subsidiary Guarantor hereby:

(a) jointly and severally with the other Subsidiary Guarantors, guarantees to each Secured Party and their respective successors and assigns the prompt payment in full in cash when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 2.01 of the Guarantee and Security Agreement) in the same manner and to the same extent as is provided in Section 2 of the Guarantee and Security Agreement;

(b) as collateral security for the prompt payment in full in cash when due (whether at stated maturity, by acceleration, by liquidation or otherwise) of the Secured Obligations, pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under the Collateral, in each case whether tangible or intangible, wherever located, and whether now owned by it or hereafter acquired and whether now existing or hereafter coming into existence, in the same manner and to the same extent as is provided in Section 4 of the Guarantee and Security Agreement; and

(c) makes the representations and warranties set forth in Article V of the Credit Agreement and in Section 3 of the Guarantee and Security Agreement with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents included reference to this Agreement.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver any opinions to the Secured Parties required to be delivered in connection with the execution and delivery hereof.

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By
Title:

Accepted and agreed:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By
Title:

EXHIBIT G

[FORM OF]

PERFECTION CERTIFICATE

[See separately executed document]

FORM OF

PERFECTION CERTIFICATE

[Date]

Reference is hereby made to (i) that certain Amended and Restated Credit Agreement, dated as of August 25, 2021 (the “A&R Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”). BISF AGENT, LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each Lender from time to time party thereto and (ii) that certain Amended and Restated Guarantee and Security Agreement, dated as of August 25, 2021 (the “A&R Security Agreement”), by and among the Borrower, its Subsidiaries from time to time party thereto (collectively with the Borrower, the “Grantors”), APA FINANCE HOLDINGS, LLC, as Equity Holder, and the Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned in the A&R Credit Agreement or the A&R Security Agreement, as applicable.

As of the date hereof, the undersigned hereby certifies, solely in such undersigned’s capacity as an officer of the ultimate managing member of the Borrower, to the Collateral Agent as follows:

1. Names.

(a) Set forth below the (i) exact legal name of each Grantor, as it appears in its respective articles or certificates of incorporation or organization, certificate of limited partnership, certificate of formation or other organizational document, (ii) the jurisdiction of incorporation or organization of each Grantor, (iii) each jurisdiction in which such Grantor is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company (as applicable) and (iv) the organizational number and federal taxpayer identification number for each Grantor.

Entity Name	Jurisdiction of Organization	Foreign Qualifications	Organizational ID Numbers	Federal Employer Identification Number

(b) Except as set forth below, none of the Grantors has changed its name in the past five years.

(c) Except as set forth below, none of the Grantors does business under another name, such as a trade name or trade style. Each such other name that a Grantor does business under is set forth below.

(d) Except as set forth below, no Grantor has changed its respective organizational structure or been involved in any mergers, consolidations or acquisitions within the past five years. Changes in organizational structure would include reincorporation in a different state or conversion to a different form of entity. For any such change, please indicate (i) the nature of such change and (ii) if applicable, the name of each entity that was merged, consolidated with or acquired by (or whose assets were acquired by) any of the Grantors in such transaction.

In addition, set forth below are acquisitions by the Grantors that have taken place in the past five years, including direct purchases of solar assets, purchase of interests in partnerships, construction of solar assets and purchase of solar equipment.

2. Current Locations. Set forth below is the complete address (including the county) of each Grantor’s chief executive office, specifying in each case whether such location is owned or leased by the Grantor and, if leased, specifying the name and address of the landlord.

Loan Party	Address	County	State	Owned/ Leased?	Landlord

3. UCC Filings. Financing statements have been filed or prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located. Attached hereto as Schedule 3 is a schedule setting forth the filing office in which such filing has been or is to be made.

4. Stock Ownership and Other Equity Items. Attached hereto as Schedule 4 is a schedule setting forth each Grantor’s equity interests in each Subsidiary and whether or not such equity interests are evidenced by certificates.

5. Transmission and Production Assets. Set forth below is each Grantor that is primarily engaged in transmitting or producing electricity, together with the states in which such Grantor maintains such transmission or production assets.

Grantor	States with Transmission or Production Assets

6. Real Property. Set forth below is each location where a Grantor owns or leases real property.

Real Property Owned:

a. Complete address (including county):

b. Lessee’s name and complete address:

c. Whether improved or unimproved:

d. If improved, type of improvements:

e. Use of property:

f. Approximate value:

Real Property Leased:

7. Other Locations. Set forth below is the complete address of each other location where each Grantor keeps any inventory, equipment or other goods under bailment or otherwise (other than the places of business already listed above) specifying the nature of such location, and, if stored under bailment, specifying the name and address of the bailee.

Loan Party	Description of Collateral (Solar Assets)	Address/Location of Collateral	County	State

8. Intellectual Property.

(a) Set forth below is each patent and patent application in which any Grantor has an interest (whether as owner, licensee or otherwise), together with (i) for each patent, (A) the nature of interest, (B) description, (C) the registration number and (D) the issue date or (ii) for each patent application (A) the nature of interest, (B) description or (C) date of application.

(b) Set forth below is each registered trademark and trademark application in which any Grantor has an interest (whether as owner, licensee or otherwise), together with (i) for each registered trademark (A) the nature of interest (e.g., owner, licensee, other), (B) the registered trademark, (C) the registered number, (D) the property covered and (v) the date of registration or (ii) for each trademark application (A) the nature of interest, (B) property covered and (C) date of application.

(c) Set forth below is each copyright and copyright application in which any Grantor has an interest (whether as owner, licensee or otherwise), together with (i) for each copyright, (A) the nature of interest, (B) whether such copyright is registered or unregistered, (C) the copyright number if registered, (D) property covered, (E) date of copyright and (F) the docket number if registered and (ii) for each copyright application, (A) the nature of interest, (B) the copyright to which the application applies, (C) the property covered and (D) the date of application.

9. Deposit Accounts. Set forth below is each deposit account, commodities account, and securities account held by any of the Grantors, including the bank or institution where each such account is located, the account number and the principal purpose of the account.

Loan Party	Type of Account	Name of Bank or Intermediary	Account Name	Account Number

10. Commercial Tort Claims. Set forth below is a list of all commercial tort claims held by each Grantor in excess of $5,000,000.

11. Instruments and Tangible Chattel Paper. Set forth below is a list of all promissory notes, instruments, tangible chattel paper, electronic chattel paper and other evidence of indebtedness in excess of $250,000 held by each Grantor as of the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first written above.

APA FINANCE, LLC

By:	APA Finance Holdings, LLC
Its:	Managing Member

By:	Altus Power America, Inc.
Its:	Managing Member

By:
Name: Gregg Felton
Title: President

[Perfection Certificate Signature Page]

Schedule 3

Filing Office

Grantor	Filing Office

Schedule 4

Equity Interests

Subsidiary	Certificate No.	Ownership Interest (100% Owned Unless Otherwise Noted)

EXHIBIT H

[FORM OF]

LIMITED GUARANTEE AGREEMENT

[See separately executed document]

AMENDED AND RESTATED NON-RECOURSE CARVEOUT GUARANTY AGREEMENT (this “Agreement”) dated as of August 25, 2021, by Altus Power, Inc. (f/k/a Altus Power America, Inc.), a Delaware corporation (“Holdings”), and Altus Power America Holdings, LLC, a Delaware limited liability company (“Parent”, and together with Holdings, the “Guarantors”), in favor of U.S. Bank National Association, a national banking association, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for and on behalf of the Secured Parties (as defined in the Credit Agreement referred to below).

The parties hereto are parties to a Non-Recourse Carve-Out Guarantee dated as of November 22, 2019 (as in effect on the date hereof, the “Existing Limited Guarantee”), entered into in connection with the Existing Credit Agreement (as defined in the Credit Agreement referred to herein).

Pursuant to the Amended and Restated Credit Agreement dated as of August 25, 2021 (as amended, modified, supplemented, restated, amended and restated, refinanced or replaced from time to time, the “Credit Agreement”) among the Borrower, APA Finance Holdings, LLC, as Equity Holder, the Lenders party thereto from time to time, BISF Agent LLC (“BISF”), as administrative agent (in such capacity, the “Administrative Agent”), U.S. Bank National Association, as Collateral Agent, Paying Agent and Document Custodian, and the other parties thereto, the Lenders have made a credit facility available to the Borrower in an initial aggregate principal amount not exceeding, at any date, (a) U.S.$491,321,000.00 of Initial Commitments plus (b) U.S.$11,679,000.00 of Delayed Draw Term Loan Commitments (such credit facility, as may be increased pursuant to Section 2.13 thereof or otherwise, the “Credit Facility”, and the loans thereunder, the “Loans”). The Credit Agreement amends and restates the Existing Credit Agreement referred to therein.

The Guarantors and the Borrower are under common ownership and control. The Guarantors will receive significant benefits by virtue of the transactions under the Credit Agreement and the other Loan Documents.

It is a condition precedent to the amendment and restatement of the Existing Credit Agreement and the extension of the Credit Facility (and it is a material inducement to the Lenders to amend and restate the Existing Credit Agreement make the Loans and for the Administrative Agent and Collateral Agent to enter into the Credit Agreement) that the Guarantors amend and restate the Existing Limited Guarantee and unconditionally guarantee the “Guaranteed Obligations” as hereinafter defined.

Accordingly, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

SECTION 1. NATURE AND SCOPE OF UNDERTAKING

1.1. Undertaking of Obligation.

The Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantee to the Guaranteed Parties (as hereinafter defined) the payment and performance of the Guaranteed Obligations (as herein defined) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby, jointly and severally, irrevocably and unconditionally covenants and agrees that it is fully and personally liable for the Guaranteed Obligations as a primary obligor.

1.2. Definitions.

Terms used herein but not otherwise defined have the meanings given to them in the Credit Agreement. In addition, as used herein:

“Funding Deadline” means, with respect to any Funding Demand, five Business Days following the Guarantors’ receipt of such Funding Demand.

“Funding Demand” means any demand for payment under Section 1.5 or Section 1.8.

“Guaranteed Obligations” means, at any time:

(a) all losses, damages, costs, expenses, liabilities, claims and other obligations incurred by the Guaranteed Parties (including reasonable and documented attorneys’ fees and costs that are documented and reasonably incurred; but excluding special, punitive, indirect or consequential damages (including lost profits) unless actually incurred or payable by a Guaranteed Party), arising out of or in connection with the following:

(1) fraud or intentional material misrepresentation by any of the Sponsor Entities under or in connection with the Loan Documents or the transactions contemplated thereby;

(2) gross negligence or willful misconduct of any Sponsor Entity in connection with the Credit Facility;

(3) any misappropriation by, or on behalf of, any of the Sponsor Entities of funds, including (x) the intentional remittance of any amounts to an account other than the appropriate Collateral Accounts or (y) the use of any funds by, or for the benefit of, any of the Sponsor Entities other than as permitted pursuant to the terms of the Loan Documents; or

(4) except to the extent permitted under the Loan Documents, any transfer of any assets (other than in good faith) from a Group Member to or for benefit of (directly or indirectly) any Sponsor Entity, in each case for less than for reasonably equivalent value; or

(5) breach of any legal requirement mandating the forfeiture by any Group Member of the Collateral, or any material portion thereof, because of the conduct, or purported conduct, of criminal activity by any Sponsor Entity or any of them in connection therewith; or

(6) any material consensual encumbrance being imposed on any or all of the Collateral in violation of the Loan Documents; or

(7) the occurrence of any restructuring of or other changes to the organizational or capital structure (however effected) of the Sponsor Entities, that has the effect of contractually or structurally subordinating (or increasing the level of contractual or structural subordination of) any rights of the Borrower to receive contributions, distributions, dividends or other payments from its Subsidiaries for any reason or that restrict the ability of any Sponsor Entity to make contributions, distributions, dividends or payments to the Borrower; or

(8) the granting (to Group Members, Affiliates or third parties) of any royalties or the issuance of any preferred stock or other preferred interests, including liquidation preferences, that, directly or indirectly, have the effect of materially reducing (x) the amount of contributions, distributions, dividends or other payments to the Borrower from its Subsidiaries or (y) that restrict the ability of any Sponsor Entity to make contributions, distributions, dividends or payments to the Borrower; or

(9) changes in any Tax Equity JV, Tax Equity Documents or other similar arrangements that are not in the ordinary course of business in accordance with past practices prior to the date hereof and that have the effect of materially reducing the amount of contributions, distributions, dividends or other payments to the Borrower from its Subsidiaries or that restrict the ability of any Sponsor Entity to make contributions, distributions, dividends or payments to the Borrower; or

(10) the occurrence of an Event of Default under Section 5.14 or Section 7.08 of the Credit Agreement; and

(b) the entire amount of the Obligations outstanding at such time, in the event of the following:

(1) any Group Member or any Guarantor (each, a “Covered Entity”) voluntarily commences a bankruptcy or other insolvency proceeding or similar proceeding under any Debtor Relief Law; or

(2) an involuntary bankruptcy or other involuntary insolvency or similar proceeding under any Debtor Relief Law is commenced against a Covered Entity and continues undismissed or unstayed for sixty (60) days:

(x) by a Sponsor Entity; or

(y) by any other Person (other than a Guaranteed Party), but only if (in the case of this clause (y)) (I) the Sponsor Entities in bad faith fail to use commercially reasonable efforts to dismiss such proceeding or (II) a Sponsor Entity colluded with any party to cause the filing of such proceeding; or

(3) any breach (in any material respect) of (i) Section 15 of the Borrower’s Amended and Restated Operating Agreement, as amended from time to time, or (ii) Section 6.18 of the Credit Agreement, in each case that results in the substantive consolidation of the assets and liabilities of a Covered Entity with another Covered Entity or with any other Person (but excluding the substantive consolidation of the assets and liabilities of a Loan Party exclusively with those of another Loan Party).

Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the Guaranteed Parties shall not be deemed to have waived any right which any of them may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code (or under any other analogous provisions of any Debtor Relief Law) to file a claim against any Covered Entity (other than the Guarantors) in a case under any Debtor Relief Law for the full amount of the amounts due in respect of the Obligations or to require that all collateral shall continue to secure all of the amounts due in respect of the Obligations in accordance with the Loan Documents.

“Guaranteed Parties” means the Collateral Agent (on behalf of and for the benefit of the Secured Parties) and the Secured Parties.

“Sponsor Entities” means, collectively:

(a) the Borrower;

(b) each of the other Group Members;

(c) Holdings;

(d) Parent;

(e) the Collateral Manager;

(f) the Equity Holder; and

(g) each affiliate and agent of any of the entities referred to in clauses (a) through (f) above.

1.3. Nature of Undertaking.

This Agreement is an irrevocable, absolute, continuing agreement by each Guarantor to indemnify, save and hold the Guaranteed Parties harmless in respect of the Guaranteed Obligations and not a guaranty of collection. This Agreement may not be revoked by any Guarantor and shall continue to be effective with respect to all Guaranteed Obligations arising or created after any attempted revocation by any Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to the Guaranteed Parties with respect to the Guaranteed Obligations. This Agreement may be enforced by the Collateral Agent (acting upon the written direction of the Required Lenders), BISF and the other Guaranteed Parties and shall not be discharged by the assignment or negotiation of all or part of the Loans or any of the other Obligations. This Agreement shall be deemed discharged and the Guarantors shall be released from any and all liability hereunder upon the Payment in Full of the Obligations in accordance with the terms of the Credit Agreement.

1.4. Guaranteed Obligations Not Reduced by Offset.

The parties hereto agree that the Guaranteed Obligations and the liabilities and obligations of the Guarantors to the Guaranteed Parties hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of a Borrower or any other party, against the Collateral Agent, BISF or any other Guaranteed Party, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5. Payment By the Guarantors.

If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, the Guarantors shall, no later than the applicable Funding Deadline following the demand of the Collateral Agent (acting upon the written direction of the Required Lenders), and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to the Collateral Agent at the applicable Corporate Trust Office. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6. No Duty To Pursue Others.

It shall not be necessary for the Collateral Agent, BISF, or any other Guaranteed Party (and the Guarantors hereby waive any rights which the Guarantors may have to require the Collateral Agent, BISF and each other Guaranteed Party), in order to enforce the obligations of the Guarantors hereunder, first to (i) institute suit or exhaust its remedies against a Borrower or others liable on the Loans or on the other Guaranteed Obligations or any other Person, (ii) enforce the Collateral Agent’s or BISF’s rights (or any other collateral agent’s rights) against any Collateral, as applicable, which shall ever have been given to secure the Guaranteed Obligations, (iii) join a Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Agreement, (iv) exhaust any remedies available to the Collateral Agent, BISF, any such other collateral agent or any other Guaranteed Party against any Collateral, as applicable, which shall ever have been given to secure the Guaranteed Obligations, or (v) resort to any other means of obtaining payment of the Guaranteed Obligations. No Guaranteed Party shall be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7. Waivers.

The Guarantors agree to the provisions of the Loan Documents and hereby waive notice of (i) acceptance of this Agreement, (ii) any amendment, extension or restructuring of the Loan Documents, (iii) the execution and delivery by the Group Members and the Collateral Agent of any documents arising under Credit Agreement or any other Loan Documents, as applicable, (iv) the Collateral Agent’s or BISF’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (v) sale or foreclosure (or posting or advertising for sale or foreclosure) of any Collateral for the Guaranteed Obligations, (vi) protest, proof of non-payment or default by a Borrower, any Guarantor or any other obligor or guarantor, or (vii) any other action at any time taken or omitted by the Collateral Agent or BISF and, generally, all demands and notices of every kind in connection with this Agreement, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.8. Payment of Expenses.

In the event that any Guarantor should breach or fail to timely perform any provisions of this Agreement, such Guarantor shall, no later than the applicable Funding Deadline following written demand by the Collateral Agent or BISF, pay the Collateral Agent or BISF, as applicable, all reasonable and documented out-of-pocket costs and expenses (including court costs and reasonable and documented out-of-pocket attorneys’ fees and disbursements) incurred by the Collateral Agent or BISF in the enforcement hereof or the preservation of the Collateral Agent’s or BISF’s rights hereunder. In no event shall the Collateral Agent or BISF be required to pay any of such Guarantor’s costs and expenses in connection with such action or otherwise.

1.9. Effect of Bankruptcy.

In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other Debtor Relief Law, or any judgment, order or decision thereunder, or any agreement, stipulation or settlement, the Collateral Agent, BISF or any other Guaranteed Party must rescind or restore any payment, or any part thereof, received by the Collateral Agent, BISF or such other Guaranteed Party in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Agreement given to any Guarantor by the Collateral Agent, BISF or any other Guaranteed Party, as applicable, shall be without effect, and this Agreement shall remain in full force and effect. It is the intention of the Borrower and the Guarantors that the Guarantors’ obligations hereunder shall not be discharged except by performance of such obligations and then only to the extent of such performance.

1.10. Waiver of Subrogation, Reimbursement and Contribution.

Notwithstanding anything to the contrary contained in this Agreement, the Guarantors hereby unconditionally and irrevocably waive any and all rights each of them may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating any Guarantor to the rights of the Collateral Agent (on behalf of the Secured Parties) or BISF), to assert any claim against or seek subrogation, contribution, indemnification or any other form of reimbursement from the Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by any Guarantor under or in connection with this Agreement or otherwise, in each case until the Obligations have been indefeasibly paid in full.

1.11. The Borrower, Etc.

The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of the Borrower or any interest in the Borrower; and reference to any other “Covered Entity” or “Sponsor Entity” will include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of such other Covered Entity or Sponsor Entity.

SECTION 2. EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

The Guarantors hereby consent and agree to each of the following, and agrees that its obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which any Guarantor might otherwise have as a result of or in connection with any of the following:

2.1. Modifications.

Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Loan Documents or any other document, instrument, contract or understanding among the Borrower and the Guaranteed Parties, or any other parties, pertaining to the Guaranteed Obligations or any failure of the Collateral Agent, BISF or any other Person to notify any Guarantor of any such action.

2.2. Adjustment.

Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Guaranteed Parties to the Group Members, the Equity Holder or any Guarantor.

2.3. Condition of the Group Members or Guarantors.

The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Covered Entity or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Covered Entity; or any sale, lease or transfer of any or all of the assets of any Covered Entity or any changes in the shareholders, partners or members of any Covered Entity; or any reorganization of any Covered Entity.

2.4. Invalidity of Guaranteed Obligations.

The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) a Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from a Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that the Guarantors shall remain liable hereon regardless of whether a Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5. Release of Obligors.

Any full or partial release of the liability of any Group Member in respect of the Guaranteed Obligations, or any part thereof, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by the Guarantors that the Guarantors may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and the Guarantors have not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that the Collateral Agent, BISF or any other Guaranteed Party will look to other parties to pay or perform the Guaranteed Obligations.

2.6. Other Collateral.

The taking or accepting of any other security, collateral, guaranty or other assurance of payment for all or any part of the Guaranteed Obligations.

2.7. Release of Collateral.

Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8. Care and Diligence.

The failure of the Collateral Agent or BISF or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of the Collateral Agent, BISF or any other party (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9. Unenforceability.

The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by the Guarantors that they are not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10. Offset.

The Loans, the other Guaranteed Obligations and the liabilities and obligations of the Guarantors hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of a Borrower or any other party against the Collateral Agent or any other Guaranteed Party, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11. Merger.

The reorganization, merger or consolidation of any Covered Entity into or with any other corporation or entity.

2.12. Preference.

Any payment by the Borrower or any other Group Member to any of the Lenders, the Administrative Agent or any other Guaranteed Party is held to constitute a preference under any Debtor Relief Laws, or for any reason to any of the Lenders, the Administrative Agent or any other Guaranteed Party is required to refund such payment or pay such amount to a Borrower or someone else.

2.13. Other Actions Taken or Omitted.

Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of each Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each Guarantor represents and warrants to the Guaranteed Parties as follows:

3.1. Benefit.

It is under common ownership and control with the Borrower, and has received, or will receive, direct and indirect benefit from the making of this Agreement with respect to the Guaranteed Obligations. The entry into this Agreement is in its best interests.

3.2. Familiarity and Reliance.

It is familiar with, and has independently reviewed books and records regarding, the financial condition of the Group Members and is familiar with the value of any and all Collateral or collateral intended to be created as security for the payment of the Loans or Guaranteed Obligations; however, it is not relying on such financial condition or the Collateral as an inducement to enter into this Agreement.

3.3. No Representation By Collateral Agent, Etc.

No representation or warranty has been made by the Collateral Agent, BISF or any other party to it in order to induce it to execute this Agreement.

3.4. Guarantors’ Solvency, Etc.

As of the date hereof, and immediately after giving effect to this Agreement and the contingent obligation evidenced hereby, it is, and will be, on a consolidated basis with its consolidated group, Solvent.

3.5. Legality.

The execution, delivery and performance by each Guarantor of this Agreement and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any material law, statute or regulation whatsoever to which such Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach (in any material respect) of, any indenture, mortgage, charge, lien, or any contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Agreement is a legal and binding obligation of each Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6. Survival.

All representations and warranties made by each Guarantor herein shall survive the termination hereof.

3.7. Execution and Delivery.

This Agreement has been duly executed and delivered by each Guarantor.

SECTION 4. LIEN SUBORDINATION

4.1. Liens Subordinate.

Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the Group Members’ respective assets securing payment of any amounts at any time owing to any Guarantor shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon the Group Members’ respective assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of such Guarantor, the Collateral Agent or BISF (or any other Person) presently exist or are hereafter created or attach. Without the prior written consent of the Collateral Agent (acting at the direction of the Required Lenders), no Guarantor shall (a) exercise or enforce any creditor’s right it may have against the Group Members, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of the Group Members (if any) held by any Guarantor.

SECTION 5. MISCELLANEOUS

5.1. Waiver.

No failure to exercise, and no delay in exercising, on the part of the Collateral Agent, BISF or any other Person, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Collateral Agent, BISF and the other Guaranteed Parties hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2. Notices.

Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed by first class mail return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by electronic delivery in legible form at the addresses set forth below or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

if to the Guarantors:

Altus Power, Inc.

102 Greenwich Avenue, 3rd Floor

Greenwich, CT 06830

E-mail:             gregg.felton@altuspower.com

Attention:        Gregg Felton

Altus Power America Holdings, LLC

102 Greenwich Avenue, 3rd Floor

Greenwich, CT 06830

E-mail:              gregg.felton@altuspower.com

Attention:         Gregg Felton

if to the Collateral Agent:

U.S. Bank National Association, as Collateral Agent

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

E-mail:              lynora.caufield@usbank.com

Attention:         Global Corporate Trust – APA Finance, LLC

if to BISF:

BISF Agent LLC

345 Park Avenue, 30th Floor

New York, NY 10154

Telephone No.: 212-583-5000

Facsimile No.: 212-583-5749

Email:                 BISF-CreditNY@Blackstone.com

                            BISFassetservicing@Blackstone.com

5.3. Invalid Provisions.

If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.4. Amendments.

This Agreement may be amended only by an agreement in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

5.5. Parties Bound; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided that the Guarantors may not, without the prior written consent of the Collateral Agent (acting at the direction of the Required Lenders) and BISF, assign any of their rights, powers, duties or obligations hereunder. Notwithstanding the foregoing, it is acknowledged and agreed that promptly upon the merger of CBAH Merger Sub II, LLC, a Delaware limited liability company (“CBAH Merger Sub”), and Holdings, CBAH Merger Sub shall assume the obligations of Holdings hereunder pursuant to customary assumption documentation in form and substance reasonably satisfactory to the Administrative Agent.

5.6. Headings.

Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

5.7. Recitals.

The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

5.8. Counterparts.

To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.9. Rights and Remedies.

If any Guarantor becomes liable for any indebtedness owing by any of the Group Members to the Collateral Agent or any other Guaranteed Party, by endorsement or otherwise, other than under this Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of the Collateral Agent, BISF or such other Guaranteed Party hereunder shall be cumulative of any and all other rights that the Collateral Agent, BISF and such other Guaranteed Parties may have against such Guarantor. The exercise by the Collateral Agent, BISF or any other Guaranteed Party of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.10. Governing Law/Venue.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR NEW YORK STATE COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE ADDRESS SET FORTH IN SECTION 5.2 HEREOF. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) Without limiting clause (b) above, each Guarantor hereby appoints and consents to Corporation Service Company (the “Process Agent”) as its agent upon whom process or demands may be served in any action arising out of or based on this Agreement or the transactions contemplated hereby. Either Guarantor may at any time and from time to time vary or terminated the appointment of such Process Agent or appoint an additional process agent; provided that such Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon such Guarantor in respect of this Agreement may be served.

5.11. Waiver of Right To Trial By Jury.

THE GUARANTORS, THE COLLATERAL AGENT AND BISF HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE GUARANTORS, THE COLLATERAL AGENT AND BISF ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

5.12. Reinstatement in Certain Circumstances.

If at any time any payment of the principal of or interest on the Loans or any other amount payable by a Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Borrower, or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

5.13. Third-party Beneficiary.

Each of the Lenders is an expressed third-party beneficiary of this Agreement and can enforce rights hereunder.

5.14. The Collateral Agent.

It is acknowledged and agreed that, in connection with the Collateral Agent’s acceptance of this Agreement and the exercise of its rights hereunder, the Collateral Agent shall be entitled to all of its rights, benefits, protections and immunities set forth in the Credit Agreement.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the Guarantors have caused this Agreement to be executed and delivered as of the date set forth above.

GUARANTOR:

ALTUS POWER, INC.

By:
Name:
Title:

GUARANTOR:

ALTUS POWER AMERICA HOLDINGS, LLC

By:
Name:
Title:

ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

BISF AGENT LLC, as Administrative Agent

By:
Name:
Title:

EXHIBIT I-1

[FORM OF]

AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]27 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]28 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]29 hereunder are several and not joint.]30 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective term loan facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[27]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[28]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[29]	Select as appropriate.
[30]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

I-1-1

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate if the Sponsor or a Non-Debt Fund Affiliate of the Sponsor]

3.	Affiliate Status:

4.	Borrower(s):	APA Finance, LLC

5.	Administrative Agent:	BISF Agent LLC, including any successor thereto, as the administrative agent under the Credit Agreement

6.	Credit Agreement:	the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”)

7.	Assigned Interest:

I-1-2

Class A:

Assignor[s][31]	Assignee[s][32]	Facility Assigned[33]	Aggregate Amount of Commitment/ Loans for all Lenders[34]	Amount of Commitment/ Loans Assigned[35]	Percentage Assigned of Commitment/ Loans[36]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[31]	List each Assignor, as appropriate.
[32]	List each Assignee, as appropriate.
[33]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Affiliated Lender Assignment and Assumption (e.g. “Initial Term Loans” or “Delayed Draw Term Loans”).

[34]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[35]

After giving effect to Assignee’s purchase and assumption of the Assigned Interest, the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders shall not exceed 30% of the principal amount of all Term Loans at such time outstanding (measured at the time of purchase). To the extent any assignment to any Affiliated Lender would result in the aggregate principal amount of all Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, such excess will be void ab initio.

[36]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

I-1-3

Class B:

Assignor[s][37]	Assignee[s][38]	Facility Assigned[39]	Aggregate Amount of Commitment/ Loans for all Lenders[40]	Amount of Commitment/ Loans Assigned[41]	Percentage Assigned of Commitment/ Loans[42]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[8.	Trade Date:	__________________][43]

Effective Date: __________________, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[37]	List each Assignor, as appropriate.
[38]	List each Assignee, as appropriate.
[39]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Affiliated Lender Assignment and Assumption (e.g. “Initial Term Loans” or “Delayed Draw Term Loans”).

[40]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[41]

After giving effect to Assignee’s purchase and assumption of the Assigned Interest, the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders shall not exceed 30% of the principal amount of all Term Loans at such time outstanding (measured at the time of purchase). To the extent any assignment to any Affiliated Lender would result in the aggregate principal amount of all Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, such excess will be void ab initio.

[42]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[43]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

I-1-4

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Accepted:
BISF AGENT LLC,
as Administrative Agent

By:
Name:
Title:

I-1-5

[Consented to]:[44]

APA FINANCE, LLC

By:
Name:
Title:

[44]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

I-1-6

ANNEX 1

TO AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.07(a) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.07(b) of the Credit Agreement), (iii) from and after the Effective Date referred to in this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it acknowledges that [the] [each] Assignor is an Affiliated Lender and may possess material non-public information with respect to the Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 6.01(a) and (b) of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (viii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including but not limited to any documentation required pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

I-1-7

2. Payments. From and after the Effective Date, the Paying Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

I-1-8

EXHIBIT I-2

[FORM OF]

AFFILIATED LENDER NOTICE

BISF Agent LLC

345 Park Avenue, 30th Floor

New York, NY 10154

Telephone No.: 212-583-5000

Facsimile No.: 212-583-5749

Email: BISF-CreditNY@Blackstone.com

BISFassetservicing@Blackstone.com

[Date]

Re:

Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”)

Dear Sir or Madam:

The undersigned (the “Proposed Affiliate Assignee”) hereby gives you notice, pursuant to Section 11.07(l) of the Credit Agreement, that

(a) it has entered into an agreement to purchase via assignment a portion of the Term Loans under the Credit Agreement,

(b) the assignor in the proposed assignment is [_______________],

(c) immediately after giving effect to such assignment, the Proposed Affiliate Assignee will be an Affiliated Lender,

(d) the principal amount of Class A Term Loans to be purchased by such Proposed Affiliate Assignee in the assignment contemplated hereby is $______________,

(e) the principal amount of Class B Term Loans to be purchased by such Proposed Affiliate Assignee in the assignment contemplated hereby is $______________,

(f) the aggregate amount of all Class A Term Loans held by such Proposed Affiliate Assignee and each other Affiliated Lender after giving effect to the assignment hereunder (if accepted) is $[______________],

(g) the aggregate amount of all Class B Term Loans held by such Proposed Affiliate Assignee and each other Affiliated Lender after giving effect to the assignment hereunder (if accepted) is $[______________],

I-2-1

(h) it, in its capacity as a Term Lender under the Credit Agreement, hereby waives any right to bring any action against the Administrative Agent with respect to the Term Loans that are the subject of the proposed assignment hereunder, and

(i) the proposed effective date of the assignment contemplated hereby is [___________, 20__].

I-2-2

Very truly yours,

[EXACT LEGAL NAME OF PROPOSED AFFILIATE ASSIGNEE]

By:
Name:
Title:
Phone Number:
Fax:
Email:

Date:

I-2-3

EXHIBIT J-1

[FORM OF]

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Borrower and the Administrative Agent with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: __, 20[ ]

J-1-1

EXHIBIT J-2

[FORM OF]

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: __, 20[ ]

J-2-1

EXHIBIT J-3

[FORM OF]

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (“Applicable Partners/Members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s or any of its Applicable Partners’/Members’ conduct of a U.S. trade or business.

The undersigned has furnished the Borrower and the Administrative Agent with an Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: __, 20[ ]

J-3-1

EXHIBIT J-4

[FORM OF]

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (“Applicable Partners/Members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no interest payments in connection with any Loan Document are effectively connected with the undersigned’s or any of its Applicable Partners’/Members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with an Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: __, 20[ ]

J-4-1

EXHIBIT K

[FORM OF]

[DRAFT] PAYMENT DATE REPORT

To:	BISF Agent LLC,
as	Administrative Agent

cc:	U.S. Bank National Association,

          as Collateral Agent and Paying Agent

[Date]

Reference is made to the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such teams in the Credit Agreement.

With respect to the [Interest][Quarterly] Payment Date occurring on [____], set forth below is the information required by Section 9.07 of the Credit Agreement:

Section 1.

For Interest Payment Dates:

I. The amount of Collections received during the preceding Due Period:	$__________

II. The amounts [proposed] to be applied under the Interest Payment Date Priority of Payments on such Interest Payment Date, all determined in accordance with the terms and conditions set forth herein and in the other Loan Documents. Payees for each item below are identified on Schedule A hereto (and attach all related Payee Information).

(A) to the payment of taxes of the Borrower, if any, and any governmental fee, including all filing, registration and annual return fees payable by them:	$__________

(B) to the payment of the following amounts in the following priority (without duplication):[1]

[1]	The aggregate amount of payments under clause (B) shall not exceed the Quarterly Cap on any Interest Payment Date during a calendar quarter

(1) accrued and unpaid Administrative Expenses in the order set forth in the definition thereof;	$__________

(2)   on any Interest Payment Date other than the final Interest Payment Date, to the Expense Reserve Account in an amount equal to (a) the Expense Reserve Amount ($100,000) minus (b) the amount on deposit in the Expense Reserve Account at such time

$__________

(C) all due and unpaid Management Fees:[2]	$__________

(D) in the following order of priority:

(1) first, to the applicable Lenders for payment (on a pro rata basis) of accrued interest on the Class A Loans and Commitment Fees on the Class A Loans, in each case due on such Interest Payment Date

Accrued interest on the Class A Loans:	$__________

Commitment Fees on the Class A Loans:	$__________

(2)   second, to the applicable Lenders for payment (on a pro rata basis) of accrued interest on the Class B Loans and Commitment Fees on the Class B Loans, in each case due on such Interest Payment Date;

Accrued interest on the Class B Loans:	$__________

Commitment Fees on the Class B Loans:	$__________

(E) to the Lenders for payment (on a pro rata basis) of all other amounts due and payable on such Interest Payment Date (other than principal of the Loans):	$__________

(F)  the lesser of (x) the Amortization Amount and (y) 100% of remaining cash on deposit in the Payment Account shall be applied (on a pro rata basis as between Class A and Class B, and as between the Initial Term Loans and the Delayed Draw Term Loans) to repay the principal of the Loans

(1) Amortization Amount for the Payment Date:	$__________

(2) Remaining Collections for the Due Period after application through clause (E) above:	$__________

Lesser of (1) and (2):	$__________

(G) Remainder to the Quarterly Payment Date Account.	$__________

[2]	Unless waived by the Collateral Manager (or its designee), which waiver shall be permanent and irrevocable

For Quarterly Payment Dates:

I. The amount deposited into the Quarterly Payment Date Account on the [__________ __, 20__] Interest Payment Date:	$	__________

II. The amounts [proposed] to be applied under the Quarterly Payment Date Priority of Payments on such Quarterly Payment Date, all determined in accordance with the terms and conditions set forth herein and in the other Loan Documents. Payees for each item below are identified on Schedule A hereto (and attach all related Payee Information).

(A) If the Funded DSR is less than the DSRA Amount, an amount equal to the excess of the DSRA Amount over the Funded DSR shall be deposited in the Debt Service Reserve Account.

(1) Funded DSR:	$	__________

(2) DSRA Amount:	$	__________

(3) Excess (if any) of (2) over (1):	$	__________

(4) Amount in (3) (if any) to be deposited in Debt Service Reserve Account:	$	__________

(B) Has an Early Amortization Event has occurred and is then continuing:[3]		[Yes][No]

If No, skip (1) and (2) below. If Yes:

(1) First, to repay the principal of the Class A Loans, until such Early Amortization Event is cured[4] on a pro forma basis or the Class A Loans are repaid in full:[5]	$	__________

(2) Second, to repay the principal of the Class B Loans, until such Early Amortization Event is cured on a pro forma basis or the Class B Loans are repaid in full:[6]	$	__________

(C) to the payment of Permitted Tax Distributions:[7]	$	__________

[3]	Attach Compliance Certificate detailing the calculation of each element of the Early Amortization Event definition in reasonable detail.
[4]

In respect of any cure of an Early Amortization Event, such Early Amortization Event may only be cured if (x) it occurred solely as a result of the LTV Ratio exceeding the Maximum LTV Ratio and (y) after giving effect to such application of cash, the LTV Ratio is less than or equal to the Maximum LTV Ratio.

[5]

Attach calculation of Early Amortization Event tests in reasonable detail. If an Early Amortization Event has occurred, attach calculation showing amount of Class A Loans to be repaid to cure the Early Amortization Events on a pro forma basis.

[6]

If an Early Amortization Event has occurred and amounts remain available to repay Class B, attach calculation showing amount of Class B Loans to be repaid to cure the Early Amortization Events on a pro forma basis.

[7]	Attach calculation in reasonable detail of amount of Permitted Tax Distributions for the period

(D)  To the payment of Administrative Expenses (in the order of priority set forth in the definition thereof) to the extent not paid on the Interest Payment Date relating to such Quarterly Payment Date:

	$	__________

(E)  On any Quarterly Payment Date other than the final Quarterly Payment Date, to the Buyout Reserve Account in an amount equal to (a) the Buyout Reserve Amount at such time minus (b) the amount on deposit in the Buyout Reserve Account at such time:

(1) Buyout Reserve Amount:	$	__________

(2) amount on deposit in the Buyout Reserve Account:	$	__________

(3) Amount in (1) minus amount in (2):	$	__________

(4) To the extent the amount in (3) is a positive number, deposit in the Buyout Reserve Account such amount	$	__________

(F)  All remaining cash on deposit in the Payment Account, at the sole discretion and direction of the Borrower (or the Collateral Manager on its behalf) (i) to be applied to prepay the principal of the Loans pursuant to Section 2.03(a); (ii) to make any Permitted Acquisitions; (iii) to make any Intercompany Investment, Existing Investment or Permitted Buyout; (iv) to be held in the Collection Account and/or (v) if and only if Restricted Payment Conditions are satisfied on such date, to be transferred to the Equity Account or to Holdings (or such other Person designated by the Borrower), in each case, in accordance with such instructions and in such amounts as are specified by the Collateral Manager or Borrower to the Collateral Agent.

(1) Amount of available proceeds remaining after application above:	$	__________

(2) Amount thereof to be applied to prepay the principal of the Loans pursuant to Section 2.03(a):	$	__________

(3) Amount thereof to be applied to make any Permitted Acquisitions:[8]	$	__________

(4) Amount thereof to be applied to make any Intercompany Investment, Existing Investment or Permitted Buyout:[9]	$	__________

(5) Amount to be transferred to the Collection Account:	$	__________

(6) Amount to be transferred to the Equity Account:[10]	$	__________

[8]	Attach statement setting forth details of such Permitted Acquisition
[9]	Attach statement setting forth details of such Intercompany Investment, Existing Investment or Permitted Buyout
[10]	Only if the Restricted Payment Conditions are satisfied

(7) Amount to be transferred to Holdings:[11]	$	__________

(8) Amount to be transferred to other Persons designated by the Borrower:[12]	$	__________

Section 2.

Attached hereto are any necessary tax forms for payees to be paid on the upcoming [Interest][Quarterly] Payment Date.

[11]	Only if the Restricted Payment Conditions are satisfied
[12]	Only if the Restricted Payment Conditions are satisfied

EXHIBIT L

[RESERVED]

L-1

EXHIBIT M

[FORM OF]

NOTICE OF NEW PROJECT

Date: ____ __, ____

To:	BISF Agent LLC,

          as Administrative Agent

Kroll Bond Rating Agency, LLC

Re: APA Finance, LLC - Notice of New Project

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement, dated as of August 25, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among APA FINANCE, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), BISF AGENT LLC, as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, Paying Agent and Document Custodian, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1. Notice of New Project. Pursuant to Section 6.02(l) of the Credit Agreement, the Borrower hereby notifies the Administrative Agent that [name of Project Company] (the “New Project Company”) intends to own, develop, construct or operate [insert description of New Project] (the “New Project”).

2. Certification. The Borrower hereby certifies to the Lenders that the New Project is commercially operational and the Commercial Operation Date has occurred.

3. Service Providers. The relevant [Lease Services Provider][Maintenance Services Provider] is [name of [Lease Services Provider][Maintenance Services Provider]].

3. Attachments. Attached to this notice are:

(a) the Material Project Documents of the New Project, as Annex A; and

(b) the initial Power Purchase Agreement (if applicable), as Annex B.

APA FINANCE, LLC, as Borrower

By:
Name:
Title:

M-1

EXHIBIT N

[FORM OF]

REQUEST FOR RELEASE OF CUSTODY DOCUMENTS

U.S. Bank National Association, as Document Custodian

1719 Otis Way,

Florence, SC 29501

Email: steven.garrett@usbank.com

Attention: Global Trust Services – APA Finance, LLC

RE:

Amended and Restated Credit Agreement dated as of August 25, 2021 among APA Finance, LLC, as Borrower; APA Finance Holdings, LLC, as Equity Holder; the Lenders party thereto; BISF Agent LLC, as Administrative Agent; and U.S. Bank National Association, as Collateral Agent, Paying Agent and Document Custodian. The terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined.

Ladies and Gentleman:

Pursuant to Section 10.17 of the Credit Agreement, the [Borrower][Collateral Manager] hereby directs the release of the Custody Documents related to the Collateral listed below.

Collateral

In connection with such release, the [Borrower][Collateral Manager] further directs that such Custody Documents be delivered to the following address:

Delivery Instructions – Address Needed

The [Borrower][Collateral Manager] hereby certifies that the conditions set forth in the Credit Agreement for the foregoing release of Custody Documents are satisfied.

[APA FINANCE, LLC], as Borrower

By:
Name:
Title:
Date:

N-1

[ALTUS POWER AMERICA MANAGEMENT, LLC], as Collateral Manager

By:
Name:
Title:
Date:

CONSENTED AND APPROVED BY:

BISF AGENT LLC, as Administrative Agent

By:
Name:
Title:
Date:

N-2